----------------------------------------------



                           LOAN AND SECURITY AGREEMENT

                 ----------------------------------------------


                            FLEET RETAIL FINANCE INC.

                                      AGENT

                   FOR THE TRANCHE A LENDERS REFERENCED HEREIN

                                       AND

                          BACK BAY CAPITAL FUNDING LLC

                                TRANCHE B LENDER

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                                 LECHTERS, INC.,
                          DEBTOR & DEBTOR-IN-POSSESSION

                                  LEAD BORROWER

                       FOR THE BORROWERS REFERENCED HEREIN
                      EACH A DEBTOR & DEBTOR-IN-POSSESSION

                                       AND

                           THE GUARANTORS PARTY HERETO

                 ----------------------------------------------

                                  MAY 22, 2001


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
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                                TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS...........................................................................................2
ARTICLE II - THE REVOLVING CREDIT AND TRANCHE B LOAN FACILITY....................................................43
   2.1    Establishment of Revolving Credit and Tranche B Loan Facility..........................................43
   2.2    Advances in Excess of Borrowing Base...................................................................47
   2.3    Risks of Value of Collateral...........................................................................47
   2.4    Loan Requests..........................................................................................48
   2.5    Making of Loans........................................................................................50
   2.6    SwingLine Loans........................................................................................51
   2.7    The Loan Account.......................................................................................52
   2.8    Notes..................................................................................................54
   2.9    Payment of Loans.......................................................................................55
   2.10   Interest Rates.........................................................................................57
   2.11   Agent's Fee............................................................................................60
   2.12   UpFront Fee; Tranche B Commitment Fee..................................................................60
   2.13   Line (Unused) Fee; Annual Facility Fee.................................................................60
   2.14   Early Termination Fees.................................................................................61
   2.15   Concerning Fees........................................................................................62
   2.16   Agent's and Lenders' Discretion........................................................................62
   2.17   Procedures For Issuance of L/C's.......................................................................63
   2.18   Fees For L/C's.........................................................................................65
   2.19   Concerning L/C's.......................................................................................66
   2.20   Changed Circumstances..................................................................................69
   2.21   Increased Costs/Taxes..................................................................................71
   2.22   Lenders' Commitments...................................................................................74
   2.23   Concerning Joint and Several Liability of the Borrowers................................................76
   2.24   Lechters, Inc. as Lead Borrower........................................................................80
ARTICLE III - CONDITIONS PRECEDENT...............................................................................81
   3.1    Corporate Due Diligence................................................................................81
   3.2    Opinion................................................................................................82
   3.3    Additional Documents...................................................................................82
   3.4    Officers' Certificates.................................................................................82
   3.5    Representations and Warranties.........................................................................83
   3.6    Minimum Excess Availability............................................................................83
   3.7    All Fees and Expenses Paid.............................................................................83
   3.8    No Event of Default....................................................................................83
   3.9    No Adverse Change......................................................................................84
   3.10   Delivery of Notices....................................................................................84
   3.11   Repayment..............................................................................................84
   3.12   Bankruptcy.............................................................................................84
ARTICLE IV - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES...................................................86
   4.1    Payment and Performance of Liabilities.................................................................86
   4.2    Due Organization - Corporate Authorization - No Conflicts..............................................86
   4.3    Trade Names............................................................................................88
   4.4    Infrastructure.........................................................................................89
   4.5    Borrowing Order/Use of Proceeds/Default Under Other Indebtedness.......................................89
   4.6    Locations..............................................................................................90
   4.7    Title to Assets........................................................................................94
   4.8    Indebtedness...........................................................................................94
   4.9    Repayment of 5.00% Notes...............................................................................95
   4.10   Insurance Policies.....................................................................................95

   4.11   Licenses...............................................................................................97
   4.12   Leases.................................................................................................98
   4.13   Requirements of Law....................................................................................98
   4.14   Maintain Collateral....................................................................................99
   4.15   Pay Taxes.............................................................................................100
   4.16   No Margin Stock.......................................................................................102
   4.17   ERISA.................................................................................................102
   4.18   Hazardous Materials...................................................................................103
   4.19   Litigation............................................................................................104
   4.20   Dividends, Investments, Repurchases and Debt Retirement...............................................104
   4.21   Loans.................................................................................................106
   4.22   Protection of Assets..................................................................................107
   4.23   Line of Business......................................................................................108
   4.24   Affiliate Transactions................................................................................108
   4.25   Additional Assurances.................................................................................108
   4.26   Adequacy of Disclosure................................................................................109
   4.27   No Restrictions on Liabilities........................................................................110
   4.28   Other Covenants.......................................................................................111
   4.29   Security Documents....................................................................................111
   4.30   Return of Property....................................................................................112
   4.31   Bankruptcy Proceedings................................................................................112
ARTICLE V - FINANCIAL REPORTING AND PERFORMANCE COVENANTS.......................................................112
   5.1    Maintain Records......................................................................................112
   5.2    Access to Records.....................................................................................113
   5.3    Immediate Notice to Agent.............................................................................115
   5.4    Borrowing Base Certificate............................................................................117
   5.5    Monthly Collateral Reports............................................................................117
   5.6    Monthly Financial Reports.............................................................................117
   5.7    Quarterly Financial Reports...........................................................................118
   5.8    Annual Reports........................................................................................118
   5.9    Officers' Certificates................................................................................119
   5.10   Inventories, Appraisals, and Audits...................................................................120
   5.11   Additional Financial Information......................................................................122
   5.12   Financial Performance Covenants.......................................................................123
ARTICLE VI - USE AND COLLECTION OF COLLATERAL...................................................................123
   6.1    Use of Inventory Collateral...........................................................................123
   6.2    Inventory Quality.....................................................................................124
   6.3    Adjustments and Allowances............................................................................124
   6.4    Validity of Accounts..................................................................................124
   6.5    Notification to Account Debtors.......................................................................125
ARTICLE VII - CASH MANAGEMENT; PAYMENT OF LIABILITIES...........................................................125
   7.1    Depository Accounts...................................................................................125
   7.2    Credit Card Receipts..................................................................................126
   7.3    The Concentration, Blocked, and Operating Accounts....................................................126
   7.4    Proceeds and Collection of Accounts...................................................................127
   7.5    Payment of Liabilities................................................................................128
   7.6    The Operating Account.................................................................................130
ARTICLE VIII - GRANT OF SECURITY INTEREST.......................................................................130
   8.1    Grant of Security Interest............................................................................130
   8.2    Extent and Duration of Security Interest..............................................................131
   8.3    Delivery of Instruments, etc..........................................................................132
   8.4    Concerning Revised Article 9 of the Uniform Commercial Code...........................................133
   8.5    Leasehold and Real Estate Interests...................................................................136
ARTICLE IX - AGENT AS BORROWERS' AND GUARANTORS' ATTORNEY-IN-FACT...............................................137
   9.1    Appointment as Attorney-In-Fact.......................................................................137
   9.2    No Obligation to Act..................................................................................138

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ARTICLE X - EVENTS OF DEFAULT...................................................................................139
   10.1   Failure to Pay Revolving Credit or Tranche B Loan.....................................................139
   10.2   Failure To Make Other Payments........................................................................139
   10.3   Failure to Perform Covenant or Liability (No Grace Period)............................................139
   10.4   Failure to Perform Covenant or Liability (Grace Period)...............................................141
   10.5   Misrepresentation.....................................................................................141
   10.6   Default Under Other Debt; Breach of Lease.............................................................141
   10.7   Default Under Other Agreements........................................................................141
   10.8   Uninsured Casualty Loss...............................................................................142
   10.9   Judgment; Restraint of Business.......................................................................142
   10.10  Business Failure......................................................................................142
   10.11  Reserved..............................................................................................143
   10.12  Indictment; Forfeiture................................................................................143
   10.13   Foreign Proceeding...................................................................................143
   10.14  Challenge to Loan Documents...........................................................................144
   10.15  Change in Control.....................................................................................144
   10.16  Reserved..............................................................................................144
   10.17  Reserved..............................................................................................144
   10.18  Failure to Comply.....................................................................................144
   10.19  Changes in Borrowing Order............................................................................144
   10.20  Plan of Reorganization................................................................................145
   10.21  Approval of Senior Claims or Liens....................................................................145
   10.22  Termination of Agent's Security Interests.............................................................145
   10.23  Interim Borrowing Order...............................................................................145
   10.24  Final Borrowing Order.................................................................................145
   10.25  Appointment of Trustee or Examiner....................................................................145
   10.26  Dismissal or Conversion of Case.......................................................................145
   10.27  Relief from Stay......................................................................................145
   10.28  Guarantors............................................................................................146
   10.29  Discharge of Pre-Petition Indebtedness................................................................146
   10.30  Cash Collateral.......................................................................................146
   10.31  Adequate Protection...................................................................................146
ARTICLE XI - RIGHTS AND REMEDIES UPON DEFAULT COLLATERAL........................................................146
   11.1   Rights of Enforcement.................................................................................147
   11.2   Sale of Collateral....................................................................................147
   11.3   Occupation of Business Location.......................................................................149
   11.4   Grant of Nonexclusive License.........................................................................149
   11.5   Assembly of Collateral................................................................................150
   11.6   Rights and Remedies...................................................................................150
ARTICLE XII - NOTICES...........................................................................................150
   12.1   Notice Addresses......................................................................................151
   12.2   Notice Given..........................................................................................152
ARTICLE XIII - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS......................................................152
   13.1   Revolving Credit Funding Procedures...................................................................152
   13.2   SwingLine Loans.......................................................................................153
   13.3   Agent's Covering of Fundings..........................................................................154
   13.4   Ordinary Course Distributions: Revolving Credit.......................................................157
ARTICLE XIV- ACCELERATION AND LIQUIDATION.......................................................................159
   14.1   Acceleration Notices..................................................................................159
   14.2   Acceleration Notice by the Tranche B Lender...........................................................159
   14.3   Mandatory Acceleration Right of Tranche B Lender......................................................159
   14.4   Acceleration..........................................................................................161
   14.5   Initiation of Liquidation.............................................................................161
   14.6   Actions At and Following Initiation of Liquidation....................................................161
   14.7   Agent's Conduct of Liquidation........................................................................162

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

   14.8   Distribution of Liquidation Proceeds..................................................................162
   14.9   Relative Priorities To Proceeds of Liquidation........................................................163
ARTICLE XV - THE AGENT..........................................................................................164
   15.1   Appointment of Agent..................................................................................164
   15.2   Responsibilities of Agent.............................................................................165
   15.3   Concerning Distributions By the Agent.................................................................166
   15.4   Dispute Resolution....................................................................................168
   15.5   Distributions of Notices and of Documents.............................................................168
   15.6   Confidential Information..............................................................................169
   15.7   Reliance by Agent.....................................................................................169
   15.8   Non-Reliance on Agent and Other Lenders...............................................................169
   15.9   Indemnification.......................................................................................171
   15.10  Resignation of Agent..................................................................................171
ARTICLE XVI - ACTION BY AGENT; CONSENTS; AMENDMENTS; WAIVERS....................................................173
   16.1   Administration of Credit Facilities...................................................................173
   16.2   Actions Requiring Consent or Direction of Majority Lenders............................................174
   16.3   Actions Requiring Consent or Direction of SuperMajority Lenders.......................................174
   16.4   Actions Requiring or Directed By Unanimous Consent....................................................175
   16.5   Actions Requiring SwingLine Lender Consent............................................................177
   16.6   Tranche B Lender Consent..............................................................................177
   16.7   Actions Requiring Agent's Consent.....................................................................178
   16.8   Miscellaneous Actions.................................................................................178
   16.9   Nonconsenting Tranche A Lenders.......................................................................179
ARTICLE XVII ASSIGNMENTS AND PARTICIPATIONS.....................................................................181
   17.1   Assignments and Assumptions by Lenders................................................................181
   17.2   Participations........................................................................................185
   17.3   Pledges To Federal Reserve Banks......................................................................185
ARTICLE XVIII - TERM............................................................................................185
   18.1   Termination of Revolving Credit.......................................................................185
   18.2   Effect of Termination.................................................................................186
ARTICLE XIX - GENERAL...........................................................................................186
   19.1   Protection of Collateral..............................................................................186
   19.2   Successors and Assigns................................................................................187
   19.3   Severability..........................................................................................187
   19.4   Amendments; Course of Dealing.........................................................................187
   19.5   Power of Attorney.....................................................................................189
   19.7   Costs and Expenses of Agent and Of Lenders............................................................189
   19.8   Copies and Facsimiles.................................................................................190
   19.9   New York Law..........................................................................................191
   19.10  Consent to Jurisdiction...............................................................................191
   19.11  Indemnification.......................................................................................192
   19.12  Rules of Construction.................................................................................193
   19.13  Intent................................................................................................195
   19.14  Right of Set-Off......................................................................................195
   19.15  Maximum Interest Rate.................................................................................196
   19.16  Waivers...............................................................................................196
   19.17  Pre-Petition Loan Agreement and Related Documents.....................................................197
   19.18  Counterparts..........................................................................................199

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


LIST OF EXHIBITS
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EXHIBIT 1         Local Disbursement Account
EXHIBIT 2.4(b)    Form of Revolving Credit Loan Request
EXHIBIT 2.6(c)    Form of SwingLine Note
EXHIBIT 2.8       Form of Revolving Credit Note
EXHIBIT 2.8(b)    Form of Tranche B Note
EXHIBIT 2.17 (a)  Letters of Credit issued under Pre-Petition Loan Agreement
EXHIBIT 3.3(1)    Pledge Agreement
EXHIBIT 4.2       State of Organization
EXHIBIT 4.3       Trade Names / Related Entities
EXHIBIT 4.6(a)    Executive Office and Other Locations
EXHIBIT 4.6(c)(1) Form of Landlord Waiver
EXHIBIT 4.7       Permitted Encumbrances
EXHIBIT 4.8       Indebtedness
EXHIBIT 4.10      Schedule of all insurance policies owned by the Borrowers
EXHIBIT 4.12      Capital Leases
EXHIBIT 4.15      Taxes
EXHIBIT 4.19      Litigation
EXHIBIT 4.25      Certain Properties
EXHIBIT 5.4       Borrowing Base Certificate
EXHIBIT 5.5       Monthly Collateral Reports
EXHIBIT 5.11(c)   Business Plan
EXHIBIT 7.1       Depository Accounts
EXHIBIT 7.2       Credit Card Arrangements
EXHIBIT 17.1      Tranche A Assignment and Acceptance
EXHIBIT 17.2      Tranche B Assignment and Acceptance
SCHEDULE A        List of Borrowers
SCHEDULE B        Schedule of Lenders' Commitments

                                            FLEET RETAIL FINANCE INC.
LOAN AND SECURITY AGREEMENT                 AGENT

                                                                    May 22, 2001

          THIS AGREEMENT is made among

          FLEET RETAIL FINANCE INC., (in such capacity, herein the "AGENT") a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the benefit of (i) the "Tranche A Lenders", on a Tranche A Pro Rata basis, based upon each Tranche A Lender's Commitment Percentage, who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future shall include those Persons (if any) who become "Tranche A Lenders" in accordance with the provisions of Section 2.22(c) below and (ii) the Tranche B Lender and those Persons (if any) who in the future become a "Tranche B Lender " in accordance with the provisions of Section 2.22(e) below;

          Each of the Tranche A Lenders identified on the signature pages of this Agreement;

          BACK BAY CAPITAL FUNDING LLC, a Delaware limited liability company, with offices at 40 Broad Street, Boston, Massachusetts 02109 (the "Tranche B Lender");

          Each of the corporations described on Schedule A of this Agreement, each a Debtor and Debtor-in-Possession in the Proceeding pending before the Bankruptcy Court (collectively the "Borrowers" and except in the case of Lechters, Inc., the "Subsidiaries", and each individually, a "BORROWER" and except in the case of Lechters, Inc., a "Subsidiary"), each of which has its principal executive offices at One Cape May Street, Harrison, NJ 07029;

          LECHTERS, INC., a New Jersey corporation, which is a Debtor and Debtor-in-Possession in the Proceeding pending before the Bankruptcy Court, with its principal executive offices at One Cape May Street, Harrison, New Jersey 07029 (the "LEAD BORROWER" and the "PARENT", as well as a "Borrower");

          and

          HARRISON INVESTMENT CORP., a Delaware corporation, COOKS CLUB, INC., a New Jersey corporation, REGENT GALLERY, INC., a New Jersey corporation, and SIMPLE SOLUTIONS OF NJ, INC., a New Jersey corporation, each of which is a Debtor and Debtor-in-Possession in the Proceeding pending before the Bankruptcy Court, with its principal executive offices at One Cape May Street, Harrison, New Jersey 07029 (the "GUARANTORS").

          in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

ARTICLE I - DEFINITIONS:

          As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

          "5.00% NOTES": The Parent's 5.00% Convertible Subordinated Debentures due September 27, 2001.

          "ACCELERATION": With respect to any Indebtedness, its becoming due and payable prior to its stated maturity. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

          "ACCELERATION NOTICE": Written notice as follows:

               (a) From the SuperMajority Lenders, as provided in Section 14.1.

               (b) From the Tranche B Lender, as provided in Section 14.2.

               The Agent shall provide copies of any Acceleration notice to each Lender.

          "ACCEPTABLE CREDIT CARD RECEIVABLES": Those Accounts that from time to time are due and owing to each Borrower on a non-recourse basis from major credit card processors that are acceptable to the Agent, which processors include, without limitation, Visa, MasterCard, Discover and American Express.

          "ACCEPTABLE IN-TRANSIT INVENTORY": That portion of the Borrowers'
               Inventory (without duplication as to Acceptable L/C Inventory or Acceptable Prepaid Inventory), title or document of title to which has passed to a Borrower and which has been shipped from a foreign location to one of the Borrowers' warehouses PROVIDED THAT

                   (a) Such Inventory is of such type, character, qualities and quantities as the Agent in its discretion from time to time determines to be Acceptable Inventory;

                   (b) The documents which relate to such shipment name the
               Agent as consignee of the subject inventory and the Agent has control over the documents which evidence ownership of the subject Inventory (such as by providing a Customs Brokers Agreement to the Agent); and

                   (c) Such Inventory has not yet been delivered to one of
               Borrowers' warehouses and has been in transit from the applicable foreign location for no more than 45 calendar days.

          "ACCEPTABLE INVENTORY": Such of the Borrowers' Inventory, at such locations, and of such types, character, qualities and quantities, as the Agent in its sole discretion from time to time determines to be acceptable Collateral for Borrowing Base purposes, including Acceptable L/C Inventory, Acceptable Prepaid Inventory, and Acceptable In-Transit Inventory, as to which the Agent has a perfected security interest that is prior and superior to all claims and Encumbrances (other than Permitted Encumbrances, subject to the Agent's right to establish Reserves therefor). Without limiting the foregoing, "Acceptable Inventory" shall NOT include: (i) any non-merchandise Inventory (such as labels, bags and purchasing materials) and (ii) damaged goods, return to vendor merchandise, packages, consigned inventory and other similar categories.

          "ACCEPTABLE L/C INVENTORY": That portion of the Borrowers' Inventory
               (without duplication as to Acceptable In-Transit Inventory or Acceptable Prepaid Inventory), the purchase of which is supported by a documentary L/C then having an expiry within sixty (60) days of the issuance of such L/C, PROVIDED THAT

                   (a) Such Inventory is of such types, character, qualities and quantities
               as the Agent in its discretion from time to time determines to be Acceptable Inventory; and

                   (b) The documentary L/C supporting such purchase names the
               Agent as consignee of the subject Inventory and the Agent has control over the documents which evidence ownership of the subject Inventory (such as by providing a Customs Brokers Agreement to the Agent).

          "ACCEPTABLE PREPAID INVENTORY": That portion of the Borrowers'
               Inventory (without duplication as to Acceptable In-Transit Inventory or Acceptable L/C Inventory), but in no event to exceed Inventory with a value (at Cost) of in excess of Four Million Dollars ($4,000,000): (i) for which the Borrowers have paid in full and in cash and title or document of title which has passed to the Borrowers, (ii) the purchase of which is subject to an order for merchandise Inventory of a category currently in or planned to be in the Borrowers' merchandise assortment (so long as it is consistent with the Borrowers' line of business as conducted on the date of this Agreement); (iii) which is scheduled to be delivered to the Borrowers within thirty (30) days after the order was placed; and (iv) for which the Borrowers have provided documents and detail required by the Agent from time to time, PROVIDED THAT such Inventory is of such types, character, qualities and quantities as the Agent in its discretion from time to time determines to be Acceptable Inventory.

          "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; and all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

          "ACH": Automated clearing house.

          "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

          "AFFILIATE": With respect to any two Persons, a relationship in which
               (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or
               (b) one has, directly or indirectly, the right, under ordinary circumstances, to elect a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (c) the same third Person holds, directly or indirectly, not less than Twenty Five percent (25%) of their respective capital stock, beneficial interests, partnership interests or other equity interests; or has directly or indirectly the right to elect the majority of directors of both such parties.

          "AGENCY AGREEMENT": Collectively and individually: (a) the
               Pre-Petition Agency Agreement; and (b) any other agreement between a Borrower and an inventory purchaser or other party for the liquidation of the Borrowers' assets.

          "AGENT": Defined in the Preamble.

          "AGENT FEE LETTER": Defined in Section 2.11.

          "AGENT'S COVER": The amount which the Agent makes available to the Borrowers, as provided in Section 13.3(c)(i), below, on behalf of a Tranche A Lender that was obligated to provide such amount to the Agent in accordance with this Agreement.

          "AGENT'S FEE": Defined in Section 2.11.

          "AGENT'S RIGHTS AND REMEDIES": Defined in Section 11.6.

          "ASSIGNING LENDER": Defined in Section 17.l(a).

          "ASSIGNMENT AND ACCEPTANCE": Defined in Section 17.1(b).

          "AVAILABILITY": Defined in Section 2.l(c)(i).

          "AVAILABILITY DEFAULT": The breach by Borrowers of Section 5.12(a) hereof for three (3) consecutive days.

          "AVAILABILITY RESERVES": Such reserves as the Agent from time to time determines in the Agent's discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

               (i) Rent for: (x) any location (other than stores permitted to be closed under Section 4.6(b)(iv) hereof) for which rent is past due, any grace period has passed and a notice of rent default has been received by the Borrower, provided, that such reserves shall not exceed the amount of rent that is past due for said location; (y) any location in which a lien for such rent is not avoidable under 11 U.S.C. ss. 545(3); and (z) any location at any time upon the occurrence and continuance of an Event of Default.

               (ii) In-store customer credits, which shall initially be 50% of that amount reflected on the Borrowers' Consolidated general ledger.

               (iii) Gift Certificates, which shall initially be 50% of that amount reflected as such on the Borrowers' Consolidated general ledger.

               (iv)  Frequent Shopper Programs, which shall initially be zero.

               (v) Layaways and Customer Deposits, which shall initially be zero.

               (vi) Taxes and other governmental charges as estimated or calculated by the Agent with reasonable particularity (and notice to the Lead Borrower), including ad valorem, personal property, and other taxes which will have priority over the security interests of the Agent in the Collateral, which initially shall be zero.

               (vii) L/C Landing Costs.

               (viii) Payables arising or incurred Post-Petition (based upon payables which are past the Borrowers' normal trade terms).

               (ix)  Reserved.

          "BANKRUPTCY CODE": Title 11 U.S.C., as amended from time to time.

          "BANKRUPTCY COURT": The United States Bankruptcy Court for the
               Southern District of New York or any other court having jurisdiction over the Proceedings.

          "BASE": The Prime Rate announced from time to time by Fleet National
               Bank (or any successor in interest to Fleet National Bank). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Agent, in good faith, designates as the functional equivalent to said Prime Rate. Any change in Base shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on the basis of whose rate or index Base is being set. In all events, interest that is determined by reference to Base (or any successor to Base) shall be calculated on a 360 day year and actual days elapsed.

          "BASE MARGIN": During the first year of this Agreement: One Percent
               (1%). Effective as of the first anniversary date of the Closing Date, as determined pursuant to Section 2.10(e) and the Margin Pricing Grid set forth therein.

          "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

          "BASE MARGIN RATE": The aggregate of Base plus the Base Margin per annum.

          "BLOCKED ACCOUNT": A DDA over which the Agent has sole dominion and control pursuant to a Blocked Account Agreement.

          "BLOCKED ACCOUNT AGREEMENT": A tri-party agreement in a form acceptable to the Agent, among the Lead Borrower (or the Borrower named on the DDA), the Agent and the depository institution at which the Lead Borrower (or such other Borrower) maintains one or more DDAs, providing for the Agent's dominion and control over such DDAs.

          "BORROWER": Defined in the Preamble.

          "BORROWER DEFAULT": Any Borrowing Base Default, Availability Default,
               Tranche B Payment Default or General Default.

          "BORROWING BASE": Defined in Section 2.1(b)(ii).

          "BORROWING BASE DEFAULT": Any time that the unpaid balance of the Loan
               Account (excluding the outstanding amount of the Tranche B Loans) plus the then stated amount of all L/Cs shall exceed the Borrowing Base.

          "BORROWING ORDER": The Interim Borrowing Order or the Final Borrowing
               Order, whichever is then in effect.

          "BUSINESS DAY": Any day (with any references herein to time of day requirements meaning such times based on Eastern time) other than
               (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Agent is not open to the general public to conduct business.

          "BUSINESSPLAN": The Borrower's business plan annexed hereto as EXHIBIT
               5.11 and any revision, amendment, or update of such business plan, provided such revision, amendment or update has been accepted in writing by Agent.

          "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities for leaseholds, leasehold improvements, real property, furniture and equipment, to the extent such expenditures must be capitalized in accordance with GAAP, and net of amounts reimbursed by Landlords.

          "CAPITAL EXPENDITURE CAP": Defined in Section 5.12(b).

          "CAPITAL LEASE": Any lease which must be capitalized in accordance with GAAP.

          "CHANGE IN CONTROL": The occurrence of any of the following:

                    (a) The acquisition, by any group of persons (within the
               meaning of the Securities Exchange Act of 1934, as amended) or by any Person (other than any shareholder currently holding or controlling 20% or more of the issued and outstanding capital stock of the Parent, and any members of such shareholder's immediate family, or any trust or other entity established by such shareholder or shareholder's family member or members for estate or tax planning purposes or any group of Persons of which such shareholder's family members, trust or other entity has a controlling interest) of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 50% or more of the issued and outstanding capital stock of the Parent having the right, under ordinary circumstances, to vote for the election of directors of the Parent.

                    (b) More than half of the persons who were directors of the
               Parent on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of such Twelve (12) month periods commencing with the first day of the month in which this Agreement was executed) cease (for any reason other than death, disability or retirement) to be directors of the Parent, and the board of directors as thereafter constituted is not acceptable to Agent.

          "CHAPTER 11 CASE": The case or cases initiated by the Proceedings.

          "CHATTEL PAPER": Has the meaning given that term in the UCC.

          "CLOSING DATE": Defined in Article III.

          "COLLATERAL": Defined in Section 8.1, as supplemented by Sections 8.4 and 8.5.

          "COLLATERAL REPORTS": Defined in Section 5.5.

          "COMMITMENT": Subject to Section 16.1(d) (which provides for
               Permissible Overloans) with respect to each Lender of a particular tranche of Loans (either Tranche A Loans or Tranche B Loans, as the case may be), such Lender's "DOLLAR COMMITMENT" and "COMMITMENT PERCENTAGE" of such tranche of Loans as set forth on Schedule B to this Agreement or assigned to such Lender in accordance with Section 17.1 (which provides for Assignments and Assumption of Commitments and/or Loans), and (a) as to the Tranche A Lenders, collectively, the "Tranche A Commitment" shall be the aggregate amount of the Tranche A Dollar Commitments of all Tranche A Lenders, the maximum amount of which shall not exceed $80,000,000.00 (provided however that for the purposes of the calculation of Availability, and not for the calculation of fee or other purposes, it shall not exceed $46,000,000 prior to the entry of the Final Order) and (b) as to the Tranche B Lender, the "Tranche B Commitment" shall be the Tranche B Dollar Commitment of $6,000,000.

          "CONCENTRATION ACCOUNT": The deposit account established by Agent over which the Agent has sole dominion and control and into which all contents of the DDA's and Blocked Accounts shall be transferred on a daily basis, as provided in Sections 7.3 and 7.4 of this Agreement.

          "CONSENT": Actual consent given by the Lender from whom such consent is sought; or the passage of seven (7) Business Days from the receipt by a Lender of written notice from the Agent of a proposed course of action to be followed by the Agent without the Agent having received from such Lender written notice of that Lender's objection to such course of action, PROVIDED THAT the Agent may rely on such passage of time as consent by a Lender only if the Agent's notice specifically states that consent will be deemed to have been given if no objection is received within such time period.

          "CONSOLIDATED": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement, or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the corporations which constitute the Parent and its Subsidiaries.

          "COST": The lower of

                    (a) the calculated cost of Inventory purchases, as
               determined from invoices received by the Borrowers and reflected in the Borrowers' Consolidated purchase journal or stock ledger, based upon the Borrowers' accounting practices in effect on the date on which this Agreement was executed; AND

                    (b) the cost equivalent of the lowest ticketed or promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrowers' accounting system), determined in accordance with the retail method of accounting and reflecting the Borrowers' historic business practices.

                    "Cost" does not include inventory capitalization costs or
               other non-purchase price charges (such as outbound freight to the store location) used in the Borrowers' calculation of cost of goods sold.

          "COSTS OF COLLECTION": Includes, without limitation, all reasonable fees and reasonable out-of-pocket expenses of the Agent's attorneys, and all reasonable out-of-pocket costs incurred by the Agent including, without limitation, reasonable out-of-pocket costs and expenses associated with travel on behalf of the Agent, which costs and expenses are directly or indirectly related to or in respect of the Agent's: administration and management of the Liabilities; negotiation, documentation, interpretation and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or any of the Agent's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). Following the occurrence of any Event of Default, "Costs of Collection" also includes all reasonable fees and reasonable out-of-pocket expenses of counsel for the Lenders IT BEING UNDERSTOOD that Costs of Collection for the Tranche A Lenders shall be limited to the reasonable fees of a single counsel for all Tranche A Lenders but that Costs of Collection also shall include the reasonable fees and reasonable out-of-pocket expenses of separate counsel for the Tranche B Lender.

          "CREDIT CARD ADVANCE RATE": Eighty-five percent (85%).

          "CUSTOMS BROKERS AGREEMENT": A tri-party agreement in form satisfactory to the Agent, among the Lead Borrower or any Borrower, a customs broker and the Agent, in which the customs broker acknowledges that the Agent has control over the documents evidencing ownership of the subject Inventory and agrees, upon notice from the Agent, to hold and dispose of the subject Inventory solely as directed by the Agent.

          "DDA": Any checking or other demand deposit account maintained by any of the Borrowers, other than a Local Disbursement Account.

          "DELINQUENT TRANCHE A LENDER": Defined in Section 13.3(c).

          "DELINQUENT TRANCHE B LENDER" A Tranche B Lender that fails to fund the Tranche B Loan within one (1) Business Day notice from the Agent that all conditions precedent to the making of such Tranche B Loan have been satisfied.

          "DEPOSIT ACCOUNT": Any checking or other demand deposit account maintained by any of the Borrowers or Guarantors, as the case may be.

          "DOCUMENTS": Has the meaning given that term in the UCC.

          "DOCUMENTS OF TITLE": Has the meaning given that term in Section
               1-201(15) of the UCC.

          "DOLLAR COMMITMENT": As set forth in the definition of "Commitment" above.

          "ELIGIBLE TRANCHE A ASSIGNEE": A bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300,000,000.00, or any Affiliate of any Tranche A Lender.

          "ELIGIBLE TRANCHE B ASSIGNEE": As long as no Event of Default has occurred and is continuing, any Person that is consented to by Lead Borrower as provided in Section 17.1(h) or any Affiliate of any Tranche B Lender and, if an Event of Default has occurred and is continuing, any Person.

          "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

          "ENCUMBRANCE": Any of the following:

                    (a) Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to grant any of the foregoing); the interest of a lessor under a Capital Lease; a conditional sale or other title retention agreement; a sale of accounts receivable or chattel paper; or any other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property, assets, income or profits of another Person or which constitutes an interest in property to secure an obligation, regardless of whether consensual or non-consensual or whether arising by way of agreement, operation of law, legal process or otherwise.

                    (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

          "END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of all Lenders to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

          "ENVIRONMENTAL LAWS": All of the following:

                    (a) Any and all federal, state, local or municipal laws,
               rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                    (b) The common law relating to damage to Persons or property from Hazardous Materials.

          "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other tangible goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrowers' or Guarantors' business, and any and all accessions or additions thereto, and substitutions therefor.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE": Any Person that is (i) under common control with the Borrowers within the meaning of Section 400l of ERISA or (ii) is part of a group including the Borrowers or the Parent and that would be treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended.

          "EURODOLLAR BUSINESS DAY": Any day that is both a Business Day and a day on which the principal market in Eurodollars in which Fleet National Bank or its successors participate is open for dealings in United States Dollar deposits.

          "EURODOLLAR LOAN": Any Revolving Credit Loan bearing interest at a
               Eurodollar Rate.

          "EURODOLLAR MARGIN": During the first year of this Agreement: 275 basis points. Effective as of the first pricing adjustment pursuant to Section 2.10(e) following the first anniversary date of the Closing Date, as determined pursuant to the applicable section of the Margin Pricing Grid.

          "EURODOLLAR OFFER RATE": With respect to any Eurodollar Loan, the rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Agent to be the highest prevailing rate per annum at which deposits in U.S. Dollars are offered to Fleet National Bank, by first-class banks in the Eurodollar market in which Fleet National Bank participates, at or about 10:00 AM (Boston Time) two (2) Eurodollar Business Days before the first day of the Interest Period for such Eurodollar Loan, for a deposit in approximately the amount of such Eurodollar Loan, for a period of time approximately equal to such Interest Period.

          "EURODOLLAR RATE": The rate per annum (calculated on a 360 day year and actual days elapsed) equal to the Eurodollar Offer Rate PLUS the Eurodollar Margin PROVIDED THAT, in the event that it is determined by the Agent that any Tranche A Lender may be subject to the Reserve Percentage, the "Eurodollar Rate" shall mean, with respect to any Eurodollar Loans then outstanding (from the date on which that

               Reserve Percentage first became applicable to such Eurodollar Loans), and with respect to all Eurodollar Loans thereafter made for as long as the Reserve Percentage shall be applicable to a Tranche A Lender, an interest rate per annum equal to the sum of
               (a) plus (b), where:

                    (a) is the decimal equivalent of the following fraction:

                              Eurodollar Offer Rate
                              ---------------------
                           1 minus Reserve Percentage

                    (b) is the applicable Eurodollar Margin.

          "EVENTS OF DEFAULT": Defined in Article 10. Each reference herein to an "Event of Default" is to an Event of Default that has occurred and is continuing and has not been duly waived by the requisite Lenders or by the Agent, as applicable (as to which due waiver, see Section 16.2 through 16.7). In the event of such due waiver, the so-called Event of Default shall be deemed never to have occurred (other than with respect to any Costs of Collection for which the Borrowers are obligated to reimburse the Agent or the Lenders, unless such reimbursement obligation has also been duly waived).

          "FINAL BORROWING ORDER": A Borrowing Order entered by the Bankruptcy
               Court after opportunity for a final hearing in accordance with Fed. R. Bankr. Pro. 4001(c)(2), together with such amendments, supplements, modifications, and restatements as are approved by the Agent in writing and entered by the Bankruptcy Court after notice and a hearing.

          "FIXTURES": Has the meaning given that term in the UCC.

          "FRF": Fleet Retail Finance Inc. and any successor thereof.

          "GAAP": Principles which are consistent with those promulgated or adopted by the

               Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to the accounting period in respect of which reference to GAAP is being made, PROVIDED, HOWEVER, that in the event of a Material Accounting Change, unless otherwise specifically agreed to by the Lenders, (a) the Lead Borrower's compliance with the financial performance covenants imposed pursuant to Section 5.12 hereof (if applicable) shall be determined as if such Material Accounting Change had not taken place and (b) the Lead Borrower shall include, with its monthly, quarterly and annual financial statements a schedule, certified by its chief financial officer, on which the effect of such Material Accounting Change on such statements shall be described.

          "GENERAL DEFAULT": The occurrence of an Event of Default, other than an Event of Default which constitutes a Borrowing Base Default, Availability Default, or a Tranche B Payment Default.

          "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrowers; credit memoranda in favor of the Borrowers; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrowers to enforce the foregoing; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor and related documentation), computer records, databases, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductor chips and printouts; trade secrets, copyrights, copyrightable materials, copyright registrations and applications, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; registrations and applications for registration of the foregoing; letter of credit rights, including, without limitation the proceeds of letters of credit, whether or not written; and all other intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrowers or credit extended or services performed, by the Borrowers, whether intended for an individual customer or the general business of the Borrowers, or used or useful in connection with research and development by the Borrowers.

          "GOODS": Has the meaning given that term in the UCC.

          "GUARANTIES": The Guaranty agreements executed and delivered by each of the Guarantors dated as of even date herewith.

          "GUARANTORS": Harrison Investment Corp., a Delaware corporation, Cooks
               Club, Inc., a New Jersey corporation, Regent Gallery, Inc., a New Jersey corporation, and Simple Solutions of NJ, Inc., a New Jersey corporation, each or which is a debtor and debtor-in-possession in the Proceedings.

          "HAZARDOUS MATERIALS": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances or petroleum products that are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

          "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                    (a) Money borrowed (including any indebtedness which is
               non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay;

                    (b) Any letter of credit or acceptance transaction,
               including, without limitation, the Stated Amount of all outstanding letters of credit and acceptances issued for the account of such Person, and (without duplication) any amounts for which such Person would be obligated to provide reimbursement or for which such person is liable in connection with a letter of credit or acceptance transaction;

                    (c) The provision of recourse in connection with the sale or discount
               of accounts receivable or chattel paper of such Person;

                    (d) On account of recourse or repayment obligations with
               respect to deposits or advances.

                    (e) As lessee under Capital Leases. "Indebtedness" also
               includes:

                         (x) Indebtedness of others secured by an Encumbrance on
                    any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                         (y) Any guaranty, endorsement, suretyship or other
                    undertaking pursuant to which such Person may be liable on account of any obligation of another Person.

                         (z) The Indebtedness of a partnership or joint venture
                    in which such Person is a general partner or joint venturer, for which indebtedness such Person is liable.

          "INDEMNIFIED PERSON": Defined in Section 19.11.

          "INOPERATIVE SUBSIDIARY": A Subsidiary that at all times has no liabilities of any kind (other than fees or franchise taxes relating to any such Subsidiary's corporate or entity subsistance) and no assets other than the right to use in its corporate name a trademark used by the Borrowers in connection with the conduct of their business.

          "INSTRUMENTS": Has the meaning given that term in the UCC.

          "INTEREST PAYMENT DATE": With reference to:

                    (a) Each Base Margin Loan: the first Business Day of each
               month, the Termination Date, and the End Date.

                    (b) Each Eurodollar Loan: the last day of the Interest
               Period relating thereto, the Termination Date and the End Date.

                    (c) The Tranche B Loan: the first Business Day of each
               month, the Termination Date and the End Date.

          "INTEREST PERIOD":

                    (a) With respect to each Eurodollar Loan: Subject to
               Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, such Eurodollar Loan and ending on the day that corresponds numerically to such date, one (1), two (2), or three (3) months thereafter, as the Lead Borrower may elect by notice to the Agent.

                    (b) The setting of Interest Periods is in all instances
               subject to the following:

                         (i) Any Interest Period for a Eurodollar Loan which
                    would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless that succeeding Eurodollar Business Day is in the next calendar month, in which event such Interest Period shall end on the last Eurodollar Business Day of the month during which the Interest Period ends.

                         (ii) Subject to Subsections (iii) and (iv) below, any
                    Interest Period applicable to a Eurodollar Loan that begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends shall end on the last Eurodollar Business Day of the month during which that Interest Period ends.

                         (iii) Any Interest Period that would otherwise end
                    after the Termination Date shall end on the Termination
                    Date.

                         (iv) No Interest Period applicable to a Eurodollar Loan
                    may be less than one (1) month.

                         (v) There shall be no more than six (6) Interest
                    Periods applicable to Eurodollar Loans in effect at any one time.

          "INTERIM BORROWING ORDER": A Borrowing Order entered by the Bankruptcy
               Court prior to the date of the making of the first advance hereunder in accordance with Fed. R. Bankr. Pro. 4001(c).

          "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrowers or Guarantors, or used or consumed or to be used or consumed in the Borrowers' or Guarantors' business; Goods in transit; returned, repossessed and rejected Goods; and all Documents (whether or not negotiable) which represent any of the foregoing.

          "INVENTORY ADVANCE RATE": The following percentages during the periods of each calendar year indicated in the chart below:

               ---------------------------------------------------
                          Period                  Percentage
               ---------------------------------------------------

               ---------------------------------------------------
                   January 1 - August 31              74%
               ---------------------------------------------------
                   September 1 - December 31          80%
               ---------------------------------------------------

          "INVENTORY APPRAISAL CAP": 85% of the Net Liquidation Value.

          "INVENTORY RESERVES": Such reserves as may be established from time to time by the Agent in the Agent's reasonable discretion (using a methodology disclosed to and after consultation with, the Lead Borrower) with respect to the determination of the merchantability, at Retail, of the Acceptable Inventory, or which reflect such other factors as affect the market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                    (i) Obsolescence (determined based upon Inventory on hand beyond a given number of days).

                    (ii)   Seasonality.

                    (iii) Shrinkage (including any amount required to bring Inventory in line with Borrowers' historical stock ledger shrinkage reserve, to the extent that the Borrowers' stock ledger shrinkage reserve is lower than its last 12 months historical stock ledger shrinkage reserve).

                    (iv)   Change in Inventory character.

                    (v)    Change in Inventory composition

                    (vi)   Change in Inventory mix.

                    (vii)  Markdown (both permanent and point of sale).

                    (viii) Retail markdowns and markups inconsistent with prior period practice and performance; industry standards; the Business Plan; or advertising calendar and planned advertising events.

                    (ix)   Return to Vendors.

                    (x)    Damage.

          "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

          "ISSUER": The issuer of any L/C.

          "LANDLORDSTATE": Initially Washington, Virginia, and Pennsylvania, and such other states in which a landlord's claim for rent has priority over the Security Interests of the Agent in the Collateral.

          "L/C": Any letter of credit, the issuance of which is procured by the Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

          "L/C LANDING COSTS": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

          "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which any Borrower is entitled to the use or occupancy of any space.

          "LEASEHOLD INTEREST": Any interest of the Borrowers as lessee under any Lease.

          "LENDERS": The Tranche A Lenders and the Tranche B Lender collectively and individually.

          "LIABILITIES" (in the singular, "Liability"): All and each of' the following arising under the Loan Documents, whether now existing or hereafter arising:

                    (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrowers to the Agent or to any Lender, of every kind, nature, and description.

                    (b) Each obligation to repay any loan, advance,
               indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrowers to the Agent or any Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of' any cause of action which the Agent or any Lender may hold against the Borrowers.

                    (c) All notes and other obligations of the Borrowers now or hereafter assigned to or held by the Agent or any Lender, of every kind, nature, and description.

                    (d) All interest, fees, and charges and other amounts which may be charged by the Agent or any Lender to the Borrowers and/or which may be due from the Borrowers to the Agent or any Lender from time to time.

                    (e) All costs and expenses incurred or paid by the Agent or any Lender in respect of any agreement between the Borrowers and the Agent or any Lender or instrument furnished by the Borrowers to the Agent or any Lender (including, without limitation, Costs of Collection, reasonable attorneys' fees, and all court and litigation costs and expenses).

                    (f) Any and all covenants of the Borrowers to or with the
               Agent or any Lender and any and all obligations of the Borrowers to act or to refrain from acting in accordance with any agreement between the Borrowers and the Agent or any Lender or instrument furnished by the Borrowers to the Agent or any Lender.

                    (g) Each of the foregoing as if each reference to the
               "Agent" therein were to each Affiliate of the Agent.

          "LINE (UNUSED) FEE": Defined in Section 2.13.

          "LIQUIDATION": The exercise, by the Agent, of those rights accorded to the Agent under the Loan Documents as a creditor of the Borrowers following and on account of Acceleration looking towards the realization of the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

          "LOAN": Any Revolving Credit Loan, Swingline Loan or Tranche B Loan made hereunder.

          "LOAN ACCOUNT": Defined in Section 2.7.

          "LOAN CEILING": The aggregate amount of the Tranche A Dollar
               Commitments and the Tranche B Dollar Commitment.

          "LOAN DOCUMENTS": This Agreement, each instrument and document executed and/or delivered as contemplated by Article 3, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby with the Agent or any Lender or any Affiliate of the Agent, including, without limitation, any transaction which arises out of any cash management (including any ACH transfer arrangements), depository, investment, letter of credit, interest rate protection provided by the Agent or any Affiliate of the Agent in connection with the arrangements contemplated hereby, or in connection with any transaction of the Borrowers or any Borrower with the Agent or any Affiliate of the Agent, as each may be amended from time to time.

          "LOAN TO COLLATERAL RESERVES": Reserves set so that the amount made available under the Borrowing Base on account of Acceptable Inventory does not exceed in the aggregate the Net Liquidation Value MULTIPLIED by 85%.

          "LOCAL DISBURSEMENT ACCOUNT": A deposit account maintained by a Borrower, into which amounts may be transferred FROM the Operating Account for use solely (i) as a source of petty cash;
               (ii) to make payroll payments; or (iii) to make other disbursements that are identified on EXHIBIT 1 hereto.

          "MAJORITY LENDERS": Lenders (other than Delinquent Tranche A Lenders and Delinquent Tranche B Lender) holding 51% or more of the aggregate of the Dollar Commitments of the Tranche A Lenders and Tranche B Lender (other than Dollar Commitments held by Delinquent Tranche A Lenders and Delinquent Tranche B Lender) and, to the extent that the Dollar Commitments of the Lenders are no longer in effect, based upon the outstanding Liabilities held by such Lenders.

          "MARGIN PRICING GRID" Provides for monthly adjustment to the interest rate to be charged on Revolving Credit Loans based on Availability and is shown in Section 2.10(e).

          "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, if such change has a material effect on the Borrowers' financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place, or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5.12 (if applicable), where such a breach would not have occurred if such change had not taken place or VISA VERSA.

          "MATERIAL ADVERSE CHANGE": Any event, fact, circumstance, change in, or effect on, the business of any Borrower, which individually or in the aggregate or on a cumulative basis with any other events, facts, circumstances, changes in, or effects on, the Borrowers or the Collateral, taken as a whole, which occurs after the Petition Date and:

                    (a) Would reasonably be expected to materially adversely
               affect the ability of the Borrowers taken as a whole to (i) operate or conduct their business in the aggregate in all material respects in the manner in which such business is currently operated or conducted or in which such business (meaning primarily the retail sale of housewares, and items for the home and related concepts) might be viably conducted by expansion into additional, or by transition into other, venues or mediums, or (ii) to perform their obligations under the Loan Documents.

                    (b) Would reasonably be expected to have a material adverse effect on the value, enforceability, or collectability of the Collateral. Notwithstanding the foregoing, the commencement of the Proceeding shall not constitute a Material Adverse Change.

          "MATERIAL ADVERSE EFFECT": A result, consequence, or outcome which constitutes a Material Adverse Change.

          "MATURITY DATE": The earliest to occur of: (a) May 31, 2003, or if such day is not a Business Day, the next succeeding Business Day;
               (b) the date set by the Bankruptcy Court for a hearing on the Final Borrowing Order, unless the Bankruptcy Court on such date approves the Final Borrowing Order; or (c) the effective date of the Plan.

          "NET LIQUIDATION VALUE": The product of (a) the Cost of Acceptable
               Inventory (net of Inventory Reserves) multiplied by (b) the percentage of such Cost estimated to be realizable in a Liquidation thereof, as determined by the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Agent.

          "NOMINEE": A business entity (such as a corporation or limited partnership) formed by the Agent to own or manage any Post Foreclosure Asset.

          "NONCONSENTING LENDER": Defined in Section 16.9(a).

          "NOTES": The Revolving Credit Notes, the Tranche B Note and the
               SwingLine Note.

          "OPERATING ACCOUNT": Defined in Section 7.3(a)(iii).

          "OVERALL INVENTORY ADVANCE RATE": The following percentages during the periods indicated on the chart below:

                     -----------------------------------------------
                               Period                 Percentage
                     -----------------------------------------------
                        January 1 - August 31             83%
                     -----------------------------------------------
                      September 1 - December 31           88%
                     -----------------------------------------------

          "OVERALL INVENTORY APPRAISAL CAP": 94% of the Net Liquidation Value.

          "PARTICIPANT": Defined in Section 19.14, hereof.

          "PERMISSIBLE OVERLOANS": Revolving Credit Loans hereunder which aggregate not more than 5% of the Tranche A Loan Ceiling in effect on the date of this Agreement, where such loans are either
               (a) Protective Advances or (b) made when Availability equals zero
               (0) and are not extant for more than sixty (60) days absent the consent of Super Majority Lenders pursuant to Section 16.3 hereof and of the Tranche B Lender pursuant to Section 16.6 hereof; PROVIDED HOWEVER, in no event shall the making of any Permissible Overloan cause the Tranche A Loan Ceiling to be exceeded.

          "PERMITTED ENCUMBRANCES": The following:

                    (a) Encumbrances in favor of the Agent.

                    (b) Those Encumbrances (if any) listed on EXHIBIT 4.7,
               annexed hereto.

                    (c) Liens securing the payment of taxes, either not yet
               overdue or the validity of which is being contested as permitted by Section 4.15(d); non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' business to the extent such liens secure (i) indebtedness that is not overdue, (ii) indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested by the Borrowers in good faith by appropriate proceedings diligently pursued, in each instance prior to the commencement of foreclosure or other similar proceedings and provided that adequate reserves therefor have been set aside on the Borrowers' books (PROVIDED, HOWEVER, that the inclusion of any of the foregoing as "Permitted Encumbrances" shall not affect their respective relative priorities vis a vis the security interests created herein), or (iii) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property.

                    (d) Deposits under workmen's compensation, unemployment
               insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory Obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business.

                    (e) Landlord's liens arising by operation law where waivers have not been obtained.

                    (f) Purchase money security interests or capitalized
               equipment leases on any property acquired or held by the Borrowers in the ordinary course of business and securing indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED HOWEVER that (i) any such Encumbrance attaches to such property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Encumbrance attaches solely to the property so acquired in such transaction and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property.

          "PERMITTED INVESTMENT": An investment which fulfills any of the following numbered criteria:

                         (1) Debt entitled to the full faith and credit of the
                    United States with maturities not to exceed one hundred and eighty-one (181) days.

                         (2) Banker's acceptances accepted, savings accounts
                    made available, repurchase agreements entered into, and certificates of deposit issued by Fleet National Bank or any bank whose most senior debt has been assigned an investment grade credit rating by a nationally recognized credit rating service.

                         (3) Commercial paper rated A-l/P-1.

                         (4) Money market accounts or funds within the meaning
                    of Rule 2a-7 of the Investment Company Act of 1940, in effect as of the date of this Agreement.

                         (5) Such other investments as may be approved in
                    writing by Agent in its discretion.

          "PERSON": Any natural person, corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

          "PETITION DATE": May 21, 2001

          "PLAN": A Plan of Reorganization filed in the Proceedings in accordance with the Bankruptcy Code, together with all amendments, restatements, modifications, and supplements thereto.

          "POST FORECLOSURE ASSET": All or any part of the Collateral, ownership of which has been acquired by the Agent or a Nominee on account of the Agent "bidding in" on behalf of the Lenders at a foreclosure of Collateral as part of a Liquidation.

          "POST-PETITION": Any date arising or event occurring on or after the Petition Date.

          "PRE-PETITION AGENCY AGREEMENT": That certain letter agreement re:
               Store Closing Sale dated as of February 8, 2001 among the Borrowers and Gordon Brothers Retail

               Partners, LLC.

          "PRE-PETITION LOAN AGREEMENT" That certain Loan and Security Agreement dated November 14, 2000, as amended through the Petition Date, among Fleet Retail Finance Inc., as Agent on behalf of a syndicate of lenders, Back Bay Capital Funding, LLC and Lechters, Inc., the Lead Borrower for the Borrowers referenced therein.

          "PROCEEDINGS": The case(s) pursuant to Chapter 11 of the Bankruptcy
               Code filed by the Borrowers in the Bankruptcy Court on the Petition Date.

          "PRO-RATA": With respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Dollar Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Dollar Commitments, as adjusted from time to time in accordance with the provisions of Section 11.13 hereof, provided that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in L/C exposure and the denominator shall be the aggregate amount of all unpaid Loans and L/C exposure.

          "PROCEEDS": Includes, without limitation, "proceeds" as defined in the UCC, and proceeds of all Collateral.

          "PROTECTIVE ADVANCES": The aggregate of Revolving Credit Loans and expenditures and incurrence of obligations by the Agent which are made or undertaken in the Agent's reasonable discretion to protect or preserve the Collateral and the Agent's rights upon default or otherwise, or which the Agent determines in its reasonable discretion are appropriate to facilitate a Liquidation.

          "REAL ESTATE INTEREST": Any interest of the Borrowers (other than a
               Leasehold Interest) in any real property or any improvements thereon, whether holding such interest as legal owner, as beneficiary, or otherwise.

          "RECEIPTS": All cash, cash equivalents, checks and credit card slips arising from the sale of the Collateral including, without limitation, all amounts due and payments made to Borrowers under any Agency Agreement.

          "RECEIVABLES COLLATERAL": Any rights to payment with respect to any of the Collateral.

          "REGISTER": Defined in Section 17.1(f).

          "RELATED ENTITY": Any Person (other than a natural person) which is a parent, Subsidiary, or Affiliate of any Borrower; could have such enterprise's tax returns or financial statements consolidated with any Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a member or controls or is controlled by any Borrower or by any Affiliate of any Borrower.

          "REQUIREMENT OF LAW": As to any Person:

                    (a)(i) All statutes, rules, regulations, orders, or other
               requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

                    (b) Such Person's charter, certificate of incorporation,
               articles of organization, and/or other organizational documents, as applicable; and

                    (c) Such Person's by-laws and/or other instruments which
               deal with corporate or similar governance, as applicable.

          "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Tranche A Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Tranche A Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

          "RESERVES": All Availability Reserves and Inventory Reserves, if any.

          "RESERVE ACCOUNT": As defined in the Borrowing Orders.

          "RETAIL":The current ticket price aggregated by SKU of a Borrower's
               Acceptable Inventory, as reflected in the Borrowers' Consolidated stock ledger, except that to the extent that Acceptable Inventory is not reflected in the stock ledger, "Retail" shall be determined using such non stock ledger inventory systems of the Borrowers as the Agent shall deem adequate for such purpose in its reasonable discretion.

          "REVOLVING CREDIT": Defined in Section 2.1.

          "REVOLVING CREDIT LOAN": A particular loan or advance made or continued by a Tranche A Lender pursuant to the Revolving Credit.

          "REVOLVING CREDIT NOTE": Defined in Section 2.8.

          "SEC": The United States Securities and Exchange Commission, or any successor thereto.

          "STANDSTILL PERIOD": A period initiated by written notice by the Tranche B Lender to the Agent in accordance with Section 14.2, which period is 15 days for a Borrowing Base Default, Availability Default, or Tranche B Payment Default or 30 days for a General Default.

          "STATED AMOUNT": The maximum amount for which an L/C may be honored, less any amounts already drawn thereunder.

          "STRUCTURING FEE": Defined in Section 2.11.

          "SUBSIDIARY" or "SUBSIDIARIES": (a) Any corporation or limited liability company of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors or membership interests is owned or controlled, directly or indirectly, by a Person and/or by one or more of its Subsidiaries, and (b) any partnership in which a Person and/or one or more Subsidiaries of such Person shall have a general partnership interest or any other interest (whether in the form of voting or participation in profits or capital contribution), in each case, of more than fifty percent (50%).

          "SUPER MAJORITY LENDERS": Lenders (other than Delinquent Tranche A
               Lenders or Delinquent Tranche B Lender) holding 66-2/3% or more of the aggregate of the Dollar Commitments of the Tranche A Lenders and Tranche B Lender (other than

               Dollar Commitments held by a Delinquent Tranche A Lender or Delinquent Tranche B Lender) and, to the extent that the Dollar Commitments of the Lenders are no longer in effect, based upon the outstanding Liabilities held by such Lenders.

          "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) except in the case of the events described in Sections 10.4 and 10.7, would become an Event of Default if any requisite notice were given by the Agent and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

          "SWINGLINE": The facility described in Section 2.6 pursuant to which the SwingLine Lender may advance SwingLine Loans to the Borrowers aggregating up to the SwingLine Loan Ceiling.

          "SWINGLINE LENDER": FRF.

          "SWINGLINE LOAN CEILING": Ten Million Dollars ($10,000,000.00).

          "SWINGLINE LOANS": Revolving Credit Loans advanced under the SwingLine by the SwingLine Lender and defined in Section 2.6(a).

          "SWINGLINE NOTE": As defined in Section 2.6(c).

          "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the date set as the Termination Date in a notice by the Agent to the Lead Borrower on account of the occurrence of any Event of Default.

          "TRANCHE A CONSENT": The Consent of all Tranche A Lenders other than the Delinquent Tranche A Lenders.

          "TRANCHE A COMMITMENT": With respect to each Tranche A Lender, that respective Tranche A Lender's Tranche A Dollar Commitment.

          "TRANCHE A DEBT": The aggregate of the Borrowers' Liabilities, obligations and indebtedness of any character to the Tranche A Lenders that arise from or are related to the Tranche A Loans, other than Tranche A Fees.

          "TRANCHE A DOLLAR COMMITMENT": As set forth on Schedule B annexed hereto (as such amounts may change in accordance with the provisions of this Agreement), for each Tranche A Lender, provided that the aggregate of the Tranche A Dollar Commitments shall not exceed Eighty Million Dollars ($80,000,000.00) (provided however that for the purposes of the calculation of Availability, and not for the calculation of fee or other purposes, such aggregate shall not exceed $46,000,000 prior to the entry of the Final Order).

          "TRANCHE A EARLY TERMINATION FEE": As defined in Section 2.14(a).

          "TRANCHE A FEES" All fees (such as a fee on account of the execution of an amendment of the Loan Agreement) payable by the Borrowers in respect of the Tranche A Loans, other than any fee payable as provided in the Agent Fee Letter, and any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under this Agreement or the other Loan Documents.

          "TRANCHE A FEE LETTER": That certain letter of even date by and between the Lead Borrower and the Agent described in Section 2.12(a).

          "TRANCHE A LENDERS": Each Tranche A Lender to which reference is made in the Preamble of this Agreement and any other Person who becomes a "Tranche A Lender" in accordance with the provisions of this Agreement.

          "TRANCHE A LOAN CEILING": The aggregate amount of the Tranche A
               Commitments of all Tranche A Lenders which shall not exceed Eighty Million Dollars

               ($80,000,000.00) (provided however that for the purposes of the calculation of Availability, and not for the calculation of fee or other purposes, it shall not exceed $46,000,000 prior to the entry of the Final Order).

          "TRANCHE A OBLIGATIONS": The aggregate of Tranche A Debt and Tranche A
               Fees.

          "TRANCHE A PERCENTAGE COMMITMENT": As set forth on Schedule B, annexed hereto reflecting, with respect to any Tranche A Lender, the ratio of (i) the amount of the Tranche A Dollar Commitment of such Tranche A Lender to (ii) the aggregate amount of the Tranche A Dollar Commitments of all Tranche A Lenders (as such percentage may change in accordance with the provisions of this Agreement).

          "TRANCHE A PRO-RATA": With respect to any Tranche A Lender, a fraction
               (expressed as a percentage), the numerator of which shall be the amount of such Tranche A Lender's Tranche A Dollar Commitment and the denominator of which shall be the aggregate amount of all of the Tranche A Lenders' Tranche A Dollar Commitments, as adjusted from time to time in accordance with the provisions of Section
               17.1 hereof, provided that, if the Tranche A Commitments have been terminated, the numerator shall be the unpaid amount of such Tranche A Lender's Loans and its interest in L/C exposure and the denominator shall be the aggregate amount of all unpaid Revolving Credit Loans and L/C exposure.

          "TRANCHE A TERMINATION DATE": The earliest of (a) the Maturity Date;
               or (b) the date set as the Termination Date in a notice by the Agent to the Lead Borrower on account of the occurrence of any Event of Default; or (c) the Tranche B Termination Date.

          "TRANCHE B COMMITMENT": With respect to the Tranche B Lender, the
               Tranche B Dollar Commitment.

          "TRANCHE B COMMITMENT FEE": Defined in Section 2.12(b).

          "TRANCHE B DEBT": The aggregate of the Borrowers' Liabilities, obligations, and indebtedness of any character to the Tranche B Lender arising from or related to the Tranche B Loan, other than Tranche B Fees.

          "TRANCHE B DEBT PAYMENT": Any payment of principal, interest (whether payable in cash or otherwise), fees, premium, or otherwise on account of the Tranche B Debt.

          "TRANCHE B DEFERRED INTEREST": Defined in Section 2.10(f)(i).

          "TRANCHE B DOLLAR COMMITMENT": As set forth on Schedule B annexed hereto (as such amounts may change in accordance with the provisions of this Agreement) for each Tranche B Lender, provided that the aggregate amount of the Tranche B Dollar Commitments shall not exceed Six Million Dollars ($6,000,000.00).

          "TRANCHE B EARLY TERMINATION FEE": Defined in Section 2.14(b).

          "TRANCHE B FEES" All fees (such as Tranche B Commitment Fee, Tranche B
               Early Termination Fee, annual facility fee, and any other fee) payable by the Borrowers in respect of the Tranche B Loan, other than any amount payable to the Agent as reimbursement for any cost or expense incurred by the Agent on account of the discharge of the Agent's duties under this Agreement or the other Loan Documents.

          "TRANCHE B FEE LETTER": That certain letter of even date by and between the Lead Borrower and the Tranche B Lender.

          "TRANCHE B INTEREST": Defined in Section 2.10(f)(i).

          "TRANCHE B LENDER": Defined in the Preamble, together with its successors and assigns.

          "TRANCHE B LOAN": Defined in Section 2.1(b).

          "TRANCHE B LOAN CEILING": $6,000,000.00.

          "TRANCHE B MATURITY DATE": The Maturity Date.

          "TRANCHE B MINIMUM LOAN": $6,000,000.00.

          "TRANCHE B NOTE": Defined in Section 2.8(b).

          "TRANCHE B OBLIGATIONS": The aggregate of Tranche B Debt and Tranche B
               Fees.

          "TRANCHE B PAYMENT DEFAULT" The failure of the Borrowers to have made any Tranche B Debt Payment prior to the expiry of any grace period applicable to such payment.

          "TRANCHE B TERMINATION DATE": The earliest of (a) the Maturity Date;
               or (b) the date set as the Termination Date in a notice by the Agent to the Lead Borrower on account of the occurrence of any Event of Default; or (c) the Tranche A Termination Date.

          "TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Agent making such Transfer and the respective Lender.

                    Transfers by the Agent to all Lenders or to any Person who
               becomes a Lender pursuant to Section 17.1, shall be effected pursuant to wire instructions given by the respective Lenders or by such Person to, and agreed to by, the Agent or as otherwise mutually agreed.

                    Wire transfers to the Agent shall be in accordance with the following wire instructions:

                                 Fleet National Bank
                                 ABA No.    011000138
                                 Acct Name: Fleet Retail Finance Inc.
                                 Acct No.:  53039952
                                 Reference: Lechters, Inc., debtor-in-possession

               Wire instructions may be changed in the same manner that Notice Addresses may be changed, except that no change of the wire instructions for Transfers to any Lender shall be effective without the Consent of the Agent.

          "UCC": The Uniform Commercial Code, as presently in effect in the State of New York as used herein in the context of any definitions; otherwise, as in effect from time to time in the State of New York.

          "UNANIMOUS CONSENT": The Consent of all Lenders other than Delinquent
               Tranche A Lenders.

          "UNANIMOUS TRANCHE A CONSENT": The Consent of all Tranche A Lenders other than Delinquent Tranche A Lenders.

          "UPFRONT FEE": Defined in Section 2.12(a).

ARTICLE II - THE REVOLVING CREDIT AND TRANCHE B LOAN FACILITY:

          2.1 Establishment of Revolving Credit and Tranche B Loan Facility.
              -------------------------------------------------------------

          (a) The Tranche A Lenders hereby establish a revolving line of credit (the "Revolving Credit") in the Borrowers' favor pursuant to which each Tranche A Lender, subject to, and in accordance with, this Agreement, acting through the Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein, in each instance equal to that Tranche A Lender's Commitment Percentage of Availability, up to the maximum amount of that Tranche A Lender's Dollar Commitment. The amount available for borrowing under the Revolving Credit shall be determined by the Agent by reference to Availability, as determined by the Agent from time to time.

          (b) The Tranche B Lender agrees, subject to, and in accordance with this Agreement including, without limitation, the satisfaction of the conditions in Section 2.4(f) hereof, to make a loan (the "TRANCHE B LOAN") in the amount of $6 Million ($6,000,000.00) on the Closing Date.

There shall be only one borrowing under the Tranche B Loan Facility and such borrowing shall occur only on the Closing Date.

          (c) As used herein, the following terms have the following meanings:

               (i) "AVAILABILITY" refers at any time to the result of applying the following formula:

                    (A)  Borrowing Base. MINUS

                    (B) The then unpaid principal balance of the Loan Account (excluding the outstanding amount of the Tranche B Loans).

               MINUS

                    (C)  The then Stated Amount of all L/C's.

               (ii) "BORROWING BASE" refers at any time to the lesser of
                    2.1(c)(ii)(A), 2.1 (c)(ii)(B) or 2.1(c)(ii)(C) (except that
                    2.1(c)(ii)(C) shall not apply if the Tranche B Loan has been repaid), where:

                    (A)  is the Tranche A Loan Ceiling.

                    (B)  is the result of applying the following formula:

                         (I) The product of the Credit Card Advance Rate MULTIPLIED by the aggregate face amount of Acceptable Credit Card Receivables.

                    PLUS

                         (II) The product of the Inventory Advance Rate MULTIPLIED by the Cost of Acceptable Inventory (Net of Inventory Reserves), not to exceed the Inventory Appraisal Cap.

                    MINUS

                         (III) Carve-outs or the like associated with
                               professional fees, trustee fees, and US Trustee fees in connection with the Proceedings.

                    MINUS

                         (IV)  The then aggregate of the Availability Reserves.

                    (C)  is the result of applying the following formula:

                         (I) The product of the Credit Card Advance Rate MULTIPLIED by the aggregate face amount of Acceptable Credit Card Receivables.

                    PLUS

                         (II) The product of the Overall Inventory Advance Rate MULTIPLIED by the Cost of Acceptable Inventory (Net of Inventory Reserves), not to exceed the Overall Inventory Appraisal Cap.

                    MINUS

                         (III) Carve-outs or the like associated with
                               professional fees, trustee fees, and US Trustee fees in connection with the Proceedings.

                    MINUS

                         (IV)  The then aggregate of the Availability Reserves.

                    MINUS

                         (V) The unpaid principal balance of all outstanding Tranche B Loans and all accrued and unpaid Tranche B Deferred Interest.

          (d) Availability shall be based upon Borrowing Base Certificates furnished as provided in Section 5.4 hereof.

          (e) The proceeds of borrowings under the Revolving Credit and of the Tranche B Loan shall be used

               (i) to repay the Liabilities under the Pre-Petition Credit Facility;

               (ii) for on-going working capital requirements of the Borrowers;
                    and

               (iii) for general corporate purposes, and in all cases to the extent permitted by this Agreement.

          2.2 Advances in Excess of Borrowing Base.
              ------------------------------------

               (a) No Tranche A Lender has any obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrowers to the extent that the balance of the Loan Account (excluding the outstanding amount of the Tranche B Loan) plus the then stated amount of all L/Cs would as a result thereof exceed the Borrowing Base.

               (b) The Tranche A Lenders' obligations among themselves are subject to Section 13.3(a) (which relates to each Tranche A Lender's making amounts available to the Agent) and to Sections 16.1(d) and 16.3(a) (which relate to Permissible Overloans).

               (c) The Tranche A Lenders' providing of credit in excess of their obligations under this Agreement on any one occasion does not affect the Liabilities of the Borrowers hereunder nor shall it obligate the Tranche A Lenders to do so on any other occasion.

          2.3 Risks of Value of Collateral. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Agent or any Lender relative to the actual value of the asset in question. All risks concerning the collectability of the Receivables Collateral and the merchantability of the Borrowers' Inventory are and remain the Borrowers'. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities and, with respect to the Guarantors, secures their obligations under their respective Guaranties, whether or not relied upon by the Agent or by any Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

          2.4 Loan Requests.
              -------------

               (a) Subject to the provisions of this Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Lead Borrower shall be made pursuant hereto, PROVIDED THAT:

                    (i) The Borrowing Base shall not be exceeded; and

                    (ii) The Revolving Credit has not been suspended as provided in Section 2.4 (h).

               (b) Subject to the provisions of this Agreement, the Lead Borrower may request a Revolving Credit Loan by giving the Agent written or telephone notice (confirmed in writing) in the form of EXHIBIT 2.4(B) as follows:

                    (i) If such Revolving Credit Loan is to be a Base Margin Loan (which shall include the conversion of a Eurodollar Loan): By 11:30 A.M. on the Business Day on which such Revolving Credit Loan is to be made. Base Margin Loans requested by the Lead Borrower, other than those resulting from the conversion of a Eurodollar Loan, shall not be less than $10,000.00.

                    (ii) If such Revolving Credit Loan is to be Eurodollar Loan (which shall include the continuation of, or the conversion of a Base Margin Loan to, a Eurodollar Loan): By 1:00 P.M. on the third Eurodollar Business Day prior to the first day of the Interest Period being requested. Eurodollar Loans shall each be not less than $1,000,000 and in increments of $500,000 in excess of such minimum.

                    (iii) Any Eurodollar Loan which matures while an Suspension Event is extant may be converted, at the option of the Agent, to a Base Margin Loan notwithstanding any notice from the Borrower that such loan is to be continued as a Eurodollar Loan.

               (c) Any request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the next Business Day or Eurodollar Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Agent.

               (d) The Lead Borrower may request that the Agent cause the issuance of L/C's for the account of a Borrower as provided in Section 2.17.

               (e) The Agent may rely on any request for a loan or advance or other financial accommodation under the Revolving Credit which the Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Agent's being furnished with such documentation concerning that Person's authority to act as may be reasonably satisfactory to the Agent.

               (f) A request by the Lead Borrower for a loan or advance or other financial accommodation under the Revolving Credit or for the Tranche B Loan shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                    (i) There has been no Material Adverse Change in the Borrowers' Consolidated financial condition from the most recent financial information furnished Agent pursuant to this Agreement;

                    (ii) All or a portion of any loan or advance so requested will be set aside or adequate reserves will otherwise be established by the Borrowers to the extent necessary to pay when due all of the Borrowers' obligations for sales tax on account of sales since the then most recent borrowing pursuant to this Agreement;

                    (iii) Each representation which is made herein or in any of the other Loan Documents is then true and complete in all material respects as of the date of such request (unless such representation relates to an earlier date, in which event such representation shall be true as of such earlier date, or such representation relates to a changed condition which change is permitted under the covenants set forth in this Agreement); and

                    (iv) No Suspension Event is then continuing.

               (g) Reserved.

               (h) During the continuance of any Suspension Event, neither the Agent on behalf of the Tranche A Lenders, the Tranche A Lenders, the Swingline Lender nor the Tranche B Lender shall be obligated to make any loans or advances, to provide any financial accommodation hereunder, to issue any L/C, or to accept any request of the Lead Borrower that any Eurodollar Loan be made or any Base Margin Loan be converted to a Eurodollar Loan.

          2.5 Making of Loans.
              ---------------

               (a) A loan or advance under this Agreement shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Lead Borrower.

               (b) A loan or advance shall be deemed to have been made under this Agreement (and the Borrowers shall be indebted to the Lenders for the amount thereof immediately) upon the Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Lead Borrower's instructions or the charging of the amount of such loan to the Loan Account (in all other circumstances).

               (c) There shall not be any recourse to or liability of the Agent or any Lender (except to the extent caused by the gross negligence or willful misconduct of the Agent or any Lender as determined by a court of competent jurisdiction), on account of:

                    (i) Any delay in the making of any loan or advance requested under the Revolving Credit.

                    (ii) Any delay in the proceeds of any such loan or advance constituting collected funds.

                    (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Agent in accordance with wire instructions provided to the Agent by the Lead Borrower.

          2.6 SwingLine Loans.
              ----------------

               (a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SWINGLINE LOANS") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit.

The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling (which SwingLine Loan Ceiling is subject to amendments from time to time, by reasonable advance written notice by the Agent to the Lead Borrower).

               (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest as if the same were loans and advances under the Revolving Credit.

               (c) The obligation to repay SwingLine Loans shall be evidenced by a Note (the "SWINGLINE NOTE") in the form of EXHIBIT 2.6(C), annexed hereto, executed by the Lead Borrower on behalf of itself and the other Borrowers and payable to the SwingLine Lender. Neither the original nor a copy of the SwingLine Note shall be required, HOWEVER, to establish or prove any Liability with respect to the SwingLine Loans. Upon the Lead Borrower being provided with an affidavit (which shall include an indemnity reasonably satisfactory to the Lead Borrower) from the Agent to the effect that the SwingLine Note has been lost, mutilated, or destroyed, the Lead Borrower shall on behalf of itself and the other Borrowers execute a replacement thereof and deliver such replacement to the SwingLine Lender.

               (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Lead Borrower's obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as "Liabilities".

               (e) SwingLine Loans may be subject to periodic settlement with the Lenders as provided in Section 13.2 of this Loan Agreement.

          2.7 The Loan Account.
              ----------------

               (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Agent. A record may be kept in the Loan Account of all Loans made under or pursuant to this Agreement and of all payments thereon.

               (b) The Agent may also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and any other amounts owed the Agent, the SwingLine Lender and each Lender on account of the Liabilities and of all credits against all such amounts so owed.

               (c) All credits against the Liabilities shall be conditional upon receipt of final payment to the Agent for the Account of each Lender of the amounts so credited. The amount of any item credited against the Liabilities which is charged back against Agent or any Lender for any reason or is not finally paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

               (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrowers are obligated hereunder are payable on demand. In the determination of Availability, the Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit, whether or not such amounts are then due and payable.

               (e) The Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Agent or any Lender is entitled from the Borrowers pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in the Borrowing Base being exceeded. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights or the Borrowers' obligations under Section 2.9(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.7(e) shall bear interest, subject to Section 2.10(d), at the Base Margin Rate.

               (f) Any statement rendered by the Agent or any Lender to the Borrowers concerning the Liabilities shall, in the absence of manifest error, be considered correct and accepted by the Borrowers and shall be conclusively binding upon the Borrowers unless the Lead Borrower provides the Agent with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of manifest error, the Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence of the items described therein.

          2.8 Notes.
              -----

               (a) The obligation to repay the Revolving Credit Loans, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of EXHIBIT 2.8, annexed hereto, executed by the Lead Borrower on behalf of itself and the other Borrowers, one payable to each Tranche A Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, the Lead Borrower shall execute a replacement thereof on behalf of itself and the other Borrowers and deliver such replacement to the Agent.

               (b) The Borrowers' obligation to repay the Tranche B Loan, with interest as provided herein, shall be evidenced by a Note (a "TRANCHE B NOTE") in the form of EXHIBIT 2.8(B), annexed hereto, executed by the Lead Borrower on behalf of itself and the other Borrowers, payable to the Tranche B Lender. Neither the original nor a copy of the Tranche B Note shall be required, however, to establish or prove any Liability. In the event that the

Tranche B Note is lost, mutilated, or destroyed, the Lead Borrower on behalf of itself and the other Borrowers shall execute and deliver a replacement thereto to the Tranche B Lender.

          2.9 Payment of Loans.
              ----------------

               (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account with respect to the Revolving Credit Loans from time to time until the Termination Date. Such payments when made in respect of Revolving Credit Loans shall be applied first to Base Margin Loans and only then to Eurodollar Loans.

               (b) The Borrowers, upon notice or demand from the Agent or any Lender, shall pay the Agent that amount, from time to time, which is necessary so that the sum of the unpaid balance of the Loan Account PLUS the Stated Amount of all L/C's does not exceed the Borrowing Base. Such payments shall be applied first to Base Margin Loans and only then to Eurodollar Loans.

               (c) Unless otherwise instructed by the Lead Borrower, the Agent shall endeavor to cause those application of payments (if any), pursuant to Sections 2.9(a) and 2.9(b) against Eurodollar Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor any liability on account of its failure to do so. The Lead Borrower may request the Agent to defer the application of a payment to a Eurodollar Loan until the end of the applicable Eurodollar Interest Period and to hold the funds allocated for such payment as interim cash collateral. In no event shall action or inaction by the Agent excuse the Borrowers from any indemnification obligation under Section 2.9(e) unless such action or inaction resulted from the Agent's gross negligence or willful misconduct.

               (d) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

               (e) Upon the written request of the Agent, the Borrowers shall indemnify each Tranche A Lender and hold each Tranche A Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) which such Tranche A Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                    (i) Default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Tranche A Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans.

                    (ii) Default by the Borrowers in making a borrowing or conversion after the Lead Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                    (iii) The making of any payment on a Eurodollar Loan or the conversion of any such Eurodollar Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Eurodollar Lender to lenders of funds obtained by it in order to maintain any such Loans as "breakage fees".

               (f) The Borrowers shall not make any prepayment of principal on the Tranche B Loan, except in connection with repayment of all the Liabilities and termination of the Commitments.

                  (g) No amounts repaid or prepaid with respect to the principal of the Tranche B Loan may be reborrowed.

          2.10 Interest Rates.
               --------------

               (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate (determined based on a 360 day year and actual days elapsed) unless it is made as, or is converted to, a Eurodollar Loan pursuant to Section 2.4 hereof.

               (b) Each Revolving Credit Loan which consists of a Eurodollar Loan shall bear interest at the applicable Eurodollar Rate (determined based on a 360 day year and actual days elapsed), as adjusted pursuant to Section 2.10(e), below.

               (c) The Lead Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than Six (6) Eurodollar Rates applicable to the Revolving Credit Loans at any one time.

               (d) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears on the applicable Interest Payment Date therefor. Following the occurrence of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Agent or at the direction of the SuperMajority Lenders, at a rate which is the aggregate, in the case of Base Margin Loans, of the then applicable Base Margin Rate PLUS three percent (3%) per annum, and in the case of Eurodollar Loans, the then applicable Eurodollar Rate PLUS three percent (3%) per annum.

               (e) Following the first anniversary of the Closing Date, the Eurodollar Margin and Base Margin shall be reset quarterly, effective on the first day of each April, July, October and January (each, a "Reset Date"), as set forth in the Margin Pricing Grid set forth below based upon the average daily Availability for the prior calendar quarter as determined by Agent on or before the tenth (10th) day of each calendar quarter. If the average daily Availability during any calendar quarter (or portion thereof) ending on March 31, June 30, September 30 and December 31 of any year, in the case of Revolving Credit Loans priced at Tier III, falls below $35 million, or in the case of Revolving Credit Loans priced at Tier II, falls below $15 million, the Eurodollar Margin and the Base Margin shall be adjusted downward commencing the first day of the following calendar quarter. The Eurodollar Margin and the Base Margin shall be reset upward effective on the first day of a given calendar quarter only if during the immediately preceding calendar quarter in the case of Revolving Credit Loans priced at Tier II, average daily Availability during the prior calendar quarter was $35 million or more, and in the case of Revolving Credit Loans priced at Tier I, average daily Availability was $15 million or more:

                                  MARGIN PRICING GRID

   -----------------------------------------------------------------------------
    TIER        Minimum Availability for     Eurodollar Margin    Base Margin
                   Preceding Quarter          (Basis Points)     (Percentage)
   -----------------------------------------------------------------------------
      I           $15 million or less               275              1.00
   -----------------------------------------------------------------------------
     II        $15 Million, but less                250              0.75
                  than $35 million
   -----------------------------------------------------------------------------
     III          $35 million or more               225              0.50
   -----------------------------------------------------------------------------

          Notwithstanding the foregoing, for the twelve month period beginning on the Closing Date and ending on the first Reset Date following the first anniversary of the Closing Date, Revolving Credit Loans will be priced at Tier I.

               (f) Tranche B Loan.

                    (i) Subject to Section 2.10(f)(iii) hereof, the Tranche B Loan shall bear interest (computed on the basis of the actual number of days elapsed over year of

          360 days) at a rate per annum equal to Sixteen Percent (16.00%) (the "TRANCHE B INTEREST"). Subject to Section 2.10(f)(iii) hereof, Borrowers shall have the option to pay all or a portion of the interest payable on the Tranche B Loan in excess of Thirteen and One-Half Percent (13.50%) per annum by adding such excess amount to the principal amount outstanding under the Tranche B Note on the first Business Day of each calendar month (the "TRANCHE B DEFERRED INTEREST"). The Lead Borrower shall give the Agent and the Tranche B Lender an irrevocable notice that it will exercise such right at least three (3) Business Days prior to any Interest Payment Date as to which such right is exercised.

                    (ii) Subject to Section 2.10(f)(iii) hereof, accrued Interest on the Tranche B Loan, other than that portion of interest on the Tranche B Loan which the Borrowers' elect to add to the principal amount of the Tranche B Note as Tranche B Deferred Interest in accordance with Section 2.10(f)(i), shall be payable in arrears on the first Business Day of each calendar month and on the Tranche B Maturity Date and the Tranche B Termination Date. Accrued interest on the Tranche B Loan which Borrowers elect to add to the principal amount of the Tranche B Note in accordance with Section 2.10(f)(i) hereof shall be payable as provided in Section 2.10(f)(i).

                    (iii) Effective upon the occurrence and at all times during the continuance of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), the Tranche B Loan shall accrue interest at the rate of 18% per annum (computed in the basis of the actual number of days elapsed over a year of 360 days) and such interest shall be payable in cash on demand.

          2.11 Agent's Fee. In addition to any other fee or expense paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent an AGENT'S FEE and a STRUCTURING FEE as provided in a separate AGENT FEE LETTER, dated May 1, 2001, from the Agent to the Borrowers (the "AGENT FEE LETTER").

          2.12 UpFront Fee; Tranche B Commitment Fee.
               -------------------------------------

               (a) In addition to any other fee or expense paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent for the Tranche A Pro Rata benefit of the Tranche Lenders an UPFRONT FEE as provided in the Tranche A Fee Letter dated as of the date hereof (the "TRANCHE A FEE LETTER").

               (b) In addition to any other fee or expense paid by the Borrowers on account of the Tranche B Loan facility, the Borrowers shall pay the Agent for the account of Tranche B Lender a TRANCHE B COMMITMENT FEE as provided in the Tranche B Fee Letter.

          2.13 Line (Unused) Fee; Annual Facility Fee. (a) In addition to any other fee or expense paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent for the Pro-Rata benefit of the Tranche A Lenders a LINE (UNUSED) FEE in arrears, on the first Business Day of each calendar quarter (and on the Termination Date). The Line (Unused) Fee shall be equal to one half of one percent (0.50%) per annum of the average difference, during the quarter just ended (or such shorter period as may pertain to the first such payment and to the payment being made on the Termination Date as to which no Line (Unused) Fee shall previously have been paid), between:

                    (i) the Tranche A Loan Ceiling

                    AND

                    (ii) the aggregate of

                         (A) the unpaid principal balance of the Revolving Credit Loans.

                       PLUS

                         (B)  the Stated Amount of all then outstanding L/C's.

               (b) In addition to any other fee or expense paid by the Borrowers on account of the Tranche B Loan facility, the Borrowers shall pay the Agent for the account of the Tranche B Lender an ANNUAL FACILITY FEE as provided in the Tranche B Fee Letter.

               (c) In addition to any other fee or expense paid by the Borrowers on account of the Tranche B Loan facility the Borrowers shall pay the Agent for the account of Tranche B Lender a TRANCHE B COLLATERAL MONITORING FEE as provided in the Tranche B Fee Letter.

          2.14 Early Termination Fees. (a) In the event that the Tranche A Termination Date occurs, for any reason, prior to the Maturity Date, the Borrower shall pay the Agent, for the Pro-Rata benefit of the Tranche A Lenders, as a TRANCHE A EARLY TERMINATION FEE an amount equal to: (i) if the Tranche A Termination Date occurs prior to the first anniversary date of the Closing Date (and before the Maturity Date), three-quarters of one percent (0.75%) of the Tranche A Loan Ceiling in effect as of the date of this Agreement, and (ii) if the Tranche A Termination Date occurs on or after the first anniversary date of the Closing Date (and before the Maturity Date), one half of one percent (0.50%) of the Tranche A Loan Ceiling in effect as of the date of this Agreement.

               (b) In the event the Tranche B Termination Date occurs, for any reason, on or prior to the first anniversary of the Closing Date, the Borrower shall pay the Agent, for the account of the Tranche B Lender, as a TRANCHE B EARLY TERMINATION FEE as provided in the Tranche B Fee Letter.

          2.15 Concerning Fees. The Borrowers shall not be entitled to any credit, rebate or repayment of the Agent's Fee, Structuring Fee, Tranche B Commitment Fee, Line (Unused) Fee, Tranche B Annual Facility Fee, Tranche B Collateral Monitoring Fee, Tranche A Early Termination Fee, Tranche B Early Termination Fee or other fee previously earned by the Agent or any Lender pursuant to this Agreement, notwithstanding any termination of this Agreement or suspension or termination of the Agent's and any Lender's respective obligation to make loans and advances hereunder.

          2.16 Agent's and Lenders' Discretion.
               -------------------------------

               (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Agent or any Lender shall be to that Person's reasonable exercise of its judgment, in good faith (which shall be rebuttably presumed), based upon that Person's consideration of any such factor as that Person, taking into account information of which that Person then has actual knowledge, believes:

                    (i) Would reasonably be expected to affect the value of the Collateral, the enforceability of the Agent's security and collateral interests therein, or the amount which the Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Agent's realizing upon the Collateral and likely Costs of Collection);

                    (ii) Indicates that any report or financial information delivered to the Agent or any Lender by or on behalf of the Borrowers is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement; or

                    (iii) Constitutes a Suspension Event.


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

               (b) In the exercise of such judgment, the Agent also may take into account any of the following factors:

                    (i) Those included in, or tested by, the definitions of "Acceptable Inventory," "Acceptable L/C Inventory," "Acceptable In-Transit Inventory," "Acceptable Pre-Paid Inventory", "Retail," and "Cost";

                    (ii) Changes to the current financial and business climate of the industry in which the Borrowers compete (having regard for the Borrowers' position in that industry);

                    (iii) Changes to general macroeconomic conditions which have a material effect on the Borrowers' cost structure;

                    (iv) Changes reflecting seasonality with respect to the Borrowers' Inventory and patterns of retail sales; and

                    (v) Changes in such other factors as the Agent determines to have a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.

               (c) The burden of establishing the failure of the Agent or any Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Borrowers'.

          2.17 Procedures For Issuance of L/C's.
               --------------------------------

               (a) The Lead Borrower on behalf of itself and the other Borrowers may request that the Agent cause the issuance of L/C's for the account of the Borrowers. Each such request shall be made in such a manner as may from time to time be acceptable to the Agent. All letters of credit caused to be issued under the Pre-Petition Loan Agreement shall be deemed to be

L/C's issued hereunder, including, without limitation, those letters of credit described on EXHIBIT 2.17(a) attached hereto.

               (b) The Agent will endeavor to cause the issuance of any L/C so requested by the Lead Borrower, PROVIDED THAT, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2.4(g) and,

                    (i) The aggregate Stated Amount of all L/C's then outstanding (giving effect to the L/C whose issuance is requested), does not exceed Ten Million Dollars ($10,000,000.00);

                    (ii) The expiry of the requested L/C is not later than the earlier of thirty (30) days prior to the Maturity Date or the following:

                         (A) For standby L/C's: One (1) year from initial issuance.

                         (B) For documentary L/C's: One hundred eighty (180) days from issuance; and

                    (iii) The Borrowing Base would not be exceeded upon the issuance of the requested L/C.

               (c) The Lead Borrower shall execute such documentation to apply for and support the issuance of a L/C as may be required by the Issuer.

               (d) There shall not be any recourse to, nor liability of, the Agent or any Lender on account of

                    (i) Any delay or refusal by an Issuer to issue a L/C; or

                    (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C unless the Issuer is the Agent or a Tranche A Lender and such action or inaction is determined by a court of competent jurisdiction to constitute gross negligence or willful misconduct.

               (e) The Borrowers shall reimburse the Issuer for the amount of any drawing honored under a L/C on the same day on which such drawing is honored. The Agent, without the request of the Lead Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any draws honored under any L/C and any other amount for which the Lead Borrower, the Issuer, or any Tranche A Lender becomes obligated on account of, or in respect to, any L/C, other than any such amounts incurred as a result of the gross negligence or willful misconduct of the Issuer or such Tranche A Lender, as the case may be. Such advance shall be made whether or not a Suspension Event is then continuing or such advance would result in Borrowing Base's being exceeded. Such action shall not constitute a waiver of the Agent's rights under section 2.9(b) hereof.

          2.18 Fees For L/C's.
               --------------

               (a) The Lead Borrower on behalf of itself and the other Borrowers shall pay to the Agent for the account of the Tranche A Lenders, on account of each L/C procured by the Agent, a fee, as follows:

                    (i) For each standby L/C: The then applicable Eurodollar Margin, per annum, of the Stated Amount of such standby L/C, payable quarterly in arrears, on the first day of each of the Lead Borrower's fiscal quarters.

                    (ii) For each documentary L/C's: The then applicable Eurodollar Margin less fifty (50) basis points, per annum, of the weighted average of the Stated Amount of such documentary L/C outstanding at any time during the period since the then most recent payment of such fee, payable quarterly in arrears, on the first day of each of the Lead Borrower's fiscal quarters, and on the End Date.

                    (iii) Notwithstanding Subsections (i) and (ii), above, following the occurrence of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), the above fees, at the option of the Agent or the direction of the SuperMajority Lenders, shall be three percent (3%) per annum above the applicable rates above.

               (b) In addition to the fees to be paid as provided in Subsection 2.18(a), above, the Lead Borrower shall pay to the Agent (or to the Issuer, if so requested by Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

          2.19 Concerning L/C's.
               ----------------

               (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                    (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to any Borrower.

                    (ii) The form, sufficiency, correctness, genuineness, authority of any person signing, the falsification, or the legal effect of, any documents called for under any L/C if such documents appear to be in order.

               (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the


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

benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

               (c) Unless the Lead Borrower on behalf of itself and the other Borrowers otherwise instructs any Issuer, in the particular instance, the Lead Borrower hereby authorizes such Issuer to:

                   (i)      Select an advising bank;
                   (ii)     Select a paying bank; and
                   (iii)    Select a negotiating bank.

               (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C or drawing thereunder which includes payment instructions if the Issuer initiates the method of payment called for thereby (or initiates any other commercially reasonable and comparable method). None of the Agent, any Tranche A Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation, to the extent not caused by them.

               (e) The Agent's, each Tranche A Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

               (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrowers, each L/C will be governed by either, at the election of the Issuer, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof or the International

Standby Practices - ISP 98, International Chamber of Commerce Publication, No. 590, and any subsequent revisions thereof.

               (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                    (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Agent, any Tranche A Lender or any Issuer has an obligation to lend or to fund drawings under any L/C; or

                    (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit; and the result of any event referred to in Section 2.19(g)(i) or 2.19(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Agent and delivery by the Agent to the Lead Borrower of a certificate of an officer of such Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Lead Borrower shall immediately pay to the Agent, from time to time as specified by the Agent, such amounts as shall be sufficient to compensate such Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 2.19(g)(i) or 2.19(g)(ii), above, and the allocation, if any, of such costs among the Lead Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

               (h) The obligations of the Lead Borrower on behalf of itself and the other Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances whatsoever including, without limitation, the following:

                    (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto;

                    (ii) Any amendment or waiver of, or consent to the departure from, any L/C;

                    (iii) The existence of any claim, set-off, defense, or other right which the Lead Borrower may have at any time against the beneficiary of any L/C; and

                    (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

          2.20 Changed Circumstances.
               ---------------------

               (a) The Agent may give the Lead Borrower notice that:

                    (i) The Agent shall have determined in good faith (which determination shall be final and conclusive) on any day on which the Eurodollar rate would otherwise be set, that by reason of changes arising after the date of this Agreement affecting the principal market in Eurodollars in which Fleet National Bank participates, adequate and fair means do not exist for ascertaining such rate; or

                    (ii) The Agent shall have determined in good faith (which determination shall be final and conclusive) that:

                         (A) The continuation of, or conversion of any Revolving
               Credit Loan to, a Eurodollar Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or compliance by the Agent or any Tranche A Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                         (B) The indices on which the interest rates for
               Eurodollar Loans are based shall no longer represent the effective cost to the Agent or any Tranche A Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

               (b) In the event that the Agent gives the Lead Borrower notice of an occurrence described in Section 2.20(a), then, until the Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

                    (i) The obligation of the Agent and of each Tranche A Lender to make Eurodollar Loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                    (ii) Any notice which the Lead Borrower shall have given the Agent with respect to any Eurodollar Loan, the time for action with respect to which has not occurred prior to the Agent's having given notice pursuant to Section 2.20(a), shall be deemed at the option of the Agent not to have been given.

                    (iii) Subject to the provisions of Section 2.9(e), the Lead Borrower may (and, with respect to any event described in Section 2.20(a)(ii), shall)

                         (A) cancel the relevant borrowing or conversion notice
               on the same date the Lead Borrower was notified of such event;
               and

                         (B) prepay or cause to be prepaid any then affected
               Eurodollar Loans.

          2.21 Increased Costs/Taxes.
               ---------------------

               (a) If, as a result of any changes, arising after the date of this Agreement, in any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                    (i) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrowers to the Agent or any Lender under this Agreement except for taxes on the Agent or any Lender's overall net income or capital imposed by the jurisdiction in which the Agent or that Lender's principal or lending offices are located, or subjects any Lender to any stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this

          Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document;

                    (ii) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

                    (iii) imposes on any Lender any other condition with respect to any Loan Document; or

                    (iv) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by such Lender in respect of any loan, advance or financial accommodation by an amount which such Lender deems to be material, then upon the Agent's giving written notice thereof, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Lead Borrower on behalf of itself and the other Borrowers shall forthwith pay to the Agent, for the benefit of such Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income. Each Lender agrees, with respect to the provisions of this Section 2.21, to treat the Borrowers in a manner substantially similar to its other similarly situated customers

               (b) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each


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

Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Lead Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Lead Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any governmental authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

               (c) For any period with respect to which a Lender has failed to provide the Borrowers and the Agent with the appropriate form pursuant to
Section 2.21(b) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.21(a) with respect to taxes imposed by or within the United States; PROVIDED, HOWEVER, that should a Lender that is otherwise exempt from or subject to a reduced rate of withholding tax become subject to taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

               (d) If the Borrowers are required to pay additional amounts to or for the account of any Lender or Agent pursuant to Section 2.2 l(a), then such Lender or the Agent will agree to use reasonable efforts to change the jurisdiction of its applicable lending office (meaning the office by which Revolving Credit Loans from such Lender are made and maintained) so as to eliminate or reduce any such additional payment which may thereafter accrue.

          2.22 Lenders' Commitments.
               --------------------

               (a) The obligations of each Tranche A Lender are several and not joint. As between the Tranche A Lenders and the Tranche B Lender, the obligations are several and not joint. No Tranche A Lender shall have any obligation to the Borrowers to make any loan or advance under the Revolving Credit in excess of the lesser of:

                    (i) that Tranche A Lender's Tranche A Commitment Percentage of the subject loan or advance or of Availability; and

                    (ii) that Tranche A Lender's unused Tranche A Dollar Commitment

               (b) No Tranche A Lender shall have any liability to any Borrower on account of the failure of any other Tranche A Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

               (c) The Tranche A Dollar Commitments, Tranche A Commitment Percentages, and identities of the Tranche A Lenders (but not the overall Tranche A Commitment) may be changed, from time to time by the reallocation or assignment of Tranche A Dollar Commitments and Tranche A Commitment Percentages amongst the Tranche A Lenders or with other Persons who determine to become "Tranche A Lenders", PROVIDED, HOWEVER,

                    (i) Unless an Event of Default has occurred (in which event, no consent of the Lead Borrower is required) any assignment to a Person not then a Tranche A Lender shall be in an amount not less than $10,000,000 and shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Lead Borrower provides the Agent with written objection not more than five (5) Business Days after the Agent shall have given the Lead Borrower written notice of such proposed assignment.

                    (ii) Any such assignment or reallocation shall be on a pro-rata basis such that the ratio (expressed as a percentage) of the Dollar Commitment reallocated or assigned to any Person to the overall Dollar Commitments equals the Commitment Percentage assigned or reallocated to such Person.

               (d) Upon written notice given to the Lead Borrower from time to time by the Agent, of any assignment or allocation referenced in Section 2.22(c):

                    (i) The Lead Borrower, on behalf of itself and the other Borrowers, shall execute one or more replacement Revolving Credit Notes to reflect such changed Dollar Commitments, Commitment Percentages, and Tranche A Lenders and shall deliver such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall cancel and deliver to the Lead Borrower the Revolving Credit Notes so replaced), PROVIDED HOWEVER, that in the event a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to the Borrowers, the Agent, in lieu of causing the Lead Borrower, on behalf of itself and the other Borrowers, to execute one or more new Revolving Credit Notes, may issue a certificate confirming the resulting Tranche A Dollar Commitments and Tranche A Commitment Percentages.

                    (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Tranche A Lender shall have all rights and privileges of a Tranche A Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which the Tranche A Lenders are signatories and any person removed as a Lender shall thereafter be relieved of any obligations or responsibilities of a Tranche A Lender hereunder and thereunder.

          2.23 Concerning Joint and Several Liability of the Borrowers.
               -------------------------------------------------------

               (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement and the Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Liabilities.

               (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all Liabilities, it being the intention of the parties that all the Liabilities shall be the joint and several Liabilities of each of the Borrowers without preferences or distinction. In addition to and without in any way limiting the foregoing, each Borrower jointly and severally absolutely and unconditionally guarantees to Agent and the Lenders the payment and performance of all the Liabilities and agrees to be liable for the full and indefeasible payment and performance of all the Liabilities. This guarantee is a continuing guarantee, and shall not be terminated or terminable when any of the Liabilities or Commitments are outstanding and shall apply to all Liabilities whenever arising.

               (c) If and to the extent that any of the Borrowers fail to make any payment with respect to any of the Liabilities as and when due or to perform any of the Liabilities in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Liability.

               (d) The Liabilities of each Borrower under this Agreement constitute full recourse Liabilities of such Borrowers enforceable against such Borrowers to the full extent of its properties and assets, irrespective of the validity, regularity, or enforceability of this Agreement or any other circumstance whatsoever.

               (e) Except as otherwise expressly provided in this Agreement, each Borrower other than the Lead Borrower hereby (without prejudice to its status as Borrower and for the purposes of providing for the eventuality that, contrary to the terms of this Agreement, it is held by a court or arbitrator to be a guarantor) waives notice of acceptance of its joint and several liability, notice of any Revolving Credit Loans or Tranche B Loan made under this Agreement, notice of any action at any time taken or omitted by the Agent or the Lenders under or in respect of any of the Liabilities, and generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement.

               (f) Each Borrower other than the Lead Borrower hereby (without prejudice to its status as Borrower and for the purposes of providing for the eventuality that, contrary to the terms of this Agreement, it is held by a court or arbitrator to be a guarantor) assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Liabilities, the acceptance of any payment of any of the Liabilities, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or the Lenders at any time or times in respect of any default by any other Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or the Lenders in respect of any of the Liabilities, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Liabilities or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower other than the Lead Borrower (without prejudice to its status as Borrower and for the purposes of providing for the eventuality that, contrary to the terms of this Agreement, it is held by a court or arbitrator to be a guarantor) assents to any other action or delay in acting or failure to act on the part of the Agent or the Lenders with respect to the failure by the other Borrowers to comply with any of its respective Liabilities, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Liabilities. Each Borrower waives notice of acceptance, the making of loans and providing other financial accommodations to the other Borrowers and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which any Borrower or a guarantor is entitled (except as explicitly provided in this Agreement). Each Borrower hereby further waives and relinquishes any and all other defenses or rights that it might assert as a surety or guarantor of the Liabilities.

               (g) It is the intention of each Borrower that, so long as any of the Liabilities hereunder remain unsatisfied, the Liabilities of the Borrowers shall not be discharged except by performance and then only to the extent of such performance. The Liabilities of any Borrower


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

under this Agreement shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any other Borrower. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, the Agent or any Lender. No invalidity, irregularity or unenforceability of all or any part of the Liabilities shall affect, impair or be a defense to the obligations of the Borrowers hereunder, nor shall any other circumstance which might otherwise constitute a defense available or legal or equitable discharge of the Lead Borrower or any other Borrower discharge any other Borrower in respect of the Liabilities or such Borrowers in respect of their obligations hereunder or otherwise affect, impair or be a defense to such obligations.

               (h) The provisions of this Section are made for the benefit of the Agent and the Lenders and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent or the Lenders first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Liabilities hereunder or to elect any other remedy. The provisions of this Section shall remain in effect until all of the Liabilities shall have been paid in full or otherwise fully satisfied. Without prejudice to the status of any Borrower as Borrower, and for the purposes of providing for the eventuality that, contrary to the terms of this Agreement, it is held by a court or arbitrator that any Borrower other than the Lead Borrower is a guarantor, each Borrower, other than the Lead Borrower, hereby agrees that, if at any time, any payment, or any


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

part thereof, made in respect of any of the Liabilities, is rescinded or must otherwise be restored or returned by the Agent or any Lenders upon the insolvency, bankruptcy or reorganization, of any of the Borrowers, or otherwise, the provisions of this Section will forthwith be reinstated in effect, as though such payment had not been made.

          2.24 Lechters, Inc. as Lead Borrower. The Borrowers for their convenience have appointed the Lead Borrower as their agent for the purposes of entering into the loan arrangements contemplated hereby, requesting advances, making representations, warranties and certifications, and distributing proceeds of loans and generally taking such other action as is reasonably necessary to administer the Revolving Credit and Tranche B Loan on behalf of the Borrowers. Each Borrower authorizes the Lead Borrower to execute and deliver, on each Borrower's behalf and stead, the Revolving Credit Notes to each Tranche A Lender, the SwingLine Note to the SwingLine Lender, the Tranche B Note to the Tranche B Lender, this Agreement and the other Loan Documents to evidence the Liabilities of the Borrowers to the Lenders and to the Agent, as well as to execute such additional documents as the Agent may require to further evidence the Revolving Credit and Tranche B Loan or the granting of security interests in the Collateral as contemplated by this Agreement, and for such purposes, each Borrower appoints the Lead Borrower as its attorney-in-fact to do all things consistent with the foregoing. Any document executed by the Lead Borrower in connection herewith or in furtherance of the Borrowers' undertakings hereunder, shall be binding upon each Borrower as if such Borrower had executed such document, and neither the Agent nor the Lenders shall have any responsibility to inquire as to the Lead Borrower's authority to act on behalf of the other Borrowers. The authority of the Lead Borrower to act on behalf of and to bind each Borrower, shall continue unless and until the Agent's actual receipt of written notice of the termination of


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

such authority, which notice is signed by the respective President or other appropriate corporate officer of any of the Borrowers revoking such authority, and which notice shall be effective only as to loans, advances or other accommodations made more than thirty (30) days following the Agent's receipt of such notice. In recognition of the role of the Lead Borrower, the Agent and the Lenders agree to communicate with, and send notices to, only the Lead Borrower in connection with or relating to the Loan Documents.

ARTICLE III - CONDITIONS PRECEDENT

          As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit and the making of the Tranche B Loan, each of the documents respectively described in Sections 3.1 through and including
3.4 (each in form and substance satisfactory to the Agent, the Tranche A Lenders and the Tranche B Lender) shall have been delivered to the Agent, and the conditions respectively described in Sections 3.5 through and including 3.11, shall have been satisfied (the "CLOSING DATE"):

          3.1. Corporate Due Diligence.
               -----------------------

               (a) A Certificate of corporate good standing with respect to each Borrower and Guarantor issued by the Secretary of State of the State in which that Borrower or Guarantor, as the case may be, was organized.

               (b) Certificates of qualification to do business as a foreign corporation for any Borrowers and Guarantors issued by the Secretary of State of each State in which such Borrower's or Guarantor's, as the case may be, conduct of business or ownership of assets requires such qualification.

               (c) A certificate of each Borrower's and Guarantor's respective Secretary as to the due adoption and continued effectiveness of, each corporate resolution adopted in


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

connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, such certificate to set forth the text of each such resolution in an attachment thereto.

          3.2. Opinion. An opinion of counsel to the Borrowers and Guarantors in form and substance satisfactory to the Agent and Tranche B Lender.

          3.3. Additional Documents. Such additional instruments and documents as the Agent, Tranche B Lender or their respective counsel reasonably may require or request, including the following:

               (a) Those documents required to be provided pursuant to Section
7.1 (which relates to deposit accounts) and 7.2 (which relates to credit card accounts).

               (b) Pledges by each of the Borrowers and Guarantors of the capital stock of any other Borrower or Guarantor which the pledgor Borrower or Guarantor holds, including a pledge by the Parent of the stock it holds in all of its Subsidiaries, in the form of Exhibit 3.3(1).

               (c) Revolving Credit Notes, payable to each Tranche A Lender in the amount of such Lender's Dollar Commitment, and the SwingLine Note, payable to the SwingLine Lender, in the amount of the SwingLine Loan Ceiling.

               (d) Tranche B Note, payable to the Tranche B Lender in the amount of the Tranche B Loan Ceiling.

               (e) Unlimited Guaranties by each of the Guarantors.

          3.4. Officers' Certificates. Certificates executed by the President, Chief Executive Officer or the Chief Financial Officer of the Lead Borrower and stating that the representations and warranties made by the Borrowers to the Agent and the Lenders in the Loan Documents are true and complete as of the date of such certificate, and that no event has occurred which is or


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which, solely with the giving of notice or passage of time (or both), would be an Event of Default.

          3.5. Representations and Warranties. Each of the representations made by or on behalf of the Borrowers and Guarantors in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrowers and Guarantors shall be true and complete as of the date as of which such representation or warranty was made.

          3.6. Minimum Excess Availability. After giving effect to the first loan under the Revolving Credit and the Tranche B Loan, any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby, and L/C's to be issued at, or immediately subsequent to, such establishment, Availability shall be not less than $12.5 Million ($12,500,000.00), which amount shall include for the purposes of this Section 3.6, cash and marketable securities. The Lead Borrower shall deliver a current borrowing base certificate as of such date demonstrating such Availability.

          3.7. All Fees and Expenses Paid. All fees due at or immediately after the first loan under the Revolving Credit and all costs and expenses incurred by the Agent in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Agent) shall have been paid. All fees due on the Closing Date with respect to the Tranche B Loan and all costs and expenses incurred by the Tranche B Lender in connection with the Tranche B Loan (including fees and expenses of counsel to the Tranche B Lender) shall have been paid in full.

          3.8. No Event of Default. No Event of Default shall then be continuing.

          3.9. No Adverse Change. Other than the commencement of the Proceedings, no event shall have occurred or failed to occur, which occurrence or failure has had or would have a Materially Adverse Effect upon the Borrower's financial condition when compared with such financial condition at the Petition Date.

          3.10. Delivery of Notices. The Borrowers shall have complied with the provisions of Sections 7.1(b) and 7.2(b), below.

          3.11. Repayment. The Borrowers shall have repaid the Prior Lender Claim, as such term is defined in the Borrowing Orders (other than early termination fees provided thereunder) in full.

          3.12. Bankruptcy.
                ----------

               (a) No trustee and no examiner shall have been appointed or designated in the Proceedings with respect to the Borrowers or their respective businesses, properties or assets, and no motion shall be pending seeking such appointment.

               (b) A Borrowing Order satisfactory in all respects to the Agent and the Lenders shall have been entered by the Bankruptcy Court authorizing the secured financing hereunder on the terms and conditions set forth herein, and, providing for, without limitation, (i) modification of the automatic stay, (ii) authorizing and granting to Agent for the benefit of the Lenders senior security interests and liens subject only to certain specified expenses of the United States Trustee and certain expenses of professionals engaged by the Borrowers and any creditors committee in a Reserve Account to be established in accordance with the Borrowing Order, (iii) authorizing and granting the Liabilities super-priority administrative expense status junior only to certain specified expenses of the United States Trustee, professionals engaged by the Borrowers and any creditors' committee, (iv) that no costs, expenses or other charges may be


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

assessed or attributed to Agent or Lenders or the Collateral pursuant to Section 506(c) of the Bankruptcy Code (subject to certain Availability Reserves in the event that such provisions are not in any Borrowing Order), and (v) subordination of the debt and liens of (A) the Agent under the Pre-Petition Loan Agreement and (B) all other creditors asserting liens, claims or encumbrances against the Collateral (including without limitation all store landlords, to the extent permitted by applicable law), other than creditors holding Permitted Liens, which Borrowing Order shall be in full force and effect and shall not have been vacated, reversed, modified or stayed, pending appeal in any respect. The Borrowers shall have complied in full with the notice and other requirements of the Bankruptcy Code and any applicable Bankruptcy Rules with respect to any relevant Borrowing Order in a manner.

               (c) The Interim Borrowing Order shall be entered on or before the date of the initial advances made hereunder (and in no event after May 24, 2001) and shall provide that it shall remain in effect until entry of the Final Borrowing Order, unless expressly agreed to in writing by Agent and Lenders.

               (d) Reserved.

               (e) An order in the Proceedings shall have entered directing the joint administration of the Borrowers' and Guarantors' estates.

               (f) The Agent and the Tranche B Lender shall be satisfied with the terms of any adequate protection provided to other pre-petition creditors of the Borrowers. No document shall be deemed delivered to the Agent or any Lender until received and accepted by the Agent at its head office in Boston, Massachusetts, except for such documents as are executed and delivered to the Agent at the closing of the transaction contemplated hereby. Under no circumstances will this Agreement take effect until executed and accepted by the


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

Agent and the Lenders at their respective head offices.

ARTICLE IV - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

          To induce each Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under this Agreement (each of which loans shall be deemed to have been made in reliance thereupon) the Borrowers and Guarantors, in addition to all other representations, warranties, and covenants made by the Borrowers or Guarantors in any other Loan Document, represent, warrant, and covenant as follows:

          4.1. Payment and Performance of Liabilities. The Borrowers and Guarantors shall, and the Borrowers hereby authorize the Lead Borrower on their behalf to, pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

          4.2. Due Organization - Corporate Authorization - No Conflicts.
               ---------------------------------------------------------

               (a) Each Borrower and each Guarantor presently is and shall (except as otherwise permitted by this Agreement in connection with (i) permitted store closings, (ii) restructurings of the manner in which the Borrowers or Guarantors carry on their business, and (iii) mergers between or among Related Entities) hereafter remain in good standing as a corporation organized under the laws of the State of its incorporation indicated in EXHIBIT
4.2 to this Agreement and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of that Borrower's or Guarantor's assets or operation of that Borrower's or Guarantor's business, such qualification is necessary.

               (b) Each Related Entity is listed on EXHIBIT 4.2, annexed hereto. Each Related Entity is and shall (except as otherwise permitted by Agreement (i) in connection with


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

permitted store closings, (ii) restructurings of the manner in which they carry on their business, and (iii) mergers between or among Related Entities) hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified as a foreign corporation in every other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification is necessary. The Lead Borrower shall provide the Agent with prior written notice of any entity's becoming or ceasing to be a Related Entity.

               (c) No Borrower or any Guarantor shall change its State of incorporation or form of organization without prior notification to Agent.

               (d) Each Borrower and each Guarantor has all requisite corporate power to execute and deliver all Loan Documents to which it is a party and has and will hereafter, subject to Section 4.2(a), retain all requisite corporate power to perform all Liabilities.

               (e) The execution and delivery of each Loan Document by each Borrower and each Guarantor, or by the Lead Borrower on behalf of each Borrower that is a party thereto, such Borrower's and Guarantor's consummation of the transactions contemplated by such Loan Document (including, without limitation, the creation of security interests by such Borrower and Guarantor as contemplated hereby), such Borrower's and Guarantor's performance under such Loan Document, the borrowings hereunder, and the use of the proceeds thereof, and the guaranties of the Guarantors:

                    (i) Have been duly authorized by all necessary corporate action on the part of such Borrower or Guarantor, as the case may be;

                    (ii) Do not, and will not, contravene in any material respect with any Requirement of Law or obligation of such Borrower or Guarantor, as the case may be; and

                    (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of such Borrower or Guarantor, as the case may be pursuant to any Requirement of Law or obligation of such Borrower or Guarantor, as the case may be, except pursuant to the Loan Documents.

               (f) The Loan Documents have been duly executed and delivered by the Lead Borrower on behalf of itself and the other Borrowers and by the Guarantors and are the legal, valid and binding obligations of the Borrowers and Guarantors, enforceable against the Borrowers and Guarantors in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, or other laws relating to or affecting generally the enforcement of creditors' rights or by general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

          4.3. Trade Names.
               -----------

               (a) EXHIBIT 4.3, annexed hereto, is a listing of:

                    (i) All names under which each Borrower or Guarantor has ever conducted its business and

                    (ii) All entities and/or persons with whom each Borrower or Guarantor ever consolidated or merged, or from whom each Borrower or Guarantor ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

               (b) No Borrower or Guarantor will change its name or conduct its business under any name not listed on EXHIBIT 4.3 or conduct its business in a state in which that Borrower or Guarantor does not presently conduct its business except:

                    (i) upon not less than ten (10) days subsequent written notice (with reasonable particularity) to the Agent; and

                    (ii) in compliance with all other provisions of this Agreement.

          4.4. Infrastructure.
               --------------

               (a) The Borrowers and Guarantors have and will maintain a sufficient infrastructure to conduct their business without experiencing a Material Adverse Effect.

               (b) Each Borrower and Guarantor owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrowers' or Guarantor's, as the case may be, conduct of the Borrowers' or Guarantor's, as the case may be, business, except where the failure to possess such intellectual or proprietary information will not have a Material Adverse Effect.

               (c) The conduct by the Borrowers or Guarantor's of the Borrowers' or Guarantors' business does not presently infringe (nor will the Borrowers or Guarantors, as the case may be, conduct their business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person, except where such infringement does not have a Material Adverse Effect.

          4.5. Borrowing Order/Use of Proceeds/Default Under Other Indebtedness

               (a) A Borrowing Order has been duly entered, valid, subsisting and continuing and shall not be vacated, modified, reversed on appeal, or modified by any order of


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

the Bankruptcy Court or otherwise, and is and shall not be, nor shall any borrowing of the Loans or the issuance of any L/C's be, subject to any stay pending appeal.

               (b) All loans and L/C's provided hereunder shall be used by Borrowers exclusively: (i) on the Closing Date, to refinance the loans under the Pre-Petition Loan Agreement in full; and (ii) for general operating and working capital purposes in the ordinary course of Borrowers' business and for such other purposes as are permitted hereby, but only to the extent set forth in or consistent with the Business Plan and the Borrowing Orders approving the loans and L/C's hereunder including without limitation payment of the Prior Lender Claim as that term is defined in the Borrowing Orders. No portion of any administrative expense claim or other claim relating to the Chapter 11 Case shall be paid with the proceeds of such loans provided hereunder, other than those administrative expense claims directly attributable to the operation of the business of the Borrowers (including, to the extent allowed by the Bankruptcy Court, claims for professional fees or trustee's fees).

               (c) No Borrower or any Guarantor is in default in the payment of any amounts at any time due on any Indebtedness arising after the Petition Date, or in the performance of an other material terms or covenants of any such Indebtedness or of any mortgage, security agreement, indenture, pledge, or other agreement relating thereto or securing such Indebtedness.

          4.6. Locations.
               ---------

               (a) The Collateral, and the books, records, and papers of Borrowers and Guarantors pertaining thereto, are kept and maintained solely at the Borrowers' and Guarantors' chief executive offices and those locations which are listed on EXHIBIT 4.6(A), which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrowers or Guarantors own the subject location) and of all service bureaus with which any such records are maintained.

               (b) The Borrowers and Guarantors shall not remove any of the Collateral from such chief executive office or locations listed on EXHIBIT 4.6(A) except to:

                    (i) accomplish sales, returns, and transfers of Inventory in the ordinary course of business; or

                    (ii) move Inventory from one such location to another such location;

                    (iii) utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles); or

                    (iv) close or open any store as permitted by Section 4.6(d)
          (ii) (iii), or (iv).

               (c) the Borrowers and Guarantors shall use their reasonable efforts to provide the Agent with Landlord's Waivers or subordinations, in substantially the form annexed hereto as Exhibit 4.6(c)(1) for each of the Borrower's locations in any of the Landlord States, PROVIDED THAT no Borrower or Guarantor shall be obligated to pay any amount or to grant any concession to a landlord in order to obtain such Waiver or subordination. The Agent may establish an Availability Reserve for each of such locations as to which such a waiver is not so delivered, which Availability Reserve shall be reduced or eliminated upon delivery of a Waiver for such a location.

               (d) The Borrowers and Guarantors will not:

                    (i) Alter, modify, or amend any Lease in any material respect in any manner which would have a Material Adverse Effect upon the liquidation of Inventory except as provided in clause (iv) hereof.


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

                    (ii) Close any location at which any Borrower or Guarantor maintains, offers for sale, or stores any of the Collateral, except as provided in clause (iv) hereof.

                    (iii) Commit to open or open any new location except

                         (A) in connection with the relocation of a retail
               location of a Borrower or Guarantor; or

                         (B) the opening of new retail locations; provided, that
               each of the following requirements is satisfied:

                              (I) the Agent shall be provided not less than ten
                    (10) days prior written notice (with reasonable detail) of the proposed opening;

                              (II) Immediately prior to the earliest day on
                    which the respective Borrower or Guarantor becomes legally obligated on account of its leasing of the respective new location, no Event of Default shall occur by reason of such Borrower's or Guarantor's so becoming obligated.

                              (III) (1) Such opening is contemplated by the
                    Business Plan, provided, however, up to five (5) additional store openings not contemplated by the Business Plan shall be permitted in any fiscal year, and (2) Availability for the ninety (90) days prior to making any commitment with respect to such additional store openings was not and immediately after such commitment is not less than $20 Million ($20,000,000.00) and on a pro forma going forward basis for the twelve (12) month period following such


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

                    commitment, as reflected in a projections provided to the Agent no later than seven (7) days prior to such commitment (and prepared based on the same methodology and with the same assumptions as those used in the preparation of the Business Plan) will not be less than $20 Million ($20,000,000.00).

                              (IV) If the location is in a Landlord State, the
                    Lead Borrower shall use its best efforts to provide the Agent with a Landlord's Waiver or subordination (in the form described in Section 4.6(c)) for such location.

                              (V) The Borrowers and Guarantors shall be in
                    compliance with Section 4.25 and shall have executed such additional financing statements, on account of the subject new location, as may then be required by Agent.

                    (iv) Notwithstanding the foregoing limitations of this
          Section 4.6(d): (A) Borrowers may close the 166 locations provided for under the Pre-Petition Agency Agreement and reject, modify, abandon, or assign the leases corresponding thereto; and (B) Borrowers may close up to twenty-five (25) locations in any fiscal year and reject, modify, abandon, or assign the leases corresponding thereto, provided that, (I) except with respect to the first ten (10) locations closed in any fiscal year, the Borrowers must enter into an Agency Agreement in form and substance satisfactory with a third party liquidator satisfactory to the Agent and the Tranche B Lender with respect to such closings; (II) in connection with any and all Inventory sold or otherwise disposed of as part of any going-out-of-business sale, the Borrowers must provide the Agent with such detail and written material respecting such sales as the Agent requests.

               (e) Except as otherwise disclosed pursuant to, or permitted by, this Section 4.6 and except for goods in the control of a customs broker who has entered into a Customs Brokers Agreement, no tangible personal property of the Borrowers or Guarantors having a cost in excess of $1 Million ($1,000,000.00) in the aggregate is in the care or custody of, or stored or entrusted with, a bailee or other third party and none having a cost in excess of $1 Million ($1,000,000.00) shall hereafter be placed under such care, custody, storage, or entrustment.

          4.7. Title to Assets.
               ---------------

               (a) The Borrowers and Guarantors are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances other than Permitted Encumbrances.

               (b) The Borrowers and Guarantors do not and shall not have possession of any property on consignment to the Borrowers or Guarantors having a value in excess of $5 Million ($5,000,000.00) in the aggregate, at any one time, other than pursuant to a consignment in respect of which either:

                    (i) no financing statement has been filed by consignor or other action taken by consignor under the UCC to perfect or protect its interest in the consigned goods against the claims of third party secured creditors; or

                    (ii) an intercreditor agreement (in a form reasonably satisfactory to the Agent) between the consignor and the Agent has been executed.

          4.8 Indebtedness.
              ------------

               (a) The Borrowers and Guarantors do not and shall not hereafter have any Indebtedness with the exceptions of:

                    (i) Any Indebtedness to the Lenders;

                    (ii) The Indebtedness (if any) arising prior to the Petition Date and listed on EXHIBIT 4.8;

                    (iii) Indebtedness secured by purchase money security interests not otherwise described in this Section 4.8 and Capital Leases for the acquisition of Equipment not exceeding $2.5 million ($2,500,000.00) outstanding at any one time;

                    (iv) The 5.00% Notes; and

                    (v) Indebtedness, not to exceed $2,500,000 at any one time outstanding, which is not otherwise described in this Section 4.8(a) and is not otherwise prohibited by this Agreement.

               (b) The Borrowers and Guarantors shall not permit more than 20% of that portion of the aggregate of their Indebtedness for the purchase of goods or services which is not the subject of reasonable dispute to remain unpaid more than forty-five (45) days beyond then current trade terms provided to the subject Borrower or Guarantor by the supplier of such goods and services.

          4.9 Repayment of 5.00% Notes. The Borrowers and Guarantors shall not redeem, retire, defease, pay, prepay, refinance or restructure the 5.00% Notes or any other indebtedness arising or incurred prior to the Petition Date (other than (i) under the Pre-Petition Loan Agreement; (ii) as permitted by customary first day orders approved by the Bankruptcy Court; or (iii) payments in accordance with ordinary operating expenses which are specifically approved by the Bankruptcy Court in an order approved by the Agent).

          4.10. Insurance Policies.
                ------------------

               (a) EXHIBIT 4.10 is a schedule of all insurance policies owned by the Borrowers and Guarantors or under which the Borrowers and Guarantors are the named insured. Each of such policies that is material is in full force and effect. Neither the issuer of any such policy nor the Borrowers or Guarantors are in default or violation of any material policy.

               (b) The Borrowers and Guarantors shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonable given the nature and magnitude of the Borrower's and Guarantor's business and customary practices in such business. The Agent and the Lenders acknowledge that the coverage reflected on EXHIBIT 4.10 presently satisfies the foregoing requirements, it being recognized by the Borrowers, the Guarantors, the Agent and the Lenders, HOWEVER, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrowers shall provide for a minimum of thirty (30) days' written notice of cancellation to the Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agent, which endorsement shall provide that the insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrowers or Guarantors or by the failure of the Borrowers or Guarantors to comply with any warranty or condition of the policy. In the event of the failure by the Borrowers or Guarantors to maintain insurance as required herein, the Agent, at its option, may obtain such insurance, PROVIDED, HOWEVER, the Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance. The Lead Borrower shall furnish to the Agent certificates or other evidence satisfactory to the Agent regarding the insurance maintained by the Borrowers and Guarantors.

               (c) The Lead Borrower shall advise the Agent of each claim in excess of $500,000.00 made by any Borrower or Guarantor or group of Borrowers or Guarantors under any policy of insurance which covers the Collateral and following the occurrence of an Event of Default will permit the Agent, at the Agent's option in each instance, to the exclusion of the Borrowers, to conduct the adjustment of each such claim. The Borrowers and Guarantors hereby appoint the Agent, effective following the occurrence of an Event of Default, as the Borrowers' and Guarantors' attorney in fact to obtain, adjust, settle, and cancel any insurance described in this Section 4.10 and to endorse in favor of the Agent any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent. The Agent shall not be liable on account of any exercise of such power of attorney except for any exercise that constitutes gross negligence or willful misconduct. Prior to the occurrence of an Event of Default the Borrowers and Guarantors may use the proceeds of such insurance to purchase Inventory or in the case of insurance proceeds from fixed assets, to purchase replacement fixed assets or to retire related purchase money Indebtedness. Following the occurrence of an Event of Default or in the event that the Borrowers or Guarantors do not use the proceeds for the above purposes, the Agent may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in the order of application provided for herein.

          4.11. Licenses. Each license, distributorship, franchise, and similar agreement issued to any of the Borrowers or Guarantors, or to which any of the Borrowers or Guarantors is a party, and which is material to the business of the Borrowers and Guarantors, taken as a whole, is in full force and effect. No Borrower or Guarantor nor, to the Parent's knowledge, any other party


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to any such license or agreement is in default or violation thereof, where such violation would have a Material Adverse Effect. No Borrower or Guarantor has received any notice or threat of cancellation of any such license or agreement where such cancellation would have a Material Adverse Effect.

          4.12. Leases. EXHIBIT 4.12 is a schedule of all presently effective Capital Leases. EXHIBIT 4.6(A) includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. Except with respect to the 166 locations provided for under the Pre-Petition Agency Agreement and the locations permitted to be closed pursuant to Section 4.6(b)(iv) hereof, neither the Borrowers, the Guarantors, nor, to the Parent's knowledge, any other party to any such Leases or Capital Leases is in default or violation of any ten (10) or more such Leases or Capital Leases and neither the Parent nor the Borrowers or Guarantors have received any currently pending notice or threats of cancellation of more than ten (10) such Leases or Capital Leases (or such lesser number where such default or violation would have a Material Adverse Effect). The Borrowers and Guarantors hereby authorize the Agent at any time and from time to time to contact any of the Borrowers' and Guarantors' landlords in order to confirm the continued compliance by any Borrower or Guarantor with the terms and conditions of the Lease(s) between such Borrower or Guarantor and the relevant landlords and to discuss such issues, concerning such Borrower's or Guarantor's occupancy under such Lease(s), as the Agent may determine..

          4.13. Requirements of Law. The Borrowers and Guarantors are in compliance with, and shall hereafter comply with and use their respective assets in compliance, with all material Requirements of Law. No Borrower or Guarantor has received any notice of any material


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violation of any Requirement of Law, other than any such violations that have been cured or otherwise remedied.

          4.14. Maintain Collateral. Each Borrower and Guarantor shall:
                -------------------

               (a) Keep the Collateral under its control in good order and repair (ordinary reasonable wear and tear and insured casualty excepted);

               (b) Not suffer or cause the waste or destruction of any material part of the Collateral

               (c) Not use any of the Collateral in violation of any policy of insurance thereon; and

               (d) Subject to Section 4.14(e), below, not sell, lease, or otherwise dispose of any of the Collateral, except for:

                    (i) The sale of Inventory in the ordinary course of business;

                    (ii) The turning over to the Agent of all Receipts as provided herein; and

                    (iii) The sale, rollover, reinvestment, or liquidation of Permitted Investments.

               (e) The Borrowers and Guarantors may dispose of Collateral outside of the ordinary course of business as follows:

                    (i) The disposal of store related Collateral consisting of Inventory, Equipment and Fixtures in connection with store closures permitted pursuant to Sections 4.6(d)(ii) and 4.6(d)(iv); and

                    (ii) The disposal of the Borrowers' Equipment and Fixtures located as of the date hereof at the Humboldt Industrial Park in Hazelton, Pennsylvania.


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

                    (iii) The disposal of up to $2.5 Million ($2,500,000.00) of obsolete, duplicate or other Inventory (at Cost) and Equipment and Fixtures (net of accumulated depreciation) in the aggregate during each calendar year during the term of the Agreement, that is not necessary or required for the operation of the Borrowers' or Guarantors' business, taken as a whole, exclusive of such amounts referenced in Sections 4.14(e)(i) and (ii), above.

          4.15. Pay Taxes.
                ---------

               (a) As of the date of this Agreement, the Borrowers and Guarantors have received written notice from the Internal Revenue Service that the Internal Revenue Service has completed its examination of the Borrowers' and Guarantors federal income tax returns for all tax years through and including the Borrowers' taxable year referenced on EXHIBIT 4.15, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid, settled or otherwise resolved. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. Except as set forth on EXHIBIT 4.15, no issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

               (b) As of the date of this Agreement, the Borrowers and Guarantors have paid all state and local income, excise, sales, and other taxes which are incurred or arise after the Petition Date and for which the Borrowers are liable except, as referenced on EXHIBIT 4.15, and have filed all returns required with respect to such taxes.


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

               (c) Except as disclosed on EXHIBIT 4.15, there are no examinations of or with respect to the Borrowers or Guarantors presently being conducted by the Internal Revenue Service or any other taxing authority.

               (d) The Borrowers and Guarantors at all times after the Petition Date shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges arising or incurred after the Petition Date of any kind or nature levied, assessed or claimed against any Borrower or Guarantor or the Collateral by any person or entity whose claim could reasonably be expected to result in an Encumbrance upon any asset of any Borrower or Guarantor or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrowers or Guarantors by reason of withholding from employees' pay or by reason of any Borrower's or Guarantor's receipt of sales tax or other funds for the account of any third party; timely make all Post-Petition contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrowers or Guarantors; and timely file all tax and other returns and other reports with each governmental authority with which the Borrowers or Guarantors are obligated to file after the Petition Date, PROVIDED, HOWEVER, any Borrower or Guarantor may timely contest in good faith and by appropriate proceedings any amount of the type described in this Section 4.15(d) which it is alleged to be obligated to pay, but only if and for so long as no lien is filed on any of the Collateral with respect to such taxes, and adequate cash reserves have been set aside for the payment thereof.

               (e) At its option, the Agent may, but shall not be obligated to, pay any Post-Petition taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrowers or Guarantors or the Collateral by any person or entity or governmental


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

authority, and make any contributions or other payments on account of any Employee Benefit Plan maintained by the Borrowers or Guarantors as the Agent, in the Agent's discretion, may deem necessary or desirable to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, PROVIDED, HOWEVER, the Agent's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' or Guarantors' failure to have made such payment.

          4.16. No Margin Stock. The Borrowers and the Guarantors are not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock other than stock of the Parent, or any Related Entity.

          4.17. ERISA. Neither the Borrowers nor the Guarantors nor any ERISA Affiliate shall in any manner such as would have a Material Adverse Effect, or could result in a lien being imposed upon any material assets of the Borrowers or Guarantors:

               (a) Violate or fail to be in compliance with any Employee Benefit Plan maintained by the Borrowers or Guarantors,

               (b) Fail to timely file all reports and filings required by ERISA to be filed by the Borrowers or Guarantors;

               (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA);


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

               (d) Engage in, or commit, any act that would permit the imposition of a tax or penalty upon the Borrowers or Guarantors pursuant to ERISA;.

               (e) Accumulate, after the Petition Date, any material funding deficiency within the meaning of ERISA;

               (f) Terminate any Employee Benefit Plan in a manner that would permit a lien to be imposed upon any assets of the Borrowers or Guarantors on account thereof pursuant to ERISA; or

               (g) Incur withdrawal liability under Title IV of ERISA in connection with any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

          4.18. Hazardous Materials.
                -------------------

               (a) The Borrowers and Guarantors have never:

                    (i) Been legally responsible for any release or threat of release of any Hazardous Material where such legal responsibility would have a Material Adverse Effect.

                    (ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrowers and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel, to the extent such release or incurrence would have a Material Adverse Effect.


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

               (b) Unless their failure to act as set forth in (i) and (ii) below would not have a Material Adverse Effect, the Borrowers and Guarantors shall (and in any event shall use their best efforts to):

                    (i) Dispose of any Hazardous Material only in compliance with all Environmental Laws; and

                    (ii) Not store any Hazardous Material on any site or vessel occupied or operated by the Borrowers or Guarantors and not transport or arrange for the transport of any Hazardous Material, unless such storage or transport is in the ordinary course of the Borrowers' or Guarantors' business and is in compliance with all Environmental Laws.

               (c) The Lead Borrower shall provide the Agent with written notice upon obtaining knowledge that any governmental authority or other Person has incurred any expense or suffered any loss for which the Borrowers or Guarantors would be liable in connection with the assessment, containment, or removal of any Hazardous Material, if Borrowers' or Guarantors' liability for such expense or loss would have a Material Adverse Effect.

          4.19. Litigation. Except as described in EXHIBIT 4.19, there is not presently pending or threatened against any Borrower or Guarantor any suit, action, proceeding, or investigation which is not stayed by the Proceedings and which, if determined adversely to such Borrower or Guarantor or the Borrowers or Guarantors, would have a Material Adverse Effect.

          4.20. Dividends, Investments, Repurchases and Debt Retirement.
                -------------------------------------------------------

               (a) The Borrowers and Guarantors shall not:

                    (i) Pay any cash dividend or make any other distribution in respect of any class of the Borrowers' or Guarantors' capital stock other than dividends by the Subsidiaries to the Parent and scheduled payments of preferred dividends by the Parent.


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

                    (ii) Redeem, retire, purchase, or acquire any of the Parent's capital stock, or any of the Parent's securities. (iii) Invest in or purchase any stock or securities or rights to purchase any stock or securities of any corporation or other entity other than Permitted Investments.

                    (iv) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity (other than with any other Borrower, in which case thirty (30) days prior notice shall be given to Agent).

                    (v) Consolidate any of the Borrowers' or Guarantors' operations with those of any other corporation or other entity (other than with any other Borrower).

                    (vi) Organize or create any Related Entity, without the prior written consent of the Agent, which consent shall not be unreasonably withheld; PROVIDED THAT the Parent may establish additional Inoperative Subsidiaries to preserve the rights to trade names in certain jurisdictions and may establish additional Subsidiaries to own and operate store locations and make additional investments in Subsidiaries, so long as each such Subsidiary becomes a Borrower or guarantor of the Liabilities and the other conditions set forth below in clauses (A)-(C) below, are complied with:

                         (A) The capital stock of such Subsidiary is pledged to
               the Agent for the ratable benefit of the Lenders as additional Collateral for the Liabilities;

                         (B) Such Subsidiary executes and delivers a guaranty of
               the Liabilities or becomes a Borrower; and

                         (C) Such Subsidiary executes and delivers such
               documentation as the Agent may require to grant security and mortgage interests in such Subsidiary's assets to secure the Subsidiary's guaranty of (or obligation as a Borrower for) the Liabilities and provided, further, if such Subsidiary is and remains an Inoperative Subsidiary, the Borrowers shall have complied only with clause (A) above.

               (b) Parent shall not repurchase, redeem or otherwise retire any of its capital stock.

               (c) The Borrowers and Guarantors shall not subordinate any debts or obligations owed to the Borrowers or Guarantors by any third party to any other debts owed by such third party to any other Person.

               (d) Except as contemplated by this Agreement, the Borrowers and Guarantors shall not acquire any assets other than in the ordinary course of the Borrowers' or Guarantors' business as conducted at the execution of this Agreement.

               (e) Borrowers and Guarantors shall not refinance, restructure, amend, modify, or replace the 5.00% Notes or any other indebtedness (other than under the Pre-Petition Loan Agreement or as permitted by customary first day orders approved by the Bankruptcy Court) except upon terms and conditions including, without limitation, subordination terms, satisfactory to the Agent, in its discretion.

          4.21. Loans. The Borrowers and Guarantors shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, PROVIDED, HOWEVER, that the foregoing does not prohibit any of the following:


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

               (a) Advance payments made to the Borrowers' or Guarantors suppliers in the ordinary course;

               (b) Advances to or on behalf of the Borrowers' or Guarantors' officers, with unsecured advances not to exceed in the aggregate at any one time $100,000.00; and with secured advances (on such security as may be satisfactory to the Agent) not to exceed in the aggregate at any one time $50,000.00 provided that Agent's approval of such security shall not be required where an independent appraisal confirms the fair market value of the collateral to be equal to or greater than the amount of such advances.

               (c) Advances to or on behalf of the Borrowers' or Guarantors' employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrowers or Guarantors, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrowers or Guarantors;

               (d) Loans to any Related Entity, Affiliate or other venture permitted pursuant to Section 4.20 (a)(iii) which is not a Borrower, not to exceed $100,000.00 in the aggregate when combined with any other loans or investments permitted pursuant to Section 4.20 (a)(iii) outstanding at any one time, not otherwise expressly prohibited herein, PROVIDED THAT no Event of Default shall have occurred and none will occur by reason of such loan.

          4.22. Protection of Assets. The Agent may in its discretion from time to time discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific

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

finding in a judicial proceeding (in which the Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Agent has acted in bad faith or in a grossly negligent manner or has engaged in willful misconduct. The Borrowers shall pay to the Agent, on demand, or the Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Agent pursuant to this section. The obligation of the Borrowers to pay such amounts is a Liability.

          4.23. Line of Business. The Borrowers and Guarantors shall not engage in any business other than the business in which they are currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan or otherwise permitted by this Agreement).

          4.24. Affiliate Transactions. Except as otherwise permitted hereunder, the Borrowers and Guarantors shall not make any payment, nor give any value to any Related Entity except in the ordinary course of business or consistent with practices in effect on August 31, 2000 and not otherwise prohibited under the Loan Documents, PROVIDED THAT no Event of Default shall have occurred and none will occur by reason thereof.

          4.25. Additional Assurances.
                ---------------------

               (a) Except as set forth in Exhibit 4.25, the Borrowers and Guarantors are not the owner of, nor have they any interest in, any property or asset material or necessary to their business, which immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3) will not be subject to a perfected security interest or other collateral interest in favor of the Agent (subject only to Permitted Encumbrances) to secure the Liabilities.

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

               (b) The Borrowers and Guarantors will not hereafter acquire any asset or any interest in personal property which (if a security interest in such asset or interest may be perfected by filing under Article 9 of the UCC), is not, immediately upon such acquisition, subject to such a perfected security or other collateral interest in favor of the Agent to secure the Liabilities (subject only to Permitted Encumbrances).

               (c) The Borrowers and Guarantors shall execute and deliver to the Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agent may reasonably request: to carry into effect the provisions and intent of this Agreement; to protect and perfect the Agent's security interests in the Collateral; to comply with all applicable statutes and laws; and to facilitate the collection of the Receivables Collateral. The Borrowers and Guarantors shall execute all such instruments as may be reasonably required by the Agent with respect to the recordation and/or perfection of the security interests created herein.

               (d) The Borrowers and Guarantors hereby designate the Agent as and for the Borrowers' and Guarantors true and lawful attorney, with full power of substitution, to sign and file, where permitted by law any financing statements in order to perfect or protect the Agent's security interest and other collateral interests in the Collateral.

               (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4.25 shall be sufficient for filing to perfect the security interests granted herein, where permitted by law.

          4.26. Adequacy of Disclosure.
                ----------------------

                  (a) All quarterly and annual financial statements furnished to the Agent and each Lender by the Borrowers and Guarantors have been prepared in accordance with GAAP

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

consistently applied (and in the case of monthly management statements, consistent with GAAP methodology and substantially in accordance with GAAP) and present fairly in all material respects the Consolidated condition of the Parent and its Subsidiaries at the date(s) thereof and the Consolidated results of operations and cash flows of the Parent and its Subsidiaries for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrowers or Guarantors since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either individually or in the aggregate.

               (b) The Borrowers and Guarantors do not have any contingent obligations or obligations under any Lease or Capital Lease which are not noted in the Parent's Consolidated financial statements and the notes thereto furnished to the Agent and each Lender prior to the execution of this Agreement.

               (c) No document, instrument, agreement, or paper now or hereafter given the Agent or any Lender by or on behalf of the Borrowers or any guarantor of the Liabilities in connection with the execution of this Agreement by the Agent and each Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrowers which has, or which, in the foreseeable future would reasonably be expected to have, a Material Adverse Effect.

          4.27 No Restrictions on Liabilities. No Borrower or Guarantor shall enter into or become subject to, directly or indirectly, any agreement prohibiting or restricting in any manner (including, without limitation, by way of covenant, representation or event of default) any of the following:

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

               (a) The incurrence, creation or assumption of the Liabilities or any Encumbrances in favor of the Agent on any property of any Borrower or Guarantor.

               (b) The granting of a security interest, pledge, or Encumbrance in favor of the Agent and the Lenders on any asset of any Borrower or Guarantor.

          4.28 Other Covenants. No Borrower or Guarantor shall indirectly do or cause to be done any act which, if done directly by such Borrower or Borrowers or Guarantor or Guarantors, would breach any covenant contained in this Agreement.

          4.29 Security Documents.
               ------------------

               (a) Each of the Borrowing Orders creates in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and constitute the creation of a fully perfected lien on, and security interest in, all right, title and interest of the Borrowers and Guarantors thereunder in such Collateral, in each case prior and superior in right to any other person, other than as provided in such Borrowing Order.

               (b) Each of the Borrowing Orders create in favor of the Agent, for the benefit of the Lenders, legal, valid and enforceable mortgage and security interests in the Real Estate Interests and Proceeds of the Leasehold Interests, which constitute fully perfected liens on, and security interests in, all right, title and interest of the grantors thereunder in such Real Estate Interests and Proceeds of the Leasehold Interests, in each case prior and superior in right to any other person, other than as provided in such Borrowing Order.

               (c) Upon the entry of the Interim Borrowing Order or the Final Borrowing Order, whichever occurs first, all filings, assignments, pledges and deposits of documents or instruments will have been made and all other actions will have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to

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

any setoff, claims, withholdings, or other defenses. The Borrowers and Guarantors are the owners of the Collateral, free from any lien, security interest, encumbrance, or any other claim or demand, except for Permitted Encumbrances.

          4.30 Return of Property. Without the prior written consent of the Agent, the Borrowers and Guarantors shall not consent to or suffer the entry of an order in the Proceedings which authorizes the return of any of the Borrowers' or Guarantors' property pursuant to ss.546(g)* of the Bankruptcy Code.

          4.31 Bankruptcy Proceedings. The Borrowers and Guarantors will not seek, consent or suffer to exist (i) any modification, stay, vacation or amendment to the Borrowing Orders; (ii) a priority claim for any administrative expense or unsecured claim against the Borrowers or Guarantors (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expense of the kind specified in Section 105, 326, 330, 331, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d) or 1114 of the Bankruptcy
Code) equal or superior to the priority claim of the Agent and the Lenders in respect of the Liabilities, except with respect to the Carve Out (as defined in the Borrowing Orders) and to the proceeds of avoidance actions of the Borrowers or Guarantors under Chapter 5 of the Bankruptcy Code (with the exception of actions brought pursuant to Section 549 of such Chapter to recover any post-petition transfer of the Collateral); and (iii) any lien on any Collateral, having a priority equal or superior to the liens in favor of the Agent and the Lenders in respect of the Liabilities, other than Permitted Liens.

ARTICLE V - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

          5.1. Maintain Records. The Borrowers and Guarantors shall:

               (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' and Guarantors' transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers Guarantors at the close of, and the results of their operations for, the fiscal periods in question.

               (b) Timely provide the Agent with those financial reports, statements, and schedules required by this Article V or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers and Guarantors at the close of, and the results of their operations for, the period(s) covered therein.

               (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of their Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

               (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Agent and who are of nationally recognized standing and request such accountants to fully cooperate with, and be available to, the Agent to discuss the Borrowers' and Guarantors financial performance, financial condition, operating results, controls, and such other matters within the scope of the retention of such accountants as may be raised by the Agent.

               (e) Not change their respective fiscal years or taxpayer identification numbers without giving twenty (20) days notice to the Agent.

          5.2. Access to Records.
               -----------------

               (a) The Borrowers and Guarantors shall accord the Agent and the Agent's representatives access from time to time as the Agent and such representatives may reasonably require to all properties owned by or over which any Borrower or Guarantor has control. The Agent and the Agent's representatives shall have the right, and the Borrowers and Guarantors will permit the Agent and such representatives from time to time as the Agent and such representatives reasonably may request (in the absence of an Event of Default, upon reasonable notice and during normal business hours), to examine, inspect, copy, and make extracts from any and all of the Borrowers' and Guarantors' books, records, electronically stored data, papers, and files. The Borrowers and Guarantors shall make sufficient copying facilities available to the Agent.

               (b) The Borrowers and Guarantors hereby authorize the Agent and the Agent's representatives to:

                    (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrowers and Guarantors, and agree to direct any service bureau, contractor, accountant, or other person who maintains such information for the Borrowers and Guarantors fully to cooperate with the Agent and the Agent's representatives with respect thereto.

                    (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrowers' and Guarantors' computer billing companies, collection agencies, and accountants and to sign the name of the Borrowers or Guarantors on any notice to the Borrowers' or Guarantors' Account Debtors or verification of the Collateral.

          5.3. Immediate Notice to Agent.
               -------------------------

               (a) The Lead Borrower shall provide the Agent with written notice immediately upon the occurrence of any of the following events, which written notice shall be reasonably particular as to the facts and circumstances in respect of which such notice is being given:

                    (i) Any change in the Parent's Chief Executive Officer or Chief Financial Officer.

                    (ii) The completion of any physical count of all or a material portion of the Borrowers' or Guarantors' Inventory (together with a copy of the results thereof certified by the Lead Borrower).

                    (iii) Any cessation by the Borrowers or Guarantors of their making payment to their creditors on account of Post-Petition debts generally as such debts become due.

                    (iv) Any failure by the Borrowers or Guarantors to pay rent on or after the Petition Date at any five (5) of the Borrowers' or Guarantors' locations (other than the 166 locations provided for under the Pre-Petition Agency Agreement or the other locations permitted to be closed under Section 4.6(b)(iv) of this Agreement) at any one time.

                    (v) Any Material Adverse Change in the business, operations, or financial affairs of the Borrowers or Guarantors occurring after the Petition Date.

                    (vi) The occurrence of any Suspension Event.

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                    (vii) Any intention on the part of the Parent to discharge the Parent's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity.

                    (viii) Any litigation which, if determined adversely to the Borrowers, would reasonably be expected to have a Material Adverse Effect after the Petition Date.

                    (ix) The occurrence of an event or circumstance with respect to any Employee Benefit Plan which would reasonably be expected to have Material Adverse Effect.

                    (x) Any intended bulk sale, liquidation, or other disposition of assets of the Borrowers or Guarantors other than in the ordinary course of business (other than in connection with the closing of the 166 locations provided for under the Pre-Petition Agency Agreement or the first ten (10) locations permitted to be closed in any fiscal year under Section 4.6(b)(iv)(B) of this Agreement).

               (b) The Lead Borrower shall:

                    (i) Provide the Agent, when so distributed, with copies of any materials distributed to the shareholders of the Parent (QUA such shareholders).

                    (ii) Provide the Agent:

                         (A) When filed, copies of all filings by the Parent
               with the SEC.

                         (B) When received, copies of all correspondence from
               the SEC, other than routine non-substantive general communications from the SEC.

                         (C) Copies of all pleadings filed by or on behalf of
               the Borrowers relating to the Proceedings.

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                    (iii) Add the Agent as an addressee on all mailing lists
          maintained by or for the Borrowers or Guarantors which Agent may request.

                    (iv) At the request of the Agent, from time to time, provide the Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                    (v) Provide the Agent, when received by the Borrowers or Guarantors, with a copy of any management letter or similar communications from any accountant of the Borrowers or Guarantors.

          5.4. Borrowing Base Certificate. The Lead Borrower shall provide the Agent a Borrowing Base Certificate (in the form of EXHIBIT 5.4, as such form may be revised by agreement of the Lead Borrower and the Agent), reflecting the Borrowers' condition on the last Business Day of the reporting period immediately prior to the date when furnished, at the following times:

               (a) On the Thursday of each week (or the next Business Day, if any Thursday is not a Business Day) for the prior week.

               (b) Intentionally omitted.

               (c) Intentionally omitted.

          5.5. Monthly Collateral Reports. Monthly, within thirty (30) days of the end of the previous fiscal month, the Lead Borrower shall provide the Agent with such Collateral Reports (in the form acceptable to Agent) as are identified on EXHIBIT 5.5. For the purposes of this Section, the first "previous month" shall be April, 2001.

          5.6 Monthly Financial Reports. Monthly, within thirty (30) days of the end of the previous fiscal month, the Lead Borrower shall provide the Agent, in such form as the Agent and

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the Lead Borrower may agree, original counterparts of
an internally prepared statement of the Borrowers' Consolidated financial condition for the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a Consolidated basis), cash flow statement and comparison of same store sales for the corresponding month of the prior year, as well as comparisons to the Business Plan.

          5.7 Quarterly Financial Reports. Quarterly, within forty-five (45) days following the end of each of its first three (3) fiscal quarters in each fiscal year, the Lead Borrower shall provide the Agent a copy of its Report on Form 10-Q filed with the SEC. In the event that the Lead Borrower has not filed or is no longer required to file such a form with the SEC prior to such forty-fifth (45th) day, the Borrower shall provide the Agent on or before such forty-fifth (45th) day with an original counterpart of a management prepared consolidated financial statement of the Borrowers for the period from the beginning of the Borrowers' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

          5.8 Annual Reports. Annually, within ninety (90) days following the end of its Fiscal Year, the Lead Borrower shall furnish the Agent with a copy of its Report on Form 10-K filed with the SEC, and within ten (10) days of delivery by Borrower's independent accountants, any so-called management letters. In the event that the Lead Borrower has not filed or is no longer required to file such a form with the SEC prior to such ninetieth (90th) day, the Borrower shall provide the Agent on or before such ninetieth (90th) day with an original signed counterpart of

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the Borrowers' annual consolidated financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

          5.9 Officers' Certificates. The Lead Borrower shall cause its Chief Executive Officer, Chief Financial Officer or Vice President of Finance to certify in connection with the monthly, quarterly, and annual statements to be furnished pursuant to this Agreement that:

               (a) Such statements (other than the monthly statements) were prepared in accordance with GAAP consistently applied and present fairly the financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, SUBJECT, HOWEVER to the following:

                    (i) usual year end adjustments (this exception shall not be included in the certificate which accompanies the annual statement).

                    (ii) Material Accounting Changes (in which event, such certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in determining satisfaction of the financial performance covenant imposed by Section 5.12.

               (b) No Suspension Event has occurred or, if such an event has occurred shall describe, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

               (c) The Borrowers were in compliance (or had failed to comply) as of the date of the applicable statement with each of the financial performance covenants included in Section

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5.12 hereof, such certification to be accompanied by calculations demonstrating such compliance or failure to comply.

          5.10 Inventories, Appraisals, and Audits.
               -----------------------------------

               (a) The Agent may, at the expense of the Borrowers, participate in and/or observe, each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrowers.

               (b) The Borrowers, at their own expense, shall cause each store location to have not less than one (1) physical inventory in each fiscal year to be undertaken on a generally annual basis, consistent with current practice, while this Agreement is in effect (the scheduling of which shall be subject to the Agent's reasonable discretion), conducted by such inventory takers as are satisfactory to the Agent and following such methodology as may be satisfactory to the Agent.

                    (i) The Lead Borrower shall provide the Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) within thirty
          (30) days following its completion.

                    (ii) The Lead Borrower shall provide the Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory reconciliation undertaken by the Borrowers) to the Borrowers' books and records within thirty (30) days following the completion of such inventory.

                    (iii) Following the occurrence of an Event of Default, the Agent may, in its discretion, cause such additional inventories to be taken as the Agent determines (each at the expense of the Borrowers).

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               (c) Upon the Agent's request from time to time, the Borrowers shall permit the Agent to arrange for Inventory appraisals (at the Borrower's expense) conducted by such appraisers as are satisfactory to the Agent. Prior to the occurrence of any Event of Default the Agent shall have the right to obtain (at the Borrower's expense) up to four (4) appraisals in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which appraisals shall be subject to the Agent's discretion). The Agent, in its discretion, following the occurrence of an Event of Default, may cause such additional appraisals to be taken as the Agent determines (each, at the expense of the Borrowers).

               (d) The Agent contemplates conducting up to three (3) commercial finance audits (at the Borrowers' expense) of the Borrowers' books and records during any twelve (12) month period during which this Agreement is in effect. The Agent, in its discretion, following the occurrence of an Event of Default, may cause such additional audits to be taken as the Agent determines (at the expense of the Borrowers).

               (e) The Agent contemplates causing not more than two (2) (so-called) "mystery shopping" visits to all or any of the Borrowers' business premises during any 12-month period during which this Agreement is in effect, but following the occurrence of an Event of Default, may cause additional such visits to be undertaken (in each event, at the Borrowers' expense). The Agent shall provide the Borrowers with a copy of any non-confidential results of such mystery shopping.

               (f) In addition to and without limitation of the foregoing, the Borrowers shall permit the Agent, at the request of the Tranche B Lender, to arrange for an Inventory Appraisal (at Borrowers' expense) conducted by an appraiser satisfactory to Tranche B Lender and the Borrowers acknowledge and agree that the Agent, at the request of the Tranche B Lender, in its

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discretion, may conduct a commercial finance audit of Borrower's books and records (at Borrowers' expense).

          5.11. Additional Financial Information.
                --------------------------------

               (a) In addition to all other information required to be provided pursuant to this Article V, the Lead Borrower promptly shall provide the Agent (and any guarantor of the Liabilities), (i) such other and additional information concerning the Borrowers, the Guarantors, the Collateral, the operation of the Borrowers' and Guarantors' business, and the Borrowers' and Guarantors' financial condition, including financial reports and statements (including supporting schedules), as the Agent may from time to time reasonably request from the Lead Borrower; and (ii) copies of all material provided by any Borrower or Guarantor to the United States Trustee or any creditors' or other committee appointed in the Proceedings.

               (b) The Lead Borrower may provide the Agent, from time to time hereafter, with updated projections of the Borrowers' and Guarantors' anticipated performance and operating results.

               (c) The Lead Borrower shall, no later than thirty (30) days following the end of each of the Borrowers' and Guarantors' fiscal years, furnish the Agent with an updated and extended projection which shall extend at least through the end of the then current fiscal year, as well as with any modifications to the Business Plan, the initial version of which is annexed hereto as EXHIBIT 5.11(C).

               (d) Such updated and extended projections shall be prepared pursuant to such methodology and shall include such assumptions as are satisfactory to the Agent.

               (e) Upon the request of the Tranche B Lender made from time to time, the Agent will provide to the Tranche B Lender (at Borrowers' expense) copies of such reports,

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notices, statements and other information that the Borrowers and Guarantors furnish to the Agent hereunder.

          5.12. Financial Performance Covenants. The Borrowers shall at all times comply with the financial performance covenants described below. Compliance with such financial performance covenants shall be determined as if no Material Accounting Changes had been made since the date of this Agreement (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Agent may determine the Borrowers' compliance with such covenants by using financial reports and statements provided by the Lead Borrower to the Agent or any Lender (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Agent. These covenants are as follows:

               (a) Availability. Borrowers shall at all times maintain Availability of at least $4 million from the Closing Date through December 15, 2001 and at least $6 million from December 16, 2001 through the Maturity Date.

               (b) Capital Expenditures. At no time shall the Borrowers permit their annual Capital Expenditures to exceed the Capital Expenditure Cap of $7,500,000.00 in any fiscal year.

ARTICLE VI - USE AND COLLECTION OF COLLATERAL:

          6.1. Use of Inventory Collateral.
               ---------------------------

               (a) The Borrowers and Guarantors shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrowers' and Guarantors' business in the ordinary course (including but not limited to seasonal and promotional sales) and shall not engage in sales or other dispositions to creditors, sales or other dispositions in bulk

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other than going out of business sales performed in connection with store closures that are permitted pursuant to Section 4.14(e).

               (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrowers' or Guarantors', as the case may be, customary return policy applicable to the return of Inventory purchased by the Borrowers' or Guarantors', as the case may be, retail customers in the ordinary course, such Inventory may be returned to the Borrowers or Guarantors, as the case may be, without the consent of the Agent.

          6.2. Inventory Quality. All Inventory now owned or hereafter acquired by the Borrowers and Guarantors are and will be of good and merchantable quality and free from defects (other than within customary trade tolerances).

          6.3. Adjustments and Allowances. The Borrowers and Guarantors may grant such allowances or other adjustments to the Borrowers' Account Debtors as the Borrowers and Guarantors may reasonably deem to accord with sound business practice and consistent with the Borrowers' or Guarantors', as the case may be, past practice, PROVIDED, HOWEVER, the authority granted the Borrowers and Guarantors pursuant to this Section 6.3 may be limited or terminated by the Agent during the continuation of an Event of Default.

          6.4. Validity of Accounts.
               --------------------

               (a) The amount of each Account shown on the books, records, and invoices of the Borrowers and Guarantors represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrowers and Guarantors.

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

               (b) The Borrowers and Guarantors have no knowledge of any material impairment of the validity or collectability of any of the Accounts and shall cause the Lead Borrower to notify the Agent of any such fact immediately after any Borrower or Guarantor becomes aware of any such impairment.

          6.5. Notification to Account Debtors. The Agent shall have the right at any time to notify any of the Borrowers' and Guarantors' Account Debtors to make payment directly to the Agent and to collect all amounts due on account of the Collateral.

ARTICLE VII - CASH MANAGEMENT; PAYMENT OF LIABILITIES:

          7.1. Depository Accounts.
               -------------------

               (a) Annexed hereto as EXHIBIT 7.1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository

                    (i) the name and address of that depository;

                    (ii) the account number(s) of the account(s) maintained with such depository;

                    (iii) a contact person at such depository; and

                    (iv) the Borrower or Guarantor, as the case may be, and such Borrower's or Guarantor's, as the case may be, store locations utilizing such DDA.

               (b) The Lead Borrower shall deliver to the Agent, as a condition to the effectiveness of this Agreement the following:

                    (i) Notification, executed on behalf of the Borrowers, to each depository institution with which any DDA is maintained (other than the Operating Account of any Local Disbursement Account), in form satisfactory to Agent, of Agent's

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

          interest in such DDA, which notice provides that the contents of such DDA shall be directed to the Concentration Account.

                    (ii) A Blocked Account Agreement with any depository institution at which a Blocked Account is maintained.

               (c) No Borrower shall establish any DDA hereafter (other than a Local Disbursement Account) unless within ten (10) days after such establishment, the Lead Borrower provides a notification, as required by Section 7.1(b)(i) above, that the contents of such DDA are to be directed into the Concentration Account.

          7.2 Credit Card Receipts.
              --------------------

               (a) Annexed hereto as EXHIBIT 7.2 is a Schedule which describes all arrangements to which the Borrowers and Guarantors are parties with respect to the payment to the Borrowers and Guarantors of the proceeds of all credit card charges for sales by the Borrowers and Guarantors.

               (b) The Borrowers and Guarantors shall deliver to the Agent as a condition to the effectiveness of this Agreement, notification, executed on behalf of the Borrowers and Guarantors, to each of the Borrowers' and Guarantors' credit card clearinghouses and processors (in form satisfactory to the Agent), which notification provides that payment of all credit card charges submitted by the Borrowers and Guarantors to that clearinghouse or other processor and any other amount payable to the Borrowers and Guarantors by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Agent. The Borrowers and Guarantors shall not change such direction or designation except upon and with the prior written consent of the Agent.

          7.3. The Concentration, Blocked, and Operating Accounts.
               --------------------------------------------------

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               (a) The following deposit accounts shall be established (and are so referred to herein):

                    (i) The CONCENTRATION ACCOUNT: An account established by the Agent with Fleet National Bank.

                    (ii) The OPERATING ACCOUNT; LOCAL DISBURSEMENT ACCOUNTS:
          Established by the Borrowers with Fleet National Bank, from which disbursements may be made and into which only advances under the Revolving Credit may be deposited. At any time that Revolving Credit Loans are outstanding, the aggregate amount of the balances in the Operating Account and all Local Disbursement Accounts, after giving effect to the disbursements to be made therefrom in any day, shall not at any time exceed $1 Million ($1,000,000.00).

               (b) The contents of each DDA (other than the Operating Account) constitute Collateral and Proceeds of Collateral. Funds in the Concentration Account constitute a payment of Liabilities when collected to the extent of Liabilities.

               (c) Intentionally Omitted.

               (d) The Borrowers and Guarantors shall pay all fees and charges of, and maintain such minimum balances as may be required by the Agent or by any bank in which any account is opened as required hereby (even if such account is opened by the Agent).

          7.4. Proceeds and Collection of Accounts
               -----------------------------------

               (a) All Receipts constitute Collateral and Proceeds of Collateral and (other than Receipts from the sale of Investment Property or Permitted Investments) shall be held in trust by the Borrowers and Guarantors, as the case may be, for the Agent, shall not be

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commingled with any of the Borrowers' or Guarantors', as the case may be, other funds and shall be deposited and/or transferred only to the Concentration
Account.

               (b) Intentionally Omitted.

               (c) At all times the Borrowers and Guarantors shall undertake the following (and the Agent may give notice to the bank at which each DDA and Blocked Account is maintained to undertake the following):

                    (i) Cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of the contents of each DDA, net of such minimum balance, as may be required to be maintained in the DDAs by the bank at which a DDA is maintained, not to exceed $750 per DDA.

                    (ii) Cause to be transferred to the Agent's control, or to an intermediary subject to a control agreement with the Agent, all cash (other than on deposit in the Local Disbursement Accounts), Investment Property and other Permitted Investments. In the event that, notwithstanding the provisions of this Section 7.4(c), any of the Borrowers or Guarantors receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds and Collection shall be held in trust by the Borrowers and Guarantors, as the case may be, for the Agent and shall not be commingled with any of the Borrowers' or Guarantors', as the case may be, other funds or deposited in any account of Borrowers other than as instituted by Agent.

          7.5. Payment of Liabilities.
               ----------------------

               (a) On each Business Day the Agent shall apply, towards the unpaid balance of the Loan Account in respect of the Tranche A Loans, the then collected balance of the

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Concentration Account (net of fees charged, and of such minimum balances as may be required by the bank at which the Concentration Account is maintained).

               (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

                    (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, PROVIDED THAT such deposit is received by the Agent by 2:00 PM on that Business Day.

                    (ii) Funds paid to the Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, PROVIDED THAT such payment is received by the Agent by 2:00 PM on that Business Day.

                    (iii) If a deposit to the Concentration Account (Section 7.5(b)(i)) or payment (Section 7.5(b)(ii)) is not received by the Agent until after 2:00 PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 AM on the next succeeding Business Day.

                    (iv) All deposits to the Concentration Account and other payments to the Agent are subject to clearance and collection.

               (c) So long as no Event of Default has occurred and is continuing, the Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7.5(a) (less those amounts which are to be netted out, as provided therein) PROVIDED, HOWEVER, in the event that both (i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Agent may establish a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's.

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

          7.6 The Operating Account. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrowers upon, and other disbursements shall be made by the Borrowers solely from, the Operating Account and the Local Disbursement Accounts. ARTICLE VIII - GRANT OF SECURITY INTEREST:

          8.1. Grant of Security Interest. To secure the Borrowers' and Guarantors' prompt, punctual, and faithful performance and payment of all and each of the Liabilities and, with respect to the Guarantors, to secure such Guarantors obligations under their respective Guaranties, each Borrower and Guarantor hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in and to, and assigns to the Agent, for the benefit of the Lenders, all assets of each such Borrower and Guarantor, including, without limitation, the following, and each item thereof, whether now owned or now due, or in which that Borrower or Guarantor, as the case may be, has an interest, or hereafter acquired, arising, or to become due, or in which that Borrower or Guarantor, as the case may be, obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Agent may in the future be granted a security interest and the Collateral referred to in Section 8.4(a) and Section 8.5, is referred to herein as the "COLLATERAL"):

               (a) All Accounts.

               (b) All Inventory.

               (c) All General Intangibles.

               (d) All Equipment.

               (e) All Goods.

               (f) All Fixtures.

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

               (g) All Chattel Paper.

               (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's or Guarantor's, as the case may be, business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

               (i) All Investment Property, Instruments, Documents, Deposit Accounts, Proceeds of Leaseholds, Real Estate Interests, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

               (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (8.1 (a) through 8.1 (i)) or otherwise.

               (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8.1 (a) through 8.l(j), including the right of stoppage in transit. Notwithstanding anything else herein or in any Loan Document to the contrary, the Collateral shall not include any Equipment acquired prior to the Petition Date as to which the purchase price was financed by a third party and as to which the Borrowers' or Guarantors', as the case may be, obligations to pay such price is secured by a valid, enforceable, perfected, and unavoidable security interest in such Equipment in favor of such third party.

          8.2. Extent and Duration of Security Interest. The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by the Borrowers or Guarantors to the Agent and shall continue in full force and effect until all Liabilities have been paid and/or satisfied in full, no more Commitments exist and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Agent, which termination shall not unreasonably be withheld.

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

          8.3 Delivery of Instruments, etc.
              ----------------------------

               (a) Pursuant to the terms hereof, the Borrowers and Guarantors have endorsed, assigned and delivered to the Agent all negotiable or non-negotiable instruments, certificated securities and chattel paper pledged by them hereunder, together with instruments of transfer or assignment duly executed in blank as the Agent may have specified. In the event that any Borrower or Guarantor shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments, certificated securities or chattel paper to be pledged by it hereunder, such Borrower or Guarantor, as the case may be, shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify.

               (b) To the extent that any securities now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to a Borrower or Guarantor or its nominee directly by the issuer thereof, that Borrower or Guarantor shall cause the issuer to note on its books the security interest of the Agent in such securities and shall cause the issuer, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, to agree to comply with instructions from the Agent as to such securities, without further consent of such Borrower or Guarantor or such nominee. To the extent that any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Borrower or Guarantor are held by a Borrower or Guarantor or its nominee through a securities intermediary or commodity intermediary, that Borrower or Guarantor shall, at the request of the Agent, cause such securities intermediary or (as the cause may be) commodity intermediary, pursuant to an

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agreement in form and substance reasonably satisfactory to the Agent, to agree to comply with entitlement orders or other instructions from the Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Agent to such commodity intermediary, without further consent of such Borrower or Guarantor or such nominee.

               (c) To the extent that any Borrower or Guarantor is a beneficiary under any written letter of credit now or hereafter issued in favor of a Borrower or Guarantor, that Borrower or Guarantor shall deliver such letter of credit to the Agent. The Agent shall from time to time, at the request and expense of the Borrowers and Guarantors, make such arrangements with the Borrowers and Guarantors as are in the Agent's discretion necessary and appropriate so that the Borrowers and Guarantors may make any drawing to which the Borrowers or Guarantors, as the case may be, are entitled under such letter of credit, without impairment of the Agent's perfected security interest in the Borrowers' or Guarantors' rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Agent's request, the Borrowers and Guarantors shall, for any letter of credit, whether or not written, now or hereafter issued in favor of a Borrower or Guarantor as beneficiary, execute and delivery to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in the favor of the Agent and satisfactory to the Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Agent for application as provided in this Agreement.

          8.4 Concerning Revised Article 9 of the Uniform Commercial Code. The parties acknowledge and agree to the following provisions of this Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of

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revised Article 9 of the Uniform Commercial code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 official test of Revised Article 9 ("Revised Article 9").

               (a) Attachment. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of the Borrowers and Guarantors, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired. If any Borrower or Guarantor shall at any time, whether or not Revised
Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, that Borrower or Guarantor, as the case may be, shall immediately notify the Agent in a writing signed by such Borrower or Guarantor, as the case may be, of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

               (b) Perfection by Filing. The Agent may at any time and from time to time, pursuant to the provisions of Section 9.1, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Borrowers and Guarantors or

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words of similar effect and which contain any other information required by Part
5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether a Borrower or Guarantor is an organization, the type of organization and any organization identification number issued to such Borrower or Guarantor. The Borrowers and Guarantors agree to furnish any such information to the Agent promptly upon request. Any such financing statements, continuation statements or amendments may upon notice to Lead Borrower and the failure of the applicable Borrower or Guarantor to sign such financing statements within seven (7) days of such notice (or, if an Event of Default has occurred, without such notice) be signed by the Agent on behalf of the Borrowers or Guarantors, as the case may be, as provided in this Agreement, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

               (c) Other Perfection, etc. The Borrowers and Guarantors shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Agent may reasonably request for the Agent (a) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Agent, (b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. ss.ss.9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Agent, and
(c) otherwise to insure the continued perfection and priority of the Agent's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised
Article 9 in any jurisdiction.

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               (d) Savings Clause. Nothing contained in his Section 8.4 shall be construed to narrow the scope of the Agent's security interest in any of the Collateral or the perfection or priority thereof or to impair otherwise limit any of the rights, powers, privileges or remedies of the Agent or any Lender hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

          8.5 Leasehold and Real Estate Interests
              -----------------------------------

               (a) The Borrowers and Guarantors hereby grant to the Agent, for the benefit of the Agent and the Lenders, without further order of the Bankruptcy Court, a security interest in, collateral assignment of, and mortgage upon all of the Borrowers' and Guarantors' Real Estate Interests and the Proceeds of all Leasehold Interests and to secure all Liabilities, and with respect to the Guarantors, to secured their obligations under their respective Guaranties, all of which shall be included within the term Collateral, as defined herein. The Borrowers and Guarantors agree to execute and deliver to Agent, upon the request of Agent, one or more mortgages, as the case may be, which are acceptable to Agent and its counsel with respect to Borrowers' and Guarantors' Real Estate Interests, as the case may be, duly executed and acknowledged on behalf of the Borrowers and Guarantors and in proper form for recording in the appropriate land records with the appropriate county or municipal filing officer ( "REAL ESTATE MORTGAGES", as the case may be), together with any UCC-1 financing statements covering any ancillary security interest granted under any of the Real Estate Mortgages, as the case may be, and has provided herewith full legal descriptions, including the identity of each fee owner, of each Real Estate Mortgage, as the case may be.

               (b) The Borrowers and Guarantors shall pay all fees and expenses associated with any recordation of the Real Estate Mortgages, including, without limitation, reasonable

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attorney's fees and legal expenses incurred by Agent's retention of local real estate counsel, if necessary.

               (c) The Borrowers and Guarantors shall, at the Agent's direction upon or following an Event of Default, immediately effect any disposition, transfer, assignment, sale or other conveyance of any or all of the Borrowers' and Guarantors' Leasehold Interests in such form as may be requested by the Agent.

ARTICLE IX - AGENT AS BORROWERS' AND GUARANTORS' ATTORNEY-IN-FACT:

          9.1. Appointment as Attorney-In-Fact. The Borrowers and Guarantors hereby irrevocably constitute and appoint the Agent as the Borrowers' and Guarantors' true and lawful attorney, with full power of substitution, effective following Acceleration to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower and Guarantors, but for the ratable benefit of the Agent and the Lenders. The rights and powers granted the Agent by the within appointment include but are not limited to the right and power to:

               (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

               (b) Sign change of address forms to change the address to which the Borrowers' and Guarantors' mail is to be sent to such address as the Agent shall designate; receive and open the Borrowers' and Guarantors' mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrowers or Guarantors or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrowers or Guarantors, or other legal representative of the Borrowers or Guarantors whom the Agent determines to be the appropriate person to whom to so turn over such mail.

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               (c) Endorse the name of the Borrowers and Guarantors in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrowers and Guarantors on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral (with copies of the foregoing to be made available by Agent to the Lead Borrower).

               (d) Sign the name of the Borrowers and Guarantors on any notice to the Borrowers' and Guarantors' Account Debtors or verification of the Receivables Collateral; sign the Borrowers' and Guarantors' name on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

               (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrowers and Guarantors are a beneficiary.

               (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrowers and Guarantors.

               (g) Use, license or transfer any or all General Intangibles of the Borrowers and Guarantors.

          9.2. No Obligation to Act. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9.1 herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of the reasonable exercise of such power, and shall not be responsible to the

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Borrowers and Guarantors for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent, actual bad faith, constituted willful misconduct or was commercially unreasonable.

ARTICLE X - EVENTS OF DEFAULT:

          The occurrence of any event described in this Article X shall, upon the passage of any applicable grace or cure period, constitute an "EVENT OF DEFAULT". Upon the occurrence of any Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Agent or at the direction of the requisite Lenders (as provided in Article XVI) and upon notice or demand to the Lead Borrower. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Lender and the Borrowers and instruments, whether such agreements now exist or hereafter arise.

          10.1. Failure to Pay Revolving Credit or Tranche B Loan. The failure by the Borrowers to pay (i) any principal amount when due and (ii) any interest or fees within three (3) Business Days of when due, under the Revolving Credit or the Tranche B Loan.

          10.2. Failure To Make Other Payments. The failure by the Borrowers to pay within five (5) Business Days of when due (or upon demand, if payable on demand) any payment Liability other than those referred to in Section 10.1 above.

          10.3. Failure to Perform Covenant or Liability (No Grace Period). The failure by the Borrowers to promptly, punctually, faithfully and timely perform, discharge, or comply with any

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covenant or Liability not otherwise described in Section 10.1 or Section 10.2 hereof, and included in any of the following provisions hereof:

            Section                                   Relates to
            -------                                   ----------

             4.3(b)                             Notice of Name Change
               4.6                             Location of Collateral
               4.7                                 Title to Assets
               4.8                                  Indebtedness
              4.10                               Insurance Policies
              4.15                                    Pay taxes
              4.20                       Dividends, Investments, Repurchases
                                                 and Debt Retirement
              4.25                              Additional Assurances
              4.29                               Security Documents
              4.30                               Return of Property
              4.31                             Bankruptcy Proceedings
               5.1                                Maintain Records
               5.2                                Access to Records
               5.3                            Immediate Notice to Agent
               5.4                           Borrowing Base Certificate
              5.10                       Inventories, Appraisals, and Audits
              5.11                        Additional Financial Information
              5.12                         Financial Performance Covenants
               6.1                                Use of Collateral
           Article VII                             Cash Management

PROVIDED, HOWEVER, that in the case of a breach of any covenant set forth in Sections 4.3, 4.6, 4.7, 4.15 and 4.25, no such occurrence (either singly or in the aggregate) shall be an Event of Default unless it (i) has a Material Adverse Effect, (ii) results in an impairment, loss or diminution of

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Collateral of $3 Million ($3,000,000.00) or more or (iii) is not cured within five (5) days written notice from the Agent as provided in Section 10.4; PROVIDED FURTHER, HOWEVER, in the case of Section 5.4, no such occurrence shall be an Event of Default if cured within one (1) Business Day.

          10.4. Failure to Perform Covenant or Liability (Grace Period). The failure by the Borrowers or Guarantors, upon ten (10) days written notice by the Agent to the Lead Borrower, to cure the Borrowers' failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability under this Agreement or any of the other Loan Documents not described in any of Sections 10.1, 10.2, or 10.3 hereof.

          10.5. Misrepresentation. The reasonable determination by the Agent, made in good faith that any material representation or warranty at any time made by the Borrowers to the Agent or any Lender, was not true or complete in all material respects when given. 10.6. Default Under Other Debt; Breach of Lease. Any Borrower or Guarantor shall fail to make any payment (whether of principal or interest) when due and payable in respect of, or the occurrence of any event such that a default has occurred (after giving effect to the expiration of any grace or cure period applicable thereto) under any Indebtedness arising or incurred after the Petition Date of the Borrowers or Guarantors in excess of $1 million ($1,000,000.00) to any creditor other than the Agent or any Lenders, or the holder of such Indebtedness has the right to accelerate it, or without the consent of such Borrowers, ten (10) Leases are terminated (excluding the Leases for the locations closed or previously closed pursuant to Section 4.6(d)(iv)) at any given time after the Petition Date.

          10.7. Default Under Other Agreements. The occurrence of any breach or default under any agreement between the Agent and the Borrowers (and which does not constitute a Loan

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Document), whether such agreement now exists or hereafter arises
(notwithstanding that the Agent may not have exercised its rights upon default under any such other agreement, instrument or paper), which breach has not been cured within twenty (20) days or (if more) any applicable cure period.

          10.8. Uninsured Casualty Loss. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, in excess of $1 Million ($1,000,000.00) during any calendar year while this Agreement is in effect.

          10.9. Judgment; Restraint of Business..
                -------------------------------

               (a) The service of process upon the Agent or any Lender or any Participant seeking to attach, by trustee, means, or other process, any of a Borrower's funds on deposit with, or assets of such Borrower in the possession of, the Agent or any Lender or such Participant, which is not timely contested in good faith by such Borrower by appropriate proceedings, or if so contested, is not dismissed within the applicable appeals period.

               (b) The entry of any judgments that are not stayed by the Proceedings against any Borrower or group of Borrowers in excess of $2.5 Million (for Post-Petition Indebtedness) (net of insurance) in the aggregate, which judgment(s) are not satisfied (if a money judgment), bonded or appealed from (with execution or similar process stayed) within the applicable appeal period.

               (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course which would result in a Material Adverse Effect.

         10.10. Business Failure. Other than to the extent permitted by Section 4.6(b)(iv) hereof: any act by, against, or relating to any Borrower, or its property or assets, which act

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constitutes the determination, by such Borrower, whether or not by vote of such
Borrower's board of directors, to suspend the operation of such Borrower's business in the ordinary course, initiate a program of partial or total self-liquidation; employ an agent or other third party to conduct any so-called store closing, store liquidation, or going-out-of business sales; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Borrower's property; or the occurrence of any other voluntary or involuntary liquidation; and/or the initiation by or on behalf of such Borrower of the liquidation or winding up of all or any part of such Borrower's business or operations; or the filing by any Borrower or any person authorized to act on a Borrower's behalf of a motion or other application in the Proceedings seeking authority to do any of the foregoing.

          10.11. Reserved.
                 --------

          10.12. Indictment; Forfeiture. The indictment of, or institution of any legal process or proceeding against, any Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Borrower and/or the imposition of any stay or other order, to the extent such relief, penalties, remedies, stay or other order would reasonably be expected to have a Material Adverse Effect.

          10.13 Foreign Proceeding. There occurs in relation to any Borrower in any country or territory in which it carries on business or, to the jurisdiction of whose courts any of its assets is subject, any event which, in the reasonable opinion of the Agent, appears to correspond to or to have an effect equivalent or substantially similar to any of those referenced in Sections 10.9 through and including 10.12 or any Borrower becomes subject (other than as a creditor or claimant) in any such country or territory to the operation of any law relating to bankruptcy,

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insolvency, or liquidation, to the extent such event or such Borrower becoming subject to such a law would result in a Material Adverse Effect.

          10.14. Challenge to Loan Documents.
                 ---------------------------

               (a) Any challenge in writing by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the material substance of such Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

               (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable substantially in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any material security interest created by any Loan Document or which determines any material payment made pursuant thereto is void or voidable.

          10.15. Change in Control. Any Change in Control.

          10.16 Reserved.
                --------

          10.17 Reserved.
                --------

          10.18 Failure to Comply. The Borrowers or Guarantors fail to comply or shall default in the performance of any term of the Borrowing Order.

          10.19 Changes in Borrowing Order. The Borrowers or Guarantors (except following the Agent's prior written request or with the Agent's express prior written consent) file a motion with the Bankruptcy Court or any other court with jurisdiction in the matter seeking an order, or an order is otherwise entered, modifying, reversing, revoking, staying, rescinding, vacating, or amending any Borrowing Order or any of the other Loan Documents, without the Agent's express prior written consent (and no such consent shall be implied from any other action, inaction, or acquiescence of the Agent).

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

          10.20 Plan of Reorganization. The Borrowers or Guarantors file, or any other person obtains Bankruptcy Court approval of a Disclosure Statement for, a Plan which does not provide for the full, final, and irrevocable repayment of all of the Liabilities upon the effectiveness of such plan, unless the Agent has expressly joined in or consented to such plan in writing.

          10.21 Approval of Senior Claims or Liens. The Borrowers or Guarantors file any motion or application, or the Bankruptcy Court allows the motion or application of any other Person, which seeks approval for or allowance of any claim, lien, security interest ranking equal or senior in priority to the claims, liens and security interests granted to the Agent under any Borrowing Order, this Agreement, or the other Loan Documents or any such equal or prior claim, lien, or security interest shall be established in any manner, except, in any case, for any Permitted Lien, or as otherwise expressly permitted under any Borrowing Order.

          10.22 Termination of Agent's Security Interests. Except for expiration or termination in accordance with any Borrowing Order, the terms of the Loan Documents, or the sale of Inventory in the ordinary course of business, any of the Loan Documents or any lien or security interest of the Agent created thereunder ceases for any reason to be in full force and effect or to have the priority provided in a Borrowing Order, or the Borrowers or Guarantors file any motion or application or adversary proceeding to challenge the validity, enforceability, perfection or priority of any of the Loan Documents or any of such liens and security interests.

          10.23 Interim Borrowing Order. The Interim Borrowing Order ceases to be in full force and effect and the Final Borrowing Order has not been entered by the Bankruptcy Court prior to such cessation.

          10.24 Final Borrowing Order. The Bankruptcy Court has not entered a Final Borrowing Order satisfactory in all respects to the Agent and the Tranche B Lender on or before June 15, 2001 or the Final Borrowing Order ceases to be in full force and effect from and after the date of entry thereof by the Bankruptcy Court.

          10.25 Appointment of Trustee or Examiner. The appointment in the Proceedings of a trustee, or any other fiduciary for the Borrowers, the Guarantors or any property of any Borrower's or Guarantor's estate, or of any examiner.

          10.26 Dismissal or Conversion of Case. The entry of an order dismissing the Proceedings or converting any Borrower's or Guarantor's case to a case under Chapter 7 of the Bankruptcy Code.

          10.27 Relief from Stay. The entry of an order which provides relief from the automatic stay otherwise imposed pursuant to section 362 of the Bankruptcy Code, which order permits any creditor, other than the Agent, to

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realize upon, or to exercise any right or remedy with respect to, any asset of the Borrowers or Guarantors or to terminate any license, franchise, or similar agreement, where such termination could have a material adverse effect on any Borrower's or Guarantor's financial condition or ability to conduct its business in the ordinary course.

          10.28 Guarantors. Any default by a Guarantor pursuant to the terms of its guaranty or any other document, instrument or agreement executed and/or delivered by it for the benefit of the Agent or any Lender in respect of the Liabilities.

          10.29 Discharge of Pre-Petition Indebtedness. The Borrowers or Guarantors shall pay or discharge any Indebtedness arising prior to the Petition Date (other than (i) pursuant to customary first day orders reasonably acceptable to the Agent, or (ii) the payment of obligations under the Pre-Petition Loan Agreement).

          10.30 Cash Collateral. The Borrowers or Guarantors (or any other person in the case of clause (ii)) shall file a motion in the Proceedings (i) to use cash collateral of the Agent or the Lenders under Section 363(c) of the Bankruptcy Code without the Agent's consent, (ii) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or (iii) to take any other action or actions adverse to the Agent or the Lenders or their rights and remedies hereunder or under any of the other Loan Documents or the Agent's interest in any of the Collateral.

          10.31 Adequate Protection. Any adequate protection is granted by the Borrowers or Guarantors or is ordered by the Bankruptcy Court in the Proceedings in favor of the Borrowers' or Guarantors' Pre-Petition creditors without the consent of the Agent, or any such adequate protection is modified or expanded without the consent of the Agent.

ARTICLE XI - RIGHTS AND REMEDIES UPON DEFAULT COLLATERAL:

          Upon Acceleration, and at all times thereafter, and subject to any Bankruptcy Court order as may be required under the terms of the Borrowing Orders, the Agent shall have the following

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

rights and remedies in addition to all of the rights, remedies, powers, privileges, and discretions which the Agent is provided prior to the occurrence of an Event of Default:.

          11.1. Rights of Enforcement. The Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Agent shall have all and each of the following rights and remedies after and during the occurrence of any Event of Default:

               (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral;

               (b) To take possession of all or any portion of the Collateral;

               (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral;

               (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral;

               (e) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities; and

               (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

          11.2. Sale of Collateral.
                ------------------

               (a) Subject to any requirement of the Borrowing Orders, any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Agent's disposition of the Collateral.

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

               (b) Subject to any requirement of the Borrowing Orders, the Agent, in the exercise of the Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower or Guarantor. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither the Borrowers, the Guarantors, nor any Person claiming under or in right of the Borrowers or Guarantors shall have any interest therein.

               (c) Subject to any requirement of the Borrowing Orders, unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Lead Borrower with such notice as may be practicable under the circumstances), the Agent shall give the Lead Borrower at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrowers and Guarantors agree that such written notice shall satisfy all requirements for notice to the Borrowers and Guarantors which are imposed under the UCC or other applicable law with respect to the exercise of the Agent's rights and remedies upon default.

               (d) Subject to any requirement of the Borrowing Orders, the Agent and any Lender may, to the extent permitted by the UCC, purchase the Collateral, or any portion of it at any sale held under this Article.

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

               (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Agent on credit, the Liabilities shall be deemed to have been reduced as a result thereof to the extent that payment is finally received thereon by the Agent.

               (f) The Agent shall apply the proceeds of any exercise of the Agent's Rights and Remedies under this Article 11 towards the Liabilities in the manner set forth in Section 14.9.

          11.3. Occupation of Business Location. In connection with the Agent's exercise of the Agent's rights under this Article XI, the Agent may, unless prohibited by law, enter upon, occupy, and use any premises owned or occupied by any Borrower or Guarantor, and may, unless prohibit by law, exclude the Borrowers and Guarantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent's taking possession thereof, and may render any Collateral unusable to the Borrowers or Guarantors. In no event shall the Agent be liable to the Borrowers or Guarantors for use or occupancy by the Agent of premises to this Article XI, nor for any charge (such as wages for the Borrowers' or Guarantors' employees and utilities) incurred in connection with the Agent's exercise of the Agent's Rights and Remedies.

          11.4. Grant of Nonexclusive License. Each Borrower and Guarantor hereby grants to the Agent a royalty free nonexclusive irrevocable license, subject to the terms of any applicable licensing agreement, with any third party licensor, to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower or Guarantor, as the case may be, now or hereafter has rights, such license being with respect to the Agent's exercise of the rights hereunder, in connection with any sale or other disposition of Inventory.

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          11.5. Assembly of Collateral. The Agent may require the Borrowers and
Guarantors to assemble the Collateral and make it available to the Agent at the Borrowers' and Guarantors' sole risk and expense at a place or places which are reasonably convenient to both the Agent and Borrowers and Guarantors.

          11.6. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the "AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any person, at any time, regarding a particular, limited exercise of the Agent's Rights and Remedies shall preclude any other or further exercise of the Agent's Rights and Remedies. No waiver by the Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it, in the absence of express provisions in that regard, be deemed a continuing waiver. All of the Agent's Rights and Remedies and all of the Agent's rights, remedies, powers, privileges, and discretions under any other agreement or transaction may be exercised by the Agent at such time or times and in such order of preference as the Agent in its sole discretion may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE XII - NOTICES:

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          12.1 Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit or the Tranche B Loan) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given as provided in Section 12.2:

         If to the Agent:              Fleet Retail Finance Inc.
                                       40 Broad Street
                                       Boston, Massachusetts 02109
                                       Attention: Ms.Sally A. Sheehan, Director
                                       Fax:  617-434-4339

         WITH A COPY TO:               Brown Rudnick Freed & Gesmer
                                       One Financial Center
                                       Boston, Massachusetts 02111
                                       Attention:  Peter J. Antoszyk, Esquire
                                       Fax:  617-856-8201

         If to the Tranche B Lender:   Back Bay Capital Funding, LLC
                                       40 Broad Street,
                                       Boston, Massachusetts 02109
                                       Attention: Kristan M. O'Connor, Director
                                       Fax:  617-434-4312

         With a copy to:               Bingham Dana LLP
                                       150 Federal Street
                                       Boston, MA  02110
                                       Attention:  Edwin E. Smith, Esq.
                                       Fax:  617-951-8736

         If to the Borrowers
         or the Guarantors:            Lechters, Inc.
                                       One Cape May Street
                                       Harrison, New Jersey 07029
                                       Attention: Daniel L. Anderton,
                                                  Chief Financial Officer
                                       Fax:  973-481-7330

         WITH A COPY TO:               Sheon Karol, General Counsel
                                       Lechters, Inc.
                                       One Cape May Street
                                       Harrison, New Jersey 07029
                                       Fax:  973-481-0182

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

          12.2. Notice Given.
                ------------

               (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                    (i) By mail: the sooner of when actually received or three
          (3) days following deposit in the United States mail, postage prepaid.

                    (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                    (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than two (2) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the next succeeding Business Day.

                    (iv) By facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than two (2) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the next succeeding Business Day.

               (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or facsimile number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE XIII - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:

          13.1. Revolving Credit Funding Procedures. Subject to Section 13.2:

               (a) The Agent shall advise each of the Tranche A Lenders by no later than 2:00 PM (Boston Time) on any day on which any Revolving Credit Loan other than a SwingLine

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Loan is to be made. Such advice, in each instance, may be by telephone, provided that any such telephonic advice shall be confirmed in writing and shall include reference (as applicable) to the interest rate applicable to the proposed Revolving Credit Loan.

               (b) Each Tranche A Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, subject to that Tranche A Lender's Tranche A Dollar Commitment, shall transfer that Tranche A Lender's Tranche A Percentage Commitment of the requested Revolving Credit Loan to the Agent.

          13.2 SwingLine Loans.
               ---------------

               (a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall transfer the amount of the requested Revolving Credit Loan to the Agent.

               (b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Tranche A Lenders participate as follows:

                    (i) Weekly, the SwingLine Lender shall advise the Agent that the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Tranche A Lenders participate.

                    (ii) At the initiation of a Liquidation, the entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Tranche A Lenders participate. In either such event, the Agent shall advise each

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

          Tranche A Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section 13.1.

               (c) The SwingLine Lender, in separate capacities, may also be the Agent and a Tranche A Lender.

               (d) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Tranche A Lender" for any of the following purposes:

                    (i) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section 14.9. (ii) Determination of whether the requisite Tranche A Commitment Percentage has Consented to action requiring such Consent.

          13.3 Agent's Covering of Fundings.
               ----------------------------

               (a) Each Tranche A Lender shall make available to the Agent, as provided herein, that Tranche A Lender's Commitment Percentage of the following:

                           (i) Each Revolving Credit Loan, up to the maximum amount of that Tranche A Lender's Tranche A Dollar Commitment.

                           (ii) Each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

               (b) In all circumstances, the Agent may:

                    (i) Assume that each Tranche A Lender timely shall make available to the Agent that Tranche A Lender's Tranche A Commitment Percentage of each Revolving Credit Loan notice of which is provided pursuant to Section 12.1 and shall make available, to the extent not "covered" by a Revolving Credit Loan, its Tranche A Commitment Percentage of each L/C Drawing.

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

                    (ii) In reliance upon such assumption, make available the corresponding amount to the Borrowers. (iii) Assume that each Tranche A Lender timely shall pay, and shall make available, to the Agent all other amounts which that Tranche A Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

               (c) In the event that, in reliance upon any of such assumptions, the Agent makes available advances or pays a Tranche A Lender's Tranche A Commitment Percentage of one (1) or more Revolving Credit Loans, L/C drawings, or any other amount to be made available hereunder or under any of the Loan Documents with respect to the Revolving Credit, which amounts a Tranche A Lender (a "DELINQUENT TRANCHE A LENDER") fails to provide to the Agent within one (1) Business Day of written notice of such failure, then:

                    (i) The amount which had been made available by the Agent is an "AGENT'S COVER".

                    (ii) All interest paid by the Borrowers on account of a Revolving Credit Loan or coverage of a L/C drawing which relate to an Agent's Cover shall be retained by the Agent until the Agent's Cover has been paid with interest by the applicable Delinquent Tranche A Lender.

                    (iii) The Delinquent Tranche A Lender shall pay to the Agent, on demand, interest (based upon a 360 day year and actual days elapsed) at a rate equal to the weighted average interest rate paid by the Agent for federal funds during the period during which such amount remains unpaid, on the principal balance of the Agent's Cover, from the date of the making of the Agent's Cover until repaid.

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

                    (iv) The Agent shall succeed to all rights to payment to which the Delinquent Tranche A Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of any Agent's Cover together with interest until it is repaid by the applicable Delinquent Tranche A Lender. Such payments shall be deemed made first towards the amounts in respect of which the Agent's Cover was provided and only then towards amounts in which the Delinquent Tranche A Lender is then participating. For purposes of distributions to be made pursuant to
          Section 13.4(a) (which relates to ordinary course distributions) or
          Section 14.7 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Tranche A Lender (and consequently, to the Agent to the extent to which the Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Tranche A Lender would otherwise have been entitled to a distribution.

                    (v) Subject to Subsection 13.3(c)(iv), the Delinquent Tranche A Lender shall be entitled to receive any payments from the Borrower which do not relate to an Agent's Cover.

               (d) A Delinquent Tranche A Lender shall not be relieved, by virtue of any Agent's Cover or otherwise, of any obligation of such Delinquent Tranche A Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Tranche A Lender).

               (e) A Delinquent Tranche A Lender may cure its status as a Delinquent Tranche A Lender by paying the Agent the aggregate of the following:

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

                    (i) The Agent's Cover (to the extent not previously repaid by the Borrower and retained by the Agent in accordance with Subsection 13.3(c)(iv), above) with respect to that Delinquent Tranche A Lender.

                    PLUS

                    (ii) Any interest payable under Subsection 13.3(c)(iii), above.

                    PLUS

                    (iii) All such costs and expenses as may be incurred by the Agent in the enforcement of the Agent's rights against such Delinquent Tranche A Lender.

          13.4 Ordinary Course Distributions: Revolving Credit. This Section
13.4 applies unless the provisions of Section 14.9 (which relates to distributions in the event of a Liquidation) become operative.

               (a) Weekly, on such day as may be set from time to time by the Agent (or more frequently at the Agent's option) the Agent and each Tranche A Lender shall settle up on amounts advanced and payments received under the Revolving Credit.

               (b) The Agent shall distribute to the SwingLine Lender and to each Tranche A Lender, their respective Pro-Rata shares of interest payments on the Revolving Credit Loans when actually received and collected by the Agent (excluding the one (1) Business Day settlement delay to the extent provided for in Section 8.6(a), which shall be for the account of the Agent only). For purposes of calculating interest due to a Tranche A Lender, that Tranche A Lender shall be entitled to receive interest on the actual amount contributed by that Tranche A Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Agent in accordance with the Loan

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

Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Tranche A Lender, until the Agent has distributed to that Tranche A Lender its Pro-Rata share thereof.

               (c) The Agent shall distribute fees paid on account of the Revolving Credit, as follows: (i) Unused (Line) Fee and Upfront Fee: Pro-Rata to the Tranche A Lenders. (ii) Tranche A Early Termination Fee: Pro-Rata to the Tranche A Lenders. (iii) Structuring Fee: As provided in separate fee letter between the Agent and the Lead Borrower. (iv) Agency Fee: As provided in separate fee letter between the Agent and the Lead Borrower.

               (d) No Lender shall have any interest in, or right to receive any part of the Structuring Fee or Agent's Fee to be paid by the Borrowers to the Agent pursuant to the separate fee letters.

               (e) Any amount received by the Agent as reimbursement for any cost or expense (including without limitation, reasonable attorneys' fees) shall be distributed by the Agent to the Person entitled to such reimbursement as provided in this Agreement.

               (f) Each distribution pursuant to this Section 13.4 is subject to
Section 13.3(c), above (which relates to Delinquent Lenders).

               (g) Except as otherwise provided in Section 14.9 below (which relates to distributions on account of a Liquidation), the Agent promptly shall distribute to the Tranche B

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

Lender, as provided in this Section, payments made by the Borrowers on account of the Tranche B Obligations to the extent such payments are actually received and collected by the Agent, or are made available to the Agent. The Agent shall distribute to the Tranche B Lender the payments on account of principal of, interest on, and fees in respect of the Tranche B Obligations as received and collected by the Agent from the Borrowers or as made available by the Agent as the proceeds of advances under the Revolving Credit.

ARTICLE XIV- ACCELERATION AND LIQUIDATION:

          14.1 Acceleration Notices.
               --------------------

          The SuperMajority Lenders may give the Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, PROVIDED THAT counterparts executed by the requisite Lenders are received by the Agent within a period of five (5) consecutive Business Days.

          14.2 Acceleration Notice by the Tranche B Lender.
               -------------------------------------------

          The Tranche B Lender may give the Agent an Acceleration Notice as follows: (a) At any time following the occurrence of an Event of Default which occurs after payment of all Tranche A Liabilities and the obligation of the Tranche A Lenders to make Revolving Credit Loans and other financial accommodations hereunder has been terminated.

               (b) At any time following any default under Sections 10.10, with respect to any Borrower. (c) At any time as permitted pursuant to Section 14.3 below.

          14.3 Mandatory Acceleration Right of Tranche B Lender.
               ------------------------------------------------

               (a) Following the occurrence of any Borrower Default, the Tranche B Lender may initiate a Standstill Period by written notice to the Agent.

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

               (b) Upon the expiry of the relevant Standstill Period, the Tranche B Lender may give the Agent an Acceleration Notice unless:

                    (i) If the relevant Borrower Default is a Borrowing Base Default, the sum of the Loan Account (other than the outstanding amount of the Tranche B Loans) plus the then stated amount of the L/Cs is restored to and remains less than or equal to the Borrowing Base for at least Ten (10) consecutive days during the relevant Standstill Period.

                    (ii) If the relevant Borrower Default is a Tranche B Payment Default, all then due Tranche B Debt Payments (other than those which would be due only if Tranche B Loans were accelerated) have been paid.

                    (iii) If the relevant Borrower Default is a General Default, such General Default has been duly waived by the Agent (with the consent of the requisite Lenders, as provided in this Agreement) in accordance with this Agreement.

                    (iv) Acceleration has been stayed by judicial or statutory process.

                    (v) If the relevant Borrower Default is an Availability Default, such Availability Default is cured for a period of at least ten (10) consecutive days during the Standstill Period.

               (c) In the event that the Tranche B Lender is not permitted to give an Acceleration Notice in accordance with Section 14.3 (b) above due to the occurrence of an event described in Sections 14.3 (b)(i)-(iv), above, then the relevant Standstill Period shall be reset for any subsequent Borrower Default which triggers the mandatory acceleration right of the Tranche B Lender under this Section.

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

          14.4 Acceleration. Unless stayed by judicial or statutory process, the Agent shall Accelerate the Liabilities (including any Liabilities in respect of the Tranche B Obligations) under the Loan Documents within a commercially reasonable time following:

               (a) The Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section 14.1.

               (b) The Agent's receipt of an Acceleration Notice from the Tranche B Lender, in compliance with Section 14.2.

          14.5 Initiation of Liquidation. Unless stayed by judicial or statutory process, a Liquidation may (and upon the direction of the Majority Lenders, shall) be initiated by the Agent within a commercially reasonable time following Acceleration of the Liabilities pursuant to Agent's receipt of an Acceleration Notice under Section 14.4.

          14.6 Actions At and Following Initiation of Liquidation.
               --------------------------------------------------

               (a) At the initiation of a Liquidation:

                    (i) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section 13.1, to a Revolving Credit Loan in which all Tranche A Lenders participate.

                    (ii) The Agent and the Tranche A Lenders shall "net out" each Tranche A Lender's respective contributions towards the Revolving Credit Loans, so that each Tranche A Lender holds that Tranche A Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans.

               (b) Following the initiation of a Liquidation, each Tranche A Lender shall contribute towards any L/C thereafter honored and not immediately reimbursed by the Borrowers that Tranche A Lender's Revolving Credit Tranche A Commitment Percentage of such honoring.

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

          14.7 Agent's Conduct of Liquidation.
               ------------------------------

               (a) Any Liquidation shall be conducted by the Agent with the advice and assistance of the Lenders.

               (b) The Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

               (c) The Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Agent determines is appropriate under the circumstances.

               (d) The Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Agent or by any Lender) unless indemnified to the Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take that course of action or action plan.

               (e) The Agent and each Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

         14.8     Distribution of Liquidation Proceeds.
                  ------------------------------------

               (a) The Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future

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expenses which may be incurred by the Agent in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Agent anticipates may need to be paid.

               (b) The Agent shall distribute the proceeds of any Liquidation to itself and the Lenders in accordance with the relative priorities set forth in
Section 14.9.

               (c) Each Lender shall, on the written request of the Agent and/or any Nominee, but not more frequently than once each month, reimburse the Agent and/or any Nominee, Pro-Rata, for any cost or expense reasonably incurred by the Agent and/or the Nominee in the conduct of a Liquidation, if such amount is not covered out of current proceeds of the Liquidation.

          14.9 Relative Priorities To Proceeds of Liquidation. The relative priorities in which the proceeds of a Liquidation are to be applied are as follows:

               (a) FIRST:     To the Agent as reimbursement for all Costs of
                              Collection incurred by the Agent and to any funded reserve established pursuant to Section 14.6(a) and on account of payment of the Agency Fee.

               (b) SECOND:    The SwingLine Lender, on account of any SwingLine
                              loans not converted to Revolving Credit Loans pursuant to Section 14.4(a)(i).

               (c) THIRD:     The Tranche A Lenders, Tranche A Pro-Rata, on
                              account of the principal balance of Revolving
                              Credit Loans.

               (d) FOURTH:    The Tranche A Lenders, Tranche A Pro-Rata, on
                              account of accrued interest on the Revolving
                              Credit Loans.

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

               (e) FIFTH:     The Tranche A Lenders, Tranche A Pro-Rata, on
                              account of all fees payable to the Tranche A
                              Lenders and the Costs of Collection incurred by the Tranche A Lenders, including without limitation the Unused (Line) Fee, other than the Tranche A Early Termination Fee.

               (f) SIXTH:     To the Tranche B Lender to the extent of the
                              Tranche B Debt, including any Tranche B Deferred
                              Interest and any accrued interest.

               (g) SEVENTH:   To the Tranche B Lender to the extent of the
                              aggregate of all Tranche B Fees and Costs of Collection incurred by the Tranche B Lender, other than the Tranche B Early Termination Fee.

               (h) EIGHTH:    To the Tranche A Lenders, the Tranche A Early
                              Termination Fee.

               (i) NINTH:     To the Tranche B Lender, the Tranche B Early
                              Termination Fee.

               (j) TENTH:     To any other Liabilities under the Loan Documents.

ARTICLE XV - THE AGENT:

          15.1 Appointment of Agent.
               --------------------

               (a) Each Lender appoints and designates FRF as the "Agent" hereunder and under the other Loan Documents.

               (b) Each Lender authorizes the Agent:

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

                    (i) To execute those of the Loan Documents and all other
               instruments relating thereto to which Agent is a party.

                    (ii) To take such action on behalf of the Lenders and to
               exercise all such powers as are expressly delegated to the Agent hereunder and in the other Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

          15.2 Responsibilities of Agent.
               -------------------------

               (a) The Agent shall have principal responsibilities for and primary authority for the administration of the credit facilities contemplated by the Loan Documents and for all matters for which the Agent is accorded responsibility under this Agreement, including the conduct of the Liquidation and the distribution of the proceeds of such Liquidation.

               (b) The Agent shall have no duties or responsibilities to, or any fiduciary relationship with, any Lender except for those expressly set forth in this Agreement.

               (c) Neither the Agent nor any of its affiliates shall be responsible to any Lender for any of the following:

                    (i) Any recitals, statements, representations or warranties made by the Borrowers, or any other person.

                    (ii) any appraisals or other assessments of the assets of the Borrowers or of anyone else responsible for or on account of the Liabilities.

                    (iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, any other Loan Documents or any other document referred to or provided for therein.

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

                    (iv) Any failure by the Borrowers, or any other person (other than the Agent) to perform their respective obligations under the Loan Documents.

               (d) The Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney in fact shall be responsible for any action taken or omitted to be taken by any other such Person.

               (e) Neither the Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken by any other of them nor for any action taken or omitted to be taken in connection herewith, or with respect to the credit facility contemplated by this Agreement, except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

               (f) The Agent shall have no responsibility in any event for more funds than the Agent actually receives and collects.

               (g) The Agent, in its separate capacity as Lender, shall have the same rights and powers hereunder as any other Lender.

          15.3 Concerning Distributions By the Agent.
               -------------------------------------

               (a) The Agent, in its reasonable discretion based upon its determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by

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

third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

               (b) The Agent may disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Agent the sum paid to that person that exceeds the amount actually received by the Agent.

               (c) If, in the opinion of the Agent, the distribution of any amount received by the Agent might involve the Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then the Agent may refrain from making distribution until the Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

               (d) The proceeds of any Lender's exercise of any right of, or in the nature of, set-off shall be deemed, FIRST, to the extent that a Lender is entitled to any distribution hereunder, to constitute such distribution and SECOND, shall be shared with the other Lenders Pro-Rata based upon their respective contributions to the then principal balance of the Revolving Credit (and shall be deemed distributions by the Agent hereunder).

               (e) Each Lender acknowledges that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by Agent to any Lender.

               (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by Agent is to be repaid or disgorged, or (y) the Lenders,

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

acting by Consent of the SuperMajority Lenders, determine to effect such repayment or disgorgement, then each Lender to which any such distribution shall have been made shall repay, to the Agent, that Lender's Pro-Rata share of the amount so adjudged or determined to be repaid or disgorged.

          15.4 Dispute Resolution. Any dispute among the Lenders and/or the Agent hereunder, under any of the other Loan Documents, or concerning the interpretation, administration, or enforcement of the credit facilities contemplated by this Agreement or the interpretation or administration of any Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts all parties hereto hereby submit.

          15.5 Distributions of Notices and of Documents. The Agent will forward to each Lender, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent pursuant to the Loan Documents, including monthly, quarterly, and annual financial statements received from the Borrower pursuant to Article V of this Agreement, other than any of the following:

               (a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.

               (b) Routine and nonmaterial communications;

               (c) Any notice or document required by any of the Loan Documents to be furnished to the Lenders by the Lead Borrower or any Borrower.

               (d) Any notice or document of which the Agent has knowledge that such notice or document had been forwarded to the Lenders other than by the Agent.

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          15.6 Confidential Information.
               ------------------------

               Each Lender will maintain, as confidential, all of the following:

               (a) Proprietary approaches, techniques, and methods of analysis which are applied by the Agent in the administration of the credit facility contemplated by the Loan Agreement.

               (b) Proprietary forms and formats utilized by the Agent in providing reports to the Lenders pursuant hereto, which forms or formats are not of general currency.

               (c) Confidential information provided by any Borrower pursuant to the Loan Documents, other than any information which becomes known to the general public through sources other than that Lender. Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

          15.7 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the Agent shall in all events be fully protected in acting or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Lenders.

          15.8 Non-Reliance on Agent and Other Lenders.
               ---------------------------------------

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

               (a) Each Lender represents to all other Lenders and to the Agent that such Lender:

(i) Independently and without reliance on any representation or act by the Agent or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made such Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement and the other Loan Documents.

                           (ii) Has relied upon that Lender's review of the Loan Documents and such review of the Loan Documents by counsel to that Lender as that Lender deemed appropriate under the circumstances.

               (b) Each Lender agrees that such Lender, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Agreement or any other Loan Document.

               (c) The Agent, in the discharge of its duties hereunder, shall not be required to make inquiry of, or to inspect the properties or books of, any Person.

               (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder (as to which, see Section 15.5), the Agent shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person which may come into the possession of the Agent or any of its Affiliates.

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

               (e) Each Lender shall have reasonable access to all documents relating to the Agent's performance of the Agent's duties hereunder at such Lender's request.

          15.9 Indemnification. Without limiting the liabilities of the Borrowers under any of the Loan Documents, each Lender shall indemnify the Agent, Pro-Rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against the Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms hereof or of any other documents, PROVIDED, HOWEVER, that no Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the Agent as to which a final judicial determination has been or is made (in a proceeding in which the Agent has had an opportunity to be heard) that the Agent had acted in a grossly negligent manner or in bad faith, or has engaged in willful misconduct.

          15.10 Resignation of Agent.
                --------------------

               (a) The Agent may resign at any time by giving sixty (60) days (thirty (30) days after the payment of all Tranche A Liabilities and the obligation of the Tranche A Lenders to make Revolving Credit Loans and other financial accommodations has terminated) prior written notice thereof to the Lenders (including, without limitation, the Tranche B Lender) and the Lead Borrower. Upon receipt of any such notice of resignation, the Majority Lenders, with the consent of the Tranche B Lender, shall have the right to appoint a successor Agent (provided, that no such consent of the Lead Borrower shall be requested if an Event of Default has occurred,

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

and provided, further that such consent shall be deemed given if no written objection is received within seven (7) days of the Lead Borrower's receipt of notice of such successor). If no successor Agent shall have been so appointed and shall have accepted such appointment within the requisite period after the giving of notice by the Agent, then the resigning Agent may appoint a successor Agent, which shall be either the Tranche B Lender or a financial institution with an office in the Northeastern United States having a combined capital and surplus in excess of $500 Million ($500,000,000.00). The consent of the Borrowers otherwise required by this Section 15.10(a) shall not be required if an Event of Default has occurred.

               (b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Agent has had an opportunity to be heard) that such Agent had acted in a grossly negligent manner or in bad faith or has engaged in willful misconduct. Upon the effectiveness of the resignation of an Agent and the appointment of a successor Agent the (resigning) Agent will, at the cost of the Borrowers, promptly assign, without recourse (except as provided herein) of record its rights as named party under all UCC financing statements, mortgages and other instruments of record to the successor Agent.

               (c) After the retiring Agent's resignation, the provisions of this Agreement shall continue in effect for the retiring Agent's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

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

ARTICLE XVI - ACTION BY AGENT; CONSENTS; AMENDMENTS; WAIVERS:

          16.1 Administration of Credit Facilities.
               -----------------------------------

               (a) Except as otherwise specifically provided in this Agreement, the Agent may take any action with respect to the credit facility contemplated by the Loan Documents as the Agent determines to be appropriate within its area of responsibility and authority, as set forth in Sections 15.2(b) and 15.2(a), PROVIDED, HOWEVER, the Agent is not under any affirmative obligation to take any action which it is not required by this Agreement or the other Loan Documents specifically to so take.

               (b) Except as specifically provided in the following Sections of this Agreement, whenever this Agreement or any other Loan Document provides that action may be taken or omitted to be taken in the Agent's discretion, the Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Lenders:

     Actions Described in Section             Type of Consent Required
     ----------------------------             ------------------------
                16.2                          Majority Lenders
                16.3                          Super Majority Lenders
                16.4                          Unanimous Consent
                16.5                          Consent of SwingLine Lender
                16.6                          Tranche B Lender Consent
                16.7                          Agent's Consent
                16.8                          Miscellaneous Actions
                16.9                          Nonconsenting Tranche A Lenders

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

               (c) The rights granted to the Lenders in those sections referenced in Section 16.1(b) shall not otherwise limit or impair the Agent's exercise of its discretion under the Loan Documents.

               (d) The Tranche A Lenders agree that, subject to Section 16.3, any advance under the Revolving Credit which results in a Permissible Overloan may be made by the Agent in its discretion without the Consent of the Tranche A Lenders and that each Tranche A Lender shall be bound thereby.

          16.2 Actions Requiring Consent or Direction of Majority Lenders. Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

          16.3 Actions Requiring Consent or Direction of SuperMajority Lenders. The Consent or direction of the SuperMajority Lenders is required as follows:

               (a) To permit a Permissible Overloan to be outstanding for more than sixty (60) consecutive Business Days or more than twice in any twelve (12) month period; provided that the Tranche B Lender shall have consented thereto as required by Section 16.6.

               (b) If an Event of Default shall have occurred and be continuing, the SuperMajority Lenders may direct the Agent to suspend the Revolving Credit (including the making of any Permissible Overloans), whereupon, as long as such Event of Default exists and is continuing, Revolving Credit Loans shall be made and L/C's shall be issued, amended, or renewed only with Consent of the SuperMajority Lenders.

               (c) If an Event of Default has occurred and not been duly waived, the SuperMajority Lenders may direct the Agent to:

                    (i) Give an Acceleration Notice in accordance with Section 14.l(a); or

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

                    (ii) Increase the rate of interest on the Revolving Credit Loans to the default rate of interest as provided in, and to the extent permitted by, the Loan Agreement.

               (d) To waive any Availability Default or to amend the definition thereof.

          16.4 Actions Requiring or Directed By Unanimous Consent. None of the following may take place except with the written consent of each Lender adversely affected thereby or with Unanimous Consent.

               (a) Any increase in any Lender's Dollar Commitment (other than by reason of the application of Section 16.9 (which deals with Nonconsenting Tranche A Lenders) or Section 17.1 (which deals with assignments and participations).

               (b) Any decrease in any interest rate or fee payable to the Tranche A Lenders on account of the Revolving Credit Loans (but with respect to any such decrease, the Tranche B Lender's consent shall not be required).

               (c) Any change to the Maturity Date.

               (d) Any forgiveness of all or any portion of any payment
Liability.

               (e) Any release of a material portion of the Collateral not otherwise permitted, required or provided for in the Loan Documents.

               (f) Any amendment of the definition of the terms "Borrowing Base", or "Availability" or of any definition of any component thereof, such that more credit would be available to the Borrowers, based on the same assets, than would have been available to the Borrowers immediately prior to such amendment, IT BEING UNDERSTOOD, HOWEVER, that:

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

                    (i) The foregoing shall not limit the adjustment by the Agent of any Reserve in the Agent's administration of the Revolving Credit as otherwise permitted by this Agreement; and

                    (ii) The foregoing shall not prevent the Agent, in its administration of the Revolving Credit, from restoring any component of the Borrowing Base which had been lowered by the Agent back to the value of such component as stated in this Agreement or to an intermediate value.

               (g) Any release of any Person obligated on account of the Liabilities;

               (h) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Permissible Overloan, PROVIDED, HOWEVER, that

                    (i) No Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

                    (ii) Each Lender acknowledges that subsequent to the making of a Revolving Credit Loan which does not constitute a Permissible Overloan, the unpaid principal balance of the Loan Account may exceed the Borrowing Base on account of changed circumstances beyond the control of the Agent (such as a drop in collateral value).

               (i) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of loans under the Revolving Credit to an amount so that a Permissible Overloan does not exceed 5% of the Tranche A Loan Ceiling, or is no longer subject to the time limits included in Sections 16.3(a) and 16.6(d) (which relates to the outside limit on the number of consecutive Business Days that a Permissible Overloan may be outstanding);

               (j) Any amendment to Section 13.4, Section 14.9 or this Article XVI;

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

               (k) Amendment of the definitions of the following terms:

                           "Majority Lenders"
                           "Permissible Overloan"
                           "Protective Advances"
                           "SuperMajority Lenders"
                           "Unanimous Consent"

               (l) Any continuation of the Revolving Credit following the occurrence and during the continuance of an Event of Default under Section 10.10; and

          16.5 Actions Requiring SwingLine Lender Consent. No action under, amendment of, or waiver of compliance with, any provision of this Agreement or any of the other Loan Documents which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

          16.6 Tranche B Lender Consent. Notwithstanding the foregoing provisions of this Article XVI for so long as the Tranche B Commitment remains in effect or any of the Tranche B Debt remains outstanding, no modification, amendment or waiver (including any modification, amendment or waiver of any related defined terms) shall without the Consent of the Tranche B Lender (a) change the terms and conditions of the Tranche B Loan or the Tranche B Fees, or forgive all or any portion thereof, (b) waive any Borrowing Base Default, any Availability Default or any Tranche B Payment Default or change the Tranche B Lender acceleration rights under Article XIV or rights to the proceeds of a Liquidation under Article XIV, (c) change the Tranche B Lender's reporting or monitoring rights, or the conditions to assignment of the Tranche B Loan, (d) permit a Permissible Overloan to be outstanding for more than sixty (60) consecutive Business Days or more than twice in any twelve (12) month period,
(e) accelerate

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

the scheduled dates of principal or interest payments, or the maturity of the Revolving Credit Loans (other than in connection with an acceleration of the Loans following an Event of Default), (f) increase the Eurodollar Margin or Base Margin applicable to the Revolving Credit Loans (other than an increase to the default rate in accordance with the Loan Agreement) by more than one percent (1%) per annum; provided that in any event any increase in such rate shall result in an equal increase in the rate of interest applicable to the Tranche B Loan, or (g) increase the fees payable for the account of the Tranche A Lenders from those in effect on the Closing Date, or require payment of any amendment or similar fee, unless (in either case) the Tranche B Lender is paid its Pro Rata portion thereof.

          16.7 Actions Requiring Agent's Consent.
               ---------------------------------

               (a) No action under, amendment of, or waiver of compliance with, any provision of this Agreement or any of the other Loan Documents which affects the Agent in its capacity as an Agent may be undertaken without the consent of the Agent; and

               (b) No action referenced herein which affects the rights, duties, obligations or liabilities of the Agent shall be effective without the written consent of the Agent.

          16.8 Miscellaneous Actions.
               ---------------------

               (a) Notwithstanding any other provision of this Agreement, no single Lender independently shall exercise any right of action or enforcement against or with respect to the Borrowers.

               (b) The Agent shall be fully justified in failing or refusing to take action under this Agreement or any other Loan Document on behalf of any Lender unless the Agent shall first

                    (i) Receive such clear, unambiguous, written instructions as the Agent deems appropriate; and

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

                    (ii) Be indemnified to the Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, or in bad faith or shall constitute willful misconduct.

               (c) The Agent may establish reasonable procedures for the providing of direction and instructions from the Lenders to the Agent, including the Agent's reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Commitment Percentage of Lenders has provided its direction or instructions.

          16.9 Nonconsenting Tranche A Lenders.
               -------------------------------

               (a) In the event that a Tranche A Lender (in this Section 16.9, a "NONCONSENTING TRANCHE A LENDER") does not provide its Consent to a proposal by the Agent to take action which requires consent under this Article XVI, then one or more Tranche A Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in
Section 17.1, of the NonConsenting Tranche A Lender's Commitment on fifteen (15) days written notice to the Agent and to the NonConsenting Tranche A Lender.

               (b) At the end of such fifteen (15) days, the Tranche A Lenders who have given such written notice shall Transfer the following to the NonConsenting Tranche A Lender, but only if the NonConsenting Tranche A Lender delivers to the Agent the Revolving Credit Note held by the NonConsenting Tranche A Lender:

                    (i) Such NonConsenting Tranche A Lender's Pro-Rata share of the principal and interest of the Revolving Credit Loans.

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

                    (ii) All fees due to the NonConsenting Tranche A Lender to the date of such assignment.

                    (iii) Any out-of-pocket costs and expenses for which the NonConsenting Tranche A Lender is entitled to reimbursement from the Borrowers.

               (c) In the event that the NonConsenting Tranche A Lender fails to deliver to the Agent the Revolving Credit Note held by the NonConsenting Tranche A Lender as provided in Section 16.9(b), then:

                    (i) The amount otherwise to be Transferred to the NonConsenting Tranche A Lender shall be Transferred to the Agent and held by the Agent, without interest, to be turned over to the NonConsenting Tranche A Lender upon delivery of the Revolving Credit Note held by that NonConsenting Tranche A Lender;

                    (ii) The Revolving Credit Note held by the NonConsenting Tranche A Lender shall have no force or effect whatsoever;

                    (iii) The NonConsenting Tranche A Lender shall cease to be a "Lender"; and (iv) The Tranche A Lender(s) which have Transferred the amount to the Agent as described above shall succeed to all rights and become subject to all of the obligations of the NonConsenting Tranche A Lender as "Tranche A Lender".

               (d) In the event that more than one (1) Tranche A Lender wishes to require such assignment, the NonConsenting Tranche A Lender's Tranche A Commitment shall be divided amongst such Tranche A Lenders, Pro-Rata based upon their respective Tranche A Commitments, with the Agent coordinating such transaction.

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

               (e) The Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Tranche A Lender and the issuance of Revolving Credit Notes to those Tranche A Lenders which "take-out" such NonConsenting Tranche A Lender, PROVIDED, HOWEVER, that no processing fee otherwise payable as provided in Section 17.1(c) shall be due under such circumstances.

ARTICLE  XVII ASSIGNMENTS AND PARTICIPATIONS

          17.1 Assignments and Assumptions by Lenders.
               --------------------------------------

               (a) Except as provided herein, each Tranche A Lender (in this
Section 17.1, an "ASSIGNING LENDER") may assign to one or more Eligible Tranche A Assignees (in this Section 17.1, an "ASSIGNEE LENDER") all or a portion of such Tranche A Lender's interests, rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Tranche A Commitment) and the same portion of the Revolving Credit Loans at the time owing to it, and of the Revolving Credit Note held by it, PROVIDED THAT:

                    (i) The Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any Assignee Lender's having a Tranche A Dollar Commitment of less than the "minimum hold" amount specified in Section 17.l(a)(iv).

                    (ii) If no Event of Default has occurred, such assignment shall be subject to the consent of the Lead Borrower. Such consent, unless such assignment would cause any one or more of the other Tranche A Lenders to hold a larger Commitment than FRF, shall not be unreasonably withheld or delayed and shall be

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

          deemed given if no written objection is received within seven (7) days of the Lead Borrower's receipt of notice of such proposed assignment.

                    (iii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Lender's rights and obligations under this Agreement.

                    (iv) Following the effectiveness of such assignment, the Assigning Lender's Tranche A Dollar Commitment (if not an assignment of all of the Assigning Lender's Commitment) shall not be less than $10 Million ($10,000,000.00).

               (b) The parties to such assignment shall execute and deliver to the Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 17.1, annexed hereto (a "Tranche A ASSIGNMENT AND ACCEPTANCE"):

               (c) The Assigning Lender shall deliver to the Agent, with such Tranche A Assignment and Acceptance, the Revolving Credit Note held by such Assigning Lender and the Agent's processing fee of $3,000.00 PROVIDED, HOWEVER, that no such processing fee shall be due where the Assigning Lender is one of the Lenders at the initial execution of this Agreement.

               (d) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Agent may delay by up to five (5) Business Days after the delivery of such Assignment and Acceptance):

                    (i) The Assignee Lender;

                                    (A) Shall be a party to this Agreement and
                  the other Loan Documents (and to any amendments of this Agreement and the other Loan Documents) as fully as if the Assignee Lender had executed each.

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

                                    (B) Shall have the rights of a Tranche A
                  Lender hereunder, to the extent of the Tranche A Commitment assigned by such Assignment and Acceptance.

                    (ii) The Assigning Lender shall be released from the Assigning Lender's obligations under this Agreement and the other Loan Documents, with the Assignee Lender being released to the extent of the Tranche A Commitment assigned by such Assignment and Acceptance.

                    (iii) The Agent shall undertake to obtain and distribute replacement Revolving Credit Notes to such Assigning Lender and Assignee Lender.

               (e) Each party to an Assignment and Acceptance confirms to and agrees with all parties to this Agreement as to those matters which are set forth in such Assignment and Acceptance.

               (f) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Revolving Credit Loans and Tranche B Loans hereunder owing to, the Lenders from time to time. As between the Agent and the Lenders, the entries in the Register shall be conclusive, in the absence of manifest error, and the Agent and the Lenders may treat each Person whose name is recorded in the Register as a "Lender" hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Lenders at any reasonable time and from time to time upon reasonable prior notice.

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

               (g) The Assigning Lender and Assignee Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

               (h) Unless an Event of Default has occurred (in which event, no consent of the Lead Borrower is required), the Tranche B Commitment and Tranche B Loan may be assigned in whole or in part at any time by the Tranche B Lender to any Eligible Tranche B Assignee with the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Lead Borrower provides the Agent with written objection not more than seven (7) days after the Agent shall have given the Lead Borrower notice of such proposed assignment. In addition, the Agent's prior written consent to such assignment shall be required, not to be unreasonably withheld. The parties to such assignment shall execute and deliver to the Agent, an Assignment and Acceptance substantially in the form of Exhibit 17.2 annexed hereto. The Tranche B Assigning Lender shall deliver to the Agent with such Assignment and Acceptance the Tranche B Note held by such Tranche B Lender. Upon written notice to the Lead Borrower from time to time given by the Agent of any assignment under this
Section 17.2, the Lead Borrower shall execute one or more replacement Tranche B Notes, on behalf of itself and the other Borrowers reflecting such assignment, and shall deliver such replacement Tranche B Notes to the Agent (which promptly thereafter shall cancel and deliver to the Lead Borrower the Tranche B Notes so replaced), provided, however, that in the event a Tranche B Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to the Borrowers, the Agent, in lieu of obtaining a replacement Tranche B Note, may issue one or more certificates confirming the Tranche B Loans. Such change shall be effective from the effective date specified in such Assignment and Acceptance and any person

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

added as a Tranche B Lender shall have the rights and privileges of a Tranche B Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Agreement to which the Tranche B Lender is a signatory and any Person removed as a Tranche B Lender shall thereafter be relieved of any obligations or responsibilities of a Tranche B Lender hereunder and thereunder.

          17.2 Participations. Each Lender may sell participations to one or more financial institutions in all or a portion of such Lender's rights and obligations under the Loan Agreement, PROVIDED THAT no such participation shall include any provision which accords the Person purchasing such participation the right to consent to any action, amendment, or waiver which is subject to any requirement herein for approval by all or a requisite number or proportion of the Lenders. No such sale of a participation shall relieve a Lender from that Lender's obligations hereunder nor obligate the Agent to any Person other than a Lender.

          17.3 Pledges To Federal Reserve Banks. Nothing included in this Agreement shall prevent or limit any Lender, to the extent that such Lender is subject to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act (12 U.S.C. ss.341), from pledging all or any portion of that Lender's interest and rights under this Agreement to any such Federal Reserve Bank, PROVIDED, HOWEVER, that neither such pledge nor the enforcement thereof shall release the pledging Lender from its obligations hereunder or under any of the Loan Documents.

ARTICLE XVIII - TERM:

          18.1 Termination of Revolving Credit. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2.4(g) hereof) until the Termination Date.

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

          18.2 Effect of Termination. On the Termination Date, the Borrowers shall pay the Agent (whether or not then due), in immediately available funds, all then outstanding Liabilities including, without limitation: the entire balance of the Loan Account; any accrued and unpaid Line (Unused) Fee, Annual Facility Fee, Collateral Monitoring Fee, Tranche A Early Termination Fee, Tranche B Early Termination Fee and any other fees and charges; any payments due on account of the indemnification obligations included in Section 2.9(e); and all unreimbursed costs and expenses of the Agent and of each Lender for which the Borrowers are responsible; and shall make such arrangements concerning any L/C's then outstanding as are reasonably satisfactory to the Agent. Until such payment, all provisions of this Agreement, other than those contained in Article II which place an obligation on the Agent and any Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Agent of the security and other collateral interests granted the Agent by the Borrowers hereunder may be upon such conditions and indemnifications as the Agent may reasonably require.

ARTICLE XIX - GENERAL:

          19.1. Protection of Collateral. The Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent may include reference to the Borrowers and Guarantors (and may utilize any logo or other distinctive symbol associated with the Borrowers and Guarantors) in connection with any advertising, promotion, or marketing undertaken by the Agent with the Lead Borrower's approval, which approval shall not be unreasonably withheld or delayed.

          19.2. Successors and Assigns. This Agreement shall be binding upon the Borrowers, the Guarantors, and the Borrowers' and Guarantors' representatives, successors, and assigns and shall inure to the benefit of the Agent and each Lender and the respective successors and assigns of each PROVIDED, HOWEVER, no trustee or other fiduciary appointed with respect to the Borrowers or Guarantors shall have any rights hereunder. In the event that the Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

          19.3. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

          19.4. Amendments; Course of Dealing.
                -----------------------------

               (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrowers, the Guarantors, and the Agent and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agent or any Lender to give notice to the Borrowers or Guarantors of the Borrowers' or Guarantors' having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent in the manner by which Availability is determined shall obligate the Agent to continue to determine Availability in that manner.

               (b) The Borrowers and Guarantors may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Agent, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Agent shall be in reliance upon all representations and warranties theretofore made to the Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

               (c) The following provisions of this Agreement may be amended without the consent of the Lead Borrower or any Borrower or any Guarantor (a copy of which amendments shall be provided by the Agent to the Lead Borrower):

               Article                                      Relates To

               13:                                          Revolving Credit
                                                            Fundings and
                                                            Distributions

               15 (other than 15.10 with respect to         The Agent
               required notices to and consents of Lead
               Borrower):
               17 (other than 17.1(a)(ii), 17.2             Assignments and
                                                            Participations
               and 17.3 with respect to required notices to and consents of Lead Borrower):

          19.5. Power of Attorney. In connection with all powers of attorney included in this Agreement, each Borrower and Guarantor hereby grants unto the Agent full power (exercisable after and during the occurrence of an Event of Default) to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrowers or Guarantors might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrowers or Guarantors and each shall survive the same. All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

          19.6. Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion (subject, as between the Agent and the Lenders, to Section 14.7). The Borrowers and Guarantors shall remain liable for any deficiency remaining following such application.

          19.7. Costs and Expenses of Agent and Of Lenders.
                ------------------------------------------

               (a) The Borrowers and Guarantors shall pay on demand all Costs of Collection and all reasonable expenses of the Agent and Tranche B Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Agent and Tranche B Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, and all costs and expenses of the Agent which relate to the credit facility contemplated hereby.

               (b) The Borrowers and Guarantors shall pay on demand all costs and expenses (including reasonable attorneys' fees) incurred, following the occurrence of any Event of Default, by each Lender in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as any such costs and expenses in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

               (c) The Borrowers and Guarantors authorize the Agent to pay all such fees and expenses and in the Agent's discretion, to add such fees and expenses to the Loan Account.

               (d) The undertaking on the part of the Borrowers and Guarantors in this Section 19.7 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Borrowers and Guarantors, other than a termination, release, or discharge which given because all Liabilities had been paid in full.

          19.8. Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Agent or any Lender may be reproduced by such Lender or by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and any document so reproduced may be destroyed. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

          19.9. New York Law. Pursuant to Section 5-1401 of the New York General Obligations Law, this Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the State of New York.

          19.10 Consent to Jurisdiction.
                -----------------------

               (a) Pursuant to Section 5-1402 of the New York General Obligations Law, the Borrowers and Guarantors agree that any legal action, proceeding, case, or controversy against any Borrower or Guarantor with respect to any Loan Document may be brought in the New York State courts and the United State District Court sitting in Manhattan, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Agreement, each Borrower and Guarantor, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

               (b) To the extent permitted by applicable law, each Borrower and Guarantor WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five
(5) Business Days after such mailing.

               (c) Each Borrower and Guarantor WAIVES any objection based ON FORUM NON CONVENIENS and any objection to venue of any action or proceeding instituted under any of the

Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

               (d) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other court of competent jurisdiction.

               (e) Each Borrower and Guarantor agrees that any action commenced by that Borrower or Guarantor asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in New York City and that such Courts shall have exclusive jurisdiction with respect to any such action.

          19.11. Indemnification. The Borrowers and Guarantors shall indemnify, defend, and hold the Agent and each Lender and any Participant and any employee, officer, or agent of any of the foregoing (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by any Person other than any Borrower or Guarantor (as well as from reasonable attorneys' fees and expenses in connection therewith) on account of the relationship of the Borrowers or Guarantors with the Agent or any Lender (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrowers and Guarantors with the understanding that in the absence of an Event of Default any compromise or settlement shall be with the Lead Borrower's consent) other than any claim as to which a final determination is made in a judicial proceeding (in which the Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith or has engaged in willful misconduct. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Borrowers and Guarantors, other than a termination, release, or discharge which makes specific reference to this Section 19.11.

          19.12. Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

               (a) Words in the singular include the plural and words in the plural include the singular.

               (b) Each representation, warranty, covenant, and undertaking of the Borrowers and Guarantors in any Loan Document is the joint and several representation, warranty, covenant, and undertaking of all of the Borrowers and Guarantors unless such representation, warranty, covenant or undertaking is made by the Lead Borrower alone or by any other specific Borrowers or Guarantors.

               (c) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

               (d) The words "includes" and "including" are not limiting.

               (e) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

               (f) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

               (g) Text which is shown in ITALICS, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

               (h) The words "may not" are prohibitive and not permissive.

               (i) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

               (j) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

               (k) The symbol "$" refers to United States Dollars.

               (l) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

               (m) References to "this Agreement" or to any other Loan Document are to such instrument as amended to the date on which application of such reference is being made.

               (n) Except as otherwise specifically provided, all references to time are to Boston time.

               (o) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                    (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                    (ii) The word "from" means "from and including".

                    (iii) The words "to" and "until" each mean "to, but excluding".

                    (iv) The word "through" means "to and including".

               (p) In the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

          19.13. Intent. It is intended that:

               (a) This Agreement take effect as a sealed instrument.

               (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Agent.

               (c) The security interests created by this Agreement secure all Liabilities under the Loan Documents, whether now existing or hereafter arising.

               (d) Unless otherwise explicitly provided herein, the Agent's consent to any action of the Borrowers or Guarantors which is prohibited unless such consent is given may be given or refused by the Agent in its sole discretion and without reference to Section 2.16 hereof.

          19.14. Right of Set-Off. Any and all deposits or other sums at any time credited by or due to any Borrower or Guarantor from the Agents, any Lender, or any participant (a "PARTICIPANT") in the credit facility contemplated hereby or any from any Affiliate of the Agent or, any Lender, or any Participant and any cash, securities, instruments or other property of the Borrowers in the possession of the Agent, any Lender, any Participant or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrowers and Guarantors to the Agent and each Lender or any Participant or any such Affiliate and may be applied or set off against the Liabilities and against such obligations, following the occurrence of an Event of Default and then only with the consent of, or upon the direction of, the Agent and whether or not other Collateral is then available to the Agent, any Lender, or any Participant or any such Affiliate.

          19.15. Maximum Interest Rate. Regardless of any provision of any Loan Document, none of the Agent or any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

          19.16. Waivers.
                 -------

               (a) The Borrowers (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 19.16(b), below, knowingly, voluntarily, and intentionally, and understand that the Agent and each Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, are relying on such waivers.

               (b) EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                    (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                    (ii) Except as otherwise specifically required hereby or by applicable law, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.

                    (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY LENDER OR IN WHICH THE AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWERS OR ANY OTHER PERSON AND THE AGENT OR ANY LENDER (AND THE AGENT AND EACH LENDER LIKEWISE WAIVE THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                    (iv) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Agent or any Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                    (v) Any claim to consequential, special, or punitive damages.

          19.17 Pre-Petition Loan Agreement and Related Documents.
                -------------------------------------------------

               (a) The Borrowers and the Guarantors agree that the Agent and the Lenders shall be fully subrogated to the rights and interests, including priorities, of the agent under the Pre-Petition Loan Agreement and that all collateral, and security interests, pledges, and liens granted therein, by any or all of them under or in connection with the Pre-Petition Loan Agreement or in connection with any predecessor agreement to the Pre-Petition Loan Agreement shall secure the Obligations outstanding under this Agreement without any diminution thereof and shall remain in full force and effect, including, without limitation, as provided under or pursuant to: (i) the Pre-Petition Loan Agreement, (ii) that certain Stock Pledge Agreement dated as of November 30, 1999 by and between the Lead Borrower and BankBoston Retail Finance Inc., predecessor-in-interest to the Agent, as amended; (iii) that certain Trademark and Trademark Applications Security Agreement dated as of November 30, 1999 by the Lead Borrower for itself and each of its Subsidiary Borrowers (as defined therein) and BankBoston Retail Finance Inc., predecessor-in-interest to the Agent, as amended; (iv) that certain Trademark and Trademark Applications Security Agreement dated as of November 30, 1999 by Harrison Investment Corp., a Delaware corporation, and BankBoston Retail Finance Inc., predecessor-in-interest to the Agent, as amended; (v) that certain Tri-Party Deposit Account Agreement dated November 30, 1999 by and among Borrower for itself and each of its Subsidiaries (as defined therein), The Chase Manhattan Bank, and BankBoston Retail Finance Inc., predecessor-in-interest to the Agent;
(vi) that certain Trademark and Trademark Applications Security Agreement dated as of November 14, 2000 by Cooks Club, Inc., a New Jersey corporation, and the Agent, as amended; (vii) that certain Trademark and Trademark Applications Security Agreement dated as of November 14, 2000 by Regent Gallery, Inc., a New Jersey corporation, and the Agent, as amended; (viii) that certain Trademark and Trademark Applications Security

Agreement dated as of November 14, 2000 by Simple Solutions of NJ, Inc., a New Jersey corporation, and the Agent, as amended; and (vi) any and all UCC-1 financing statements, UCC-3 amendments, UCC-3 continuation statements, assignments of letters of credit, intercreditor agreements, landlords' agreements, notices to third parties, blocked account agreements, warehousemen agreements, custom brokers' agreements, filings with the U.S. Patent and Trademark Office, and filings with any other governmental agencies, offices, and authorities.

               (b) Each Guarantor hereby assents to the execution and delivery of the Agreement and all other instruments and documents required to be executed and delivered pursuant thereto by the Borrowers, and to the performance by the Borrowers of their respective agreements and obligations hereunder.

          19.18 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

                  [Remainder of Page Intentionally Left Blank]

                                   LECHTERS, INC.
                                   ("Lead Borrower")

                                   By. /s/ Daniel L. Anderton
                                   Print Name: Daniel L. Anderton
                                   Title: Vice President and Chief Financial
                                   Officer

                                   ALL BORROWERS IN SCHEDULE A HERETO
                                   (other than the Lead Borrower)


                                   By: /s/ Daniel L. Anderton
                                   Print Name: Daniel L. Anderton
                                   Title: Vice President and Chief Financial
                                          Officer

                                   HARRISON INVESTMENT CORP.
                                   -------------------------
                                   (a "Guarantor")

                                   By: /s/ Daniel L. Anderton
                                   Print Name: Daniel L. Anderton
                                   Title: Senior Vice President


                                   COOKS CLUB, INC.
                                   ----------------
                                   (a "Guarantor")

                                   By: /s/ Daniel L. Anderton
                                   Print Name: Daniel L. Anderton
                                   Title: Senior Vice President


                                   REGENT GALLERY, INC.
                                   --------------------
                                   (a "Guarantor")


                                   By: /s/ Daniel L. Anderton
                                   Print Name: Daniel L. Anderton
                                   Title: Senior Vice President


                                   SIMPLE SOLUTIONS OF NJ, INC.
                                   ----------------------------
                                   (a "Guarantor")

                                   By: /s/ Daniel L. Anderton
                                   Print Name: Daniel L. Anderton
                                   Title: Senior Vice President

                                   FLEET RETAIL FINANCE INC.
                                   -------------------------
                                   ("Agent")

                                   By /s/ Sally A. Sheehan
                                   Print Name: Sally A. Sheehan
                                   Title: Director

                                   HELLER FINANCIAL, INC.
                                   ----------------------
                                   (a "Tranche A Lender")

                                   By /s/ Richard J. Holster
                                   Print Name: Richard J. Holster
                                   Title: Assistant Vice President

                                   FLEET RETAIL FINANCE INC.
                                   -------------------------
                                   (a "Tranche A Lender")

                                   By /s/ Sally A. Sheehan
                                   Print Name: Sally A. Sheehan
                                   Title: Director

                                   FOOTHILL CAPITAL CORPORATION
                                   ----------------------------
                                   (a "Tranche A Lender")

                                   By Michael P. Sadilesk
                                   Print Name: Michael P. Sadilesk
                                   Title: Senior Vice President

                                   BACK BAY CAPITAL FUNDING LLC
                                   ----------------------------
                                   ("Tranche B Lender")

                                   By /s/ Kristan M. O'Connor
                                   Print Name: Kristan M. O'Connor
                                   Title: Director

                                   SCHEDULE A
                                   ----------

                                    Borrowers
                                    ---------

         Lechters Alabama, Inc.
         Lechters Arizona, Inc.
         Lechters Arkansas, Inc.
         Lechters California, Inc.
         Lechters Colorado, Inc.
         Lechters Connecticut, Inc.
         Lechters Delaware, Inc.
         Lechters Florida, Inc.
         Lechters Georgia, Inc.
         Lechters Idaho, Inc.
         Lechters Illinois, Inc.
         Lechters Indiana, Inc.
         Lechters Iowa, Inc.
         Lechters Kansas, Inc.
         Lechters Kentucky, Inc.
         Lechters Louisiana, Inc.
         Lechters Maine, Inc.
         Lechters Baltimore, Inc.
         Lechters Holyoke, Inc.
         Lechters Michigan, Inc.
         Lechters Minnesota, Inc.

         Lechters Mississippi, Inc.
         Lechters Missouri, Inc.
         Lechters Nebraska, Inc.
         Lechters Nevada, Inc.
         Lechters New Hampshire, Inc.
         Lechters New Jersey, Inc.
         Lechters New Mexico, Inc.
         Lechters New York, Inc.
         Lechters N.Y.C., Inc.
         Lechters North Carolina, Inc.
         Lechters Ohio, Inc.
         Lechters Oklahoma, Inc.
         Lechters Oregon, Inc.
         Lechters Pennsylvania, Inc.
         Lechters Rhode Island, Inc.
         Lechters South Carolina, Inc.
         Lechters Tennessee, Inc.
         Lechters Texas, Inc.
         Lechters Utah, Inc.
         Lechters Vermont, Inc.
         Lechters Springfield, Inc.
         Lechters Washington, Inc.
         Lechters West Virginia, Inc.

         Lechters Wisconsin, Inc.
         Lechters M Street, Inc.
         Lechters.com, Inc.

                                   SCHEDULE B
                                   ----------

                   SCHEDULE OF TRANCHE A LENDERS' COMMITMENTS
                   ------------------------------------------

  TRANCHE A LENDER               TYPE OF          DOLLAR          COMMITMENT
                                  LOAN          COMMITMENT        PERCENTAGE

Fleet Retail Finance Inc.       Revolving       $27,500,000         34.375%
                                 Credit

Heller Financial, Inc.          Revolving       $27,500,000         34.375%
                                 Credit

Foothill Capital Corporation    Revolving       $25,000,000         31.250%
                                 Credit



                    SCHEDULE OF TRANCHE B LENDER'S COMMITMENT

  TRANCHE A LENDER               TYPE OF          DOLLAR           COMMITMENT
                                  LOAN          COMMITMENT         PERCENTAGE

Back Bay Capital Funding LLC    Tranche B       $6,000,000            100%








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